AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSIONON

                                 April 30, 1997

                               File No. 811-07603


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                               AMENDMENT NO. 2 |X|


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
               ---------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                  P.O. Box 501
                            George Town, Grand Cayman
                              Cayman Island, B.W.I.
                     ---------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (809) 949-2001

                                 Richard S. Wood
                           Standish, Ayer & Wood, Inc.
                              One Financial Center
                           Boston, Massachusetts 02109
                  --------------------------------------------
                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTES


         This Amendment No. 2 to the Registration Statement on Form N-1A (the "Amendment") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 8b-15 thereunder. However, beneficial interests in the series of the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

         This Amendment relates to the Standish Equity Portfolio, Standish Fixed Income Portfolio, Standish Global Fixed Income Portfolio, Standish Small Capitalization Equity Portfolio and Standish Small Capitalization Portfolio II.

Dated April 30, 1997

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                            STANDISH EQUITY PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE
SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN
STANDISH EQUITY PORTFOLIO.

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.           GENERAL DESCRIPTION OF REGISTRANT.

         Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust") is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Standish Equity Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                        INVESTMENT OBJECTIVE AND POLICIES

         Investment Objective. The Portfolio's investment objective is to achieve long-term growth of capital through investment primarily in equity and equity-related securities of companies which appear to be undervalued.

         Principal Investments. The Portfolio seeks to achieve its investment objective by investing at least 80% of its total assets in equity and equity-related securities under normal circumstances. The equity and equity-related securities in which the Portfolio invests include exchange-traded and over-the-counter common and preferred stock but may also include warrants, rights, convertible securities, depositary receipts, depositary shares, trust certificates, shares of other investment companies, limited partnership interests and equity participations. These equity securities may be issued by U.S. or foreign companies. The Portfolio may also enter into repurchase agreements, engage in short selling and is permitted to invest in restricted and illiquid securities, although it intends to invest in restricted and illiquid securities on an occasional basis only. Because of the uncertainty inherent in all investments, no assurance can be given that the Portfolio will achieve its investment objective.

         Investment Strategies. The Portfolio follows a disciplined investment strategy, emphasizing stocks which Standish, Ayer & Wood, Inc. ("Standish" or the "Adviser") believes offer above average potential for capital growth. Although the precise application of the discipline will vary according to market conditions, the Adviser intends to use statistical modeling techniques that utilize stock specific factors (e.g., current price earnings ratios, stability of earnings growth, forecasted changed in earnings growth, trends in consensus analysts' estimates, and measures of earnings results relative to expectations) to identify equity securities that are attractive as purchase candidates. Once identified, these securities will be subject to further fundamental analysis by the Adviser's professional staff before they are included in the Portfolio's holdings. Securities selected for inclusion in the Portfolio's holdings will represent various industries and sectors.

         Other Investments. When Standish believes that foreign markets offer above average growth potential, the Portfolio may invest without limit in equity and equity- related securities of foreign issuers that are listed on a United States Securities Exchange or traded in the U.S. over-the-counter ("OTC") market. The Portfolio may not invest more than 10% of its total assets in such securities which are not so listed or traded.

         The Portfolio may invest in debt securities and preferred stocks which are convertible into, or exchangeable for, common stocks. These securities will be rated Aaa, Aa or A by Moody's Investor Service, Inc. ("Moody's"), or AAA, AA, or A by Standard and Poor's Ratings Group ("Standard & Poor's"), Duff and Phelps Credit Rating Co. ("Duff") or Fitch Investors Service, Inc. ("Fitch"), or, if unrated, determined by the Adviser to be of comparable credit quality. Up to 5% of the Portfolio's total assets invested in convertible debt securities and preferred stocks may be rated Baa by Moody's or BBB by Standard & Poor's, Duff, or Fitch. The Portfolio may also purchase and sell put and call options, enter into futures contracts on U.S. equity indices, purchase and sell options on such futures contracts and engage in currency transactions. See "Descriptions of Securities and Related Risks" and "Strategic Transactions" below for additional information.

                   DESCRIPTION OF SECURITIES AND RELATED RISKS

         Common Stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits of the corporation, if any, without preference over any other shareholder or class of shareholders, including holders of

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the entity's  preferred  stock and other  senior  equity.  Common stock  usually carries with it the right to vote and frequently an exclusive right to do so.

         Small Capitalization Stocks. The Portfolio may invest to a lesser extent, in securities of small capitalization companies. Although investments in small capitalization companies may present greater opportunities for growth, they also involve greater risks than are customarily associated with investments in larger, more established companies. The securities of small companies may be subject to more volatile market movements than securities of larger, more established companies. Smaller companies may have limited product lines, markets or financial resources, and they may depend upon a limited or less experienced management group. The securities of small capitalization companies may be traded only on the over-the-counter market or on a regional securities exchange and may not be traded daily or in the volume typical of trading on a national securities exchange. As a result, the disposition by the Portfolio of securities in order to meet redemptions or otherwise may require the Portfolio to sell securities at a discount from market prices, over a longer period of time or during periods when disposition is not desirable.

         Convertible Securities. Convertible debt securities and preferred stock entitle the holder to acquire the issuer's stock by exchange or purchase for a predetermined rate. Convertible securities are subject both to the credit and interest rate risks associated with fixed income securities and to the stock market risk associated with equity securities.

         Warrants. Warrants acquired by the Portfolio entitle it to buy common stock from the issuer at a specified price and time. Warrants are subject to the same market risks as stocks, but may be more volatile in price. The Portfolio's investment in warrants will not entitle it to receive dividends or exercise voting rights and will become worthless if the warrants cannot be profitably exercised before their expiration dates.

         Foreign Securities. The Portfolio may invest without limit in foreign securities which trade on a U.S. exchange or in the U.S. OTC market, but is limited to 10% of total assets on those foreign securities which are not so listed or traded.

         Investing in Foreign Securities. Investing in the securities of foreign issuers involves risks that are not typically associated with investing in U.S. dollar- denominated securities of domestic issuers. Investments in foreign issuers may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. Commissions on transactions in foreign securities may be higher than those for similar transactions on domestic stock markets. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have on occasion been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

         Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the U.
S. Most foreign securities markets may have substantially less trading volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or in some cases, capital gains), limitations on the removal of funds or other assets, political or social instability or diplomatic developments which could affect investments in those countries.

         Currency Risks. The U.S. dollar value of securities denominated in a foreign currency will vary with changes in currency exchange rates, which can be volatile. Accordingly, changes in the value of the currencies in which the Portfolio's investments are denominated relative to the U.S. dollar will affect the Portfolio's net asset value. Exchange rates are generally affected by the forces of supply and demand in the international currency markets, the relative merits of investing in different countries and the intervention or failure to intervene of U.S. or foreign governments and central banks. Some countries in emerging markets also may have managed currencies, which are not free floating against the U.S. dollar. In addition, emerging markets are subject to the risk of restrictions upon the free conversion of their currencies into other currencies. Any devaluations relative to the U.S. dollar in the currencies in which the Portfolio's securities are quoted would reduce the Portfolio's net asset value per share.

         The Portfolio may enter into forward foreign currency exchange contracts and cross currency forward contracts with banks or other foreign currency brokers or dealers to purchase or sell foreign currencies at a future date and may purchase and sell foreign currency futures contracts and cross-currency futures contracts to seek to hedge against changes in foreign currency exchange rates, although the Portfolio has no current intention to engage in such transactions. A forward foreign currency exchange contract is a negotiated agreement between the contracting parties to exchange a specified amount of currency at a specified future time at a specified rate. A cross-currency forward contract is a forward contract that uses one currency which historically moves in relation to a second currency to hedge against changes in that second currency. See the "Strategic Transactions" section for a further discussion of the risks associated with currency transactions.

         Emerging Markets. The Portfolio is permitted to invest up to 10% of its total assets in issuers located in emerging markets generally and up to 3% of its total assets in issuers of any one specific emerging market country. Investments in emerging markets involves risks in addition to those generally associated with investments in foreign securities. Political and economic structures in many emerging markets may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristics of more developed countries. As a result, the risks described above relating to investments in foreign securities, including the risks of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the values of the Portfolio's investments and the availability to the Portfolio of additional investments in such emerging markets. The small size of the securities markets in certain emerging markets and the limited volume of trading in securities in those markets may make the Portfolio's investments in such countries less liquid and more volatile than investments in countries with more developed securities markets (such as the U.S., Japan and most Western European countries).

         Depositary Receipts and Depositary Shares. Depositary receipts and depositary shares are typically issued by a U.S. or foreign bank or trust company and evidence ownership of underlying securities of a U.S. or foreign issuer. Unsponsored programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored depositary instruments and their prices may be more volatile than if they were sponsored by the issuers of the underlying securities. Examples of such investments include, but are not limited to, American Depositary Receipts and Shares ("ADRs" and "ADSs"), Global Depositary Receipts and Shares ("GDRs" and "GDSs") and European Depository Receipts and Shares ("EDRs" and "EDSs").

         Short Term Debt Securities; Money Market Instruments. Although the Portfolio intends to stay invested in equity and equity-related securities to the extent practical in light of its objective, the Portfolio may, under normal market conditions, establish and maintain cash balances and may purchase money market instruments with maturities of less than one year and short-term interest bearing fixed income securities with maturities of one to three years ("Short-Term Obligations") to maintain liquidity to meet redemptions. The Portfolio may also maintain cash balances and invest in money market instruments and Short-Term Obligations without limitation as a temporary defensive measure.

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         Money market  instruments in which the Portfolio  invests will be rated at the time of purchase P-1 by Moody's or A-1 or Duff-1 by Standard & Poor's, Duff and Fitch or, if unrated, determined by the Adviser to be of comparable quality. Money market instruments and Short-Term Obligations include obligations issued or guaranteed by the U.S. Government or any of its agencies and
instrumentalities,   U.S.  and  foreign   commercial  paper,  bank  obligations,
repurchase agreements and other debt obligations of U.S. and foreign issuers. At least 95% of the Portfolio's assets that are invested in Short-Term Obligations must be invested in obligations rated at the time of purchase Aaa, Aa, A or P-1 by Moody's or AAA, AA, A, A-1 or Duff-1 by Standard & Poor's, Duff or Fitch or, if unrated, determined by the Adviser to be of comparable credit quality. Up to 5% of the Portfolio's total assets invested in Short-Term Obligations may be invested in obligations rated Baa by Moody's or BBB by Standard & Poor's, Duff or Fitch or, if unrated, determined by the Adviser to be of comparable credit quality.

         Generally, U.S. Government securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. Government agencies, instrumentalities or sponsored enterprises which are supported by (a) the full faith and credit of the U.S. Treasury (such as the Government National Mortgage Association), (b) the right of the issuer to borrow from the U.S. Treasury (such as securities of the Student Loan Marketing Association), (c) the discretionary authority of the U.S. Government to purchase certain obligations of the issuer (such as the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation), or (d) only the credit of the agency. No assurance can be given that the U.S. Government will provide financial support to U.S. Government agencies, instrumentalities or sponsored enterprises in the future. U.S. Government securities also include Treasury receipts, zero coupon bonds, deferred interest securities and other stripped U.S. Government securities, where the interest and principal components of stripped U.S. Government securities are traded independently ("STRIPS").

         Securities rated within the top three investment grade ratings (i.e., Aaa, Aa, A or P-1 by Moody's or AAA, AA, A, A-1 or Duff-1 by Standard & Poor's, Duff or Fitch) are generally regarded as high grade obligations. Securities rated Baa by Moody's or BBB by Standard & Poor's, Duff or Fitch are generally considered medium grade obligations and have some speculative characteristics. Adverse changes in economic conditions or other circumstances are more likely to weaken the medium grade issuer's capability to pay interest and repay principal than is the case for high grade securities. If a security is rated differently by two or more rating agencies, the Adviser uses the highest rating to determine its rating category. If the rating of a security held by the Portfolio is downgraded below the minimum rating, the Adviser will determine whether to retain that security in the Portfolio's portfolio.

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                     INVESTMENT TECHNIQUES AND RELATED RISKS

         Strategic Transactions. The Portfolio may, but is not required to, utilize various investment strategies to seek to hedge market risks (such as interest rates, currency exchange rates and broad or specific equity market movements), or to enhance potential gain. Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objectives, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, equity indices and other financial instruments; purchase and sell financial futures contracts and options thereon; and, enter into currency transactions such as forward foreign currency exchange contracts, currency futures contracts, currency swaps and options on currencies or currency futures (collectively, all the above are called "Strategic Transactions"). Strategic Transactions may be used in an attempt to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from securities markets, currency exchange rate fluctuations, to seek to protect the Portfolio's unrealized gains in the value of portfolio securities, to facilitate the sale of such securities for investment purposes, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to enhance potential gain in circumstances where hedging is not involved.

         The ability of the Portfolio to utilize Strategic Transactions successfully will depend on the Adviser's ability to predict pertinent market and interest rate movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited in order to enable certain investors in the Portfolio to comply with the requirements of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as a regulated investment company.

         Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Adviser's view as to certain market, interest rate or currency movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. The writing of put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of purchases due to the exercise of put options) or lower than (in the case of sales due to the exercise of call options) current market values, limit the amount of appreciation the Portfolio can

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realize on its  investments  or cause the  Portfolio to hold a security it might otherwise sell.

         The use of options and futures transactions entails certain other risks. Futures markets are highly volatile and the use of futures may increase the volatility of the Portfolio's net asset value. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. The writing of options could significantly increase the Portfolio's portfolio turnover rate and associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses. Losses resulting from the use of Strategic Transactions could reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized. Although the use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the position, at the same time, such transactions can limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited.

         The use of currency transactions can result in the Portfolio incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for non-hedging purposes to 3% of its net assets. In calculating the Portfolio's net loss exposure from such Strategic Transactions, an unrealized gain from a particular Strategic Transaction would be netted against an unrealized loss from a related position. Further information concerning the Portfolio's strategic transactions is set forth in Part B.

         Repurchase Agreements. The Portfolio may invest up to 10% of its net assets in repurchase agreements. In a repurchase agreement, the Portfolio buys a security at one price and simultaneously agrees to sell it back at a higher price. Delays or losses could result if the other party to the agreement defaults or becomes involvement. Repurchase agreements acquired by the Portfolio will always be fully collateralized as to principal and interest by money market instruments and will be entered into only with commercial banks, brokers and dealers considered creditworthy by the Adviser.

         Short-selling. The Portfolio may engage in short sales and short sales against the box. In a short sale, the Portfolio sells a security it does not own in anticipation of a decline in the market value of that security. In a short sale against the box, the

Portfolio either owns or has the right to obtain at no extra cost the security sold short. The broker holds the proceeds of the short sale until the settlement date, at which time the Portfolio delivers the security (or an identical security) to cover the short position. The Portfolio receives the net proceeds from the short sale. When the Portfolio enters into a short sale other than against the box, the Portfolio must first borrow the security to make delivery to the buyer and must place cash or liquid assets in a segregated account with the Portfolio's custodian that is marked to market daily. Short sales other than against the box involve unlimited exposure to loss. No securities will be sold short if, after giving effect to any such short sale, the total market value of all securities sold short would exceed 5% of the value of the Portfolio's net assets.

         Restricted and Illiquid Securities. The Portfolio may invest up to 15% of its net assets in illiquid securities; however, the Portfolio invests in these securities only on an occasional basis. Illiquid securities are those that are not readily marketable, repurchase agreements maturing in more than seven days, time deposits with a notice or demand period of more than seven days, swap transactions, certain over-the-counter options and certain restricted securities. Based upon continuing review of the trading markets for a specific restricted security, the security may be determined to be eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and, therefore, to be liquid. Also, certain illiquid securities may be determined to be liquid if they are found to satisfy certain relevant liquidity requirements.

         The Board of Trustees has adopted guidelines and delegated to the Adviser the daily function of determining and monitoring the liquidity of portfolio securities, including restricted and illiquid securities. The Board of Trustees, however, retains oversight and is ultimately responsible for such determinations. The purchase price and subsequent valuation of illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

         Other Investment Companies. The Portfolio is permitted to invest up to 10% of its total assets in shares of other investment companies and up to 5% of its total assets in any one investment company as long as that investment does not represent more than 3% of the total voting stock of the acquired investment company. Investments in the securities of other investment companies may involve duplication of advisory fees and other expenses. Because certain emerging markets are closed to investment by foreigners, the Portfolio may invest in issuers in those markets primarily through specifically authorized investment funds. In addition, the Portfolio may invest in investment companies that are designed to replicate the composition and performance of a particular index. For example, Standard & Poor's Depositary Receipts ("SPDERS") are exchange-traded shares of a closed-end investment company designed to replicate the price performance and dividend yield of the Standard &

Poor's 500 Composite Stock Price Index. Another example is World Equity Benchmark Series ("WEBS") which are exchange traded shares of open-end investment companies designed to replicate the composition and performance of publicly traded issuers in particular countries. Investments in index baskets involve the same risks associated with a direct investment in the types of securities included in the baskets.

         Portfolio Turnover. A high rate of portfolio turnover (100% or more) involves correspondingly higher transaction costs which must be borne directly by the Portfolio and thus indirectly by its shareholders. It may also result in the Portfolio's realization of larger amounts of short-term capital gains and may, under certain circumstances, make it more difficult for an investor in the Portfolio to qualify as a regulated investment company under the Code. See the Portfolio's annual report for the Portfolio's portfolio turnover rates.

         Short-Term Trading. The Portfolio will sell a portfolio security without regard to the length of time such security has been held if, in the Adviser's view, the security meets the criteria for disposal.

         Investment Restrictions. The investment objective of the Portfolio is not fundamental and may be changed by the Board of Trustees without the approval of shareholders. If there is a change in the Portfolio's investment objectives, shareholders should consider whether the Portfolio remains an appropriate investment in light of their current financial situations. The Portfolio's investment policies set forth in this Part A are non-fundamental and may be changed without shareholder approval. The Portfolio has adopted fundamental policies which may not be changed without the approval of the Portfolio's shareholders. See Part B for additional information. If any percentage restriction is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction.

ITEM 5.           MANAGEMENT OF THE PORTFOLIO.

         Trustees. The Portfolio is a separate investment series of Standish, Ayer & Wood Master Portfolio, a master trust fund organized under the laws of the State of New York. Under the terms of the Declaration of Trust, the affairs of the Portfolio are managed under the supervision of the Trustees of the Portfolio Trust.

         A majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio Trust have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Portfolio Trust and investors in the Portfolio Trust, up to and including creating separate boards of trustees. See "Management of the Portfolio" in Part B for more information about the Trustees and officers of the Portfolio Trust.

         Investment Adviser. Standish, One Financial Center, Boston, Massachusetts 02111, serves as investment adviser to the Portfolio pursuant to an investment advisory agreement and manages the Portfolio's investments and affairs subject to the supervision of the Trustees of the Portfolio Trust. The Adviser is a Massachusetts corporation incorporated in 1933 and is a registered investment adviser under the Investment Advisers Act of 1940.

         The Adviser provides fully discretionary management services and counseling and advisory services to a broad range of clients throughout the United States and abroad. As of March 31, 1997, Standish or its affiliate, Standish International Management Company, L.P. ("SIMCO"), managed approximately $31 billion of assets.

         The Portfolio's portfolio managers are Ralph S. Tate and David C. Cameron. Mr. Tate and Mr. Cameron have been primarily responsible for the day-to-day management of the Standish Equity Fund, a series of Standish, Ayer & Wood Investment Trust (the "Fund") since its inception in January, 1991 and of the Portfolio's portfolio since the Fund's conversion to the master-feeder structure on May 3, 1996. During the past five years, Mr. Tate has served as a Managing Director of Standish and President of SIMCO (since 1996) and both Messrs. Tate and Cameron have served as a Director and Vice President of Standish and a Director of SIMCO (since 1995 for Mr. Cameron).

         Subject to the supervision and direction of the Trustees of the Portfolio Trust, the Adviser manages the Portfolio in accordance with its stated investment objective and policies, recommends investment decisions for the Portfolio, places orders to purchase and sell securities on behalf of the Portfolio and permits the Portfolio to use the name "Standish." For its services to the Portfolio, the Adviser receives a monthly fee equal on an annual basis to 0.50% of the Portfolio's average daily net assets.

         Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator will receive a fee from the Portfolio in the amount of $7,500 annually.

         Expenses. The Portfolio bears the expenses of its respective operations other than those incurred by Standish under the investment advisory agreement. Among other expenses, the Portfolio pays investment advisory fees; bookkeeping, share pricing and custodian fees and expenses; expenses of notices and reports to interest-holders; expenses of the Portfolio's administrator; legal and auditing fees; any registration and reporting fees and expenses; and Trustees' fees and expenses. Expenses of the Portfolio Trust which relate to more than one of its series are allocated among such series by the Adviser and SIMCO in an equitable manner, primarily on the basis of relative net asset values.

         Portfolio Transactions. Subject to the supervision of the Trustees of the Portfolio Trust, the Adviser selects the brokers and dealers that execute orders to purchase and sell portfolio securities for the Portfolio. The Adviser will generally seek to obtain the best available price and most favorable execution with respect to all transactions for the Portfolio. The Adviser may also consider the extent to which a broker or dealer provides research to the Adviser.

ITEM 6.           CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Portfolio Trust has five series: Standish Fixed Income Portfolio, Standish Equity Portfolio,
Standish Small Capitalization Equity Portfolio, Standish Global Fixed Income Portfolio and Standish Small Capitalization Equity Portfolio II.

         Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, British West Indies.

         Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.           PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

         An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

         The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time").

         The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money Market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Portfolio Trust's Board of Trustees determines that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees of the Portfolio Trust determine during such sixty-day period that amortized cost does not represent fair value. Additional information concerning the Portfolio's valuation policies is contained in Part B.

         Portfolio securities traded on more than one U.S. national securities exchange or on a U.S. exchange and a foreign securities exchange are valued at the last sale price from the exchange representing the principal market for such securities on the business day when such value is determined. The value of all assets and liabilities expressed in foreign currencies will be converted into U.S. dollar values at currency exchange rates determined by Investors Bank and Trust Company, the Portfolio's custodian, to be representative of fair levels at times prior to the close of trading on the NYSE. If such rates are not available, the rate of exchange will be determined in good faith under procedures established by the Trustees. Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on the NYSE and may not take place on all business days that the NYSE is open and may take place on days when the NYSE is closed. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of regular trading on the NYSE will not be reflected in the Portfolio's calculation of net asset values unless the Adviser determines that the particular event would materially affect net asset value, in which case an adjustment will be made.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business

Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

         The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) in discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

         Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Code and applicable tax regulations.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such terms are used in the 1940 Act) in the Portfolio.

ITEM 8.           REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.           PENDING LEGAL PROCEEDINGS.

         Not applicable.

Dated April 30, 1997

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                            STANDISH EQUITY PORTFOLIO

                                     PART B


ITEM 10.          COVER PAGE.

         This Part B expands upon and supplements the information contained in Part A of Standish Equity Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH EQUITY PORTFOLIO.

ITEM 11.          TABLE OF CONTENTS.                                   PAGE

General Information and History....................................    B-1
Investment Objective and Policies..................................    B-1
Management of the Portfolio........................................    B-17
Control Persons and Principal Holders of Securities................    B-20
Investment Advisory and Other Services.............................    B-21
Brokerage Allocation and Other Practices...........................    B-22
Capital Stock and Other Securities.................................    B-23
Purchase, Redemption and Pricing of Securities Being Offered.......    B-24
Tax Status.........................................................    B-26
Underwriters.......................................................    B-30
Calculation of Performance Data....................................    B-31
Financial Statements...............................................    B-31

ITEM 12.          GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.          INVESTMENT OBJECTIVE AND POLICIES.

         Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

         Suitability and Risk Factors. An investor should not expect, and the Portfolio does not intend, that the Portfolio will provide an investment program which meets all of the requirements of that investor. The companies in which the Portfolio invests generally reinvest their earnings, and dividend income should not be expected. Also, notwithstanding the Portfolio's ability to spread risk by holding securities of a number of companies, shareholders should be able and be prepared to bear the risk of investment losses which may accompany the investments contemplated by the Portfolio.

         Foreign Securities. Foreign securities may be purchased and sold on foreign stock exchanges or in over-the-counter markets (but persons affiliated with the Portfolio will not act as principal in such purchases and sales). Foreign stock markets are generally not as developed or efficient as those in the United States. While growing in volume, they usually have substantially less volume than the New York Stock Exchange ("NYSE"), and securities of some foreign companies are less liquid and more volatile than securities of comparable United States companies. Fixed commissions on foreign stock exchanges are generally higher than negotiated commissions on United States exchanges, although the Portfolio will endeavor to achieve the most favorable net results on its portfolio transactions. There is generally less government supervision and regulation of stock exchanges, brokers and listed companies abroad than in the United States.

         The dividends and interest payable on certain foreign securities may be subject to foreign withholding taxes and in some cases capital gains from such securities may also be subject to foreign tax, thus reducing the net amount of income or gain available for distribution to the Portfolio's shareholders.

         Investors should understand that the expense ratio of the Portfolio may be higher than that of investment companies investing exclusively in domestic securities because of the cost of maintaining the custody of foreign securities.

         The Portfolio may invest in foreign securities which take the form of sponsored and unsponsored American Depositary Receipts and Shares ("ADRs" and "ADSs"), Global Depositary Receipts and Shares ("GDRs" and "GDSs") and European Depositary Receipts and Shares ("EDRs" and "EDSs") or other similar instruments representing securities of foreign issuers (together, "Depositary Receipts" and "Depositary Shares"). ADRs and ADSs represent the right to receive securities of foreign issuers deposited in a domestic bank or a correspondent bank. Prices of ADRs and ADSs are quoted in U.S. dollars and are traded in the United States on exchanges or over-the-counter and are sponsored and issued by domestic banks. EDRs and EDSs and GDRs and GDSs are receipts evidencing an arrangement with a non-U.S. bank. EDRs and EDSs and GDRs and GDSs are not necessarily quoted in the same currency as the underlying security. To the extent that the Portfolio acquires Depositary Receipts or Shares through banks which do not have a contractual relationship with the foreign issuer of the security underlying the Depositary Receipts or Shares to issue and service such Depositary Receipts or Shares (unsponsored Depositary Receipts or Shares), there may be an increased possibility that the Portfolio would not become aware of and be able to respond to corporate actions, such as stock splits or rights offerings involving the foreign issuer, in a timely manner. In addition, certain benefits which may be associated with the security underlying the Depositary Receipt or Share may not inure to the benefit of the holder of such Depositary Receipt or Share. Further, the lack of information may result in inefficiencies in the valuation of such instruments. Investment in Depositary Receipts or Shares does not eliminate all the risks inherent in investing in securities of non-U.S. issuers. The market value of Depositary Receipts or Shares is dependent upon the market value of the underlying securities and fluctuations in the relative value of the currencies in which the Depositary Receipt or Share and the underlying securities are quoted. However, by investing in Depositary Receipts or Shares, such as ADRs or ADSs, that are quoted in U.S. dollars, the Portfolio will avoid currency risks during the settlement period for purchases and sales.

         Strategic Transactions. The Portfolio may, but is not required to, utilize various other investment strategies as described below to seek to hedge various market risks (such as interest rates, currency exchange rates, and broad or specific equity market movements), or to enhance potential gain. Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objective, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, equity, indices and other financial instruments; purchase and sell financial futures contracts and options thereon; enter into various interest rate transactions such as swaps, caps, floors or collars; and enter into various currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currencies or currency futures (collectively, all the above are called "Strategic Transactions"). Strategic Transactions may be used in an attempt to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from securities market or currency exchange rate fluctuations, to protect the Portfolio's unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to enhance potential gain in circumstances where hedging is not involved although the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for such purposes to not more than 3% of its net assets at any one time and, to the extent necessary, the Portfolio will close out transactions in order to comply with this limitation. (Transactions such as writing covered call options are considered to involve hedging for the purposes of this limitation.). In calculating the Portfolio's net loss exposure from such Strategic Transactions, an unrealized gain from a particular Strategic Transaction position would be netted against an unrealized loss from a related Strategic Transaction position. For example, if the Adviser believes that the Portfolio is underweighted in cyclical stocks and overweighted in consumer stocks, the Portfolio may buy a cyclical index call option and sell a cyclical index put option and sell a consumer index call option and buy a consumer index put option. Under such circumstances, any unrealized loss in the cyclical position would be netted against any unrealized gain in the consumer position (and vice versa) for purposes of calculating the Portfolio's net loss exposure. The ability of the Portfolio to utilize these Strategic Transactions successfully will depend on the Adviser's ability to predict pertinent market movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited in order to enable certain investors in the Portfolio to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as a regulated investment company.

         Risks of Strategic Transactions. Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Adviser's view as to certain market movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. The writing of put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of purchases due to the exercise of put options) or lower than (in the case of sales due to the exercise of call options) current market values, limit the amount of appreciation the Portfolio can realize on its investments or cause it to hold a security it might otherwise sell. The use of currency transactions can result in the Portfolio's incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The use of options and futures transactions entails certain other risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. The writing of options could significantly increase the Portfolio's portfolio turnover rate and, therefore, associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses, if at all. Although the use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time, in certain circumstances, they tend to limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited; however, as described above, the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for non-hedging purposes to not more than 3% of its net assets at any one time. Futures markets are highly volatile and the use of futures may increase the volatility of the Portfolio's net asset value. Finally, entering into futures contracts would create a greater ongoing potential financial risk than would purchases of options where the exposure is limited to the cost of the initial premium. Losses resulting from the use of Strategic Transactions would reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized.

         General Characteristics of Options. Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold. Thus, the following general discussion relates to each of the particular types of options discussed in greater detail below. In addition, many Strategic Transactions involving options require segregation of the Portfolio's assets in special accounts, as described below under "Use of Segregated Accounts."

         A put option gives the purchaser of the option, in consideration for the payment of a premium, the right to sell, and the writer the obligation to buy (if the option is exercised) the underlying security, commodity, index, currency or other instrument at the exercise price. For instance, the Portfolio's purchase of a put option on a security might be designed to protect its holdings in the underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value by giving the Portfolio the right to sell such instrument at the option exercise price. A call option, in consideration for the payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell (if the option is exercised), the underlying instrument at the exercise price. The Portfolio may purchase a call option on a security, futures contract, index, currency or other instrument to seek to protect the Portfolio against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase such instrument. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. The Portfolio is authorized to purchase and sell exchange listed options and over-the counter options ("OTC options"). Exchange listed options are issued by a regulated intermediary such as the Options Clearing Corporation ("OCC"), which guarantees the performance of the obligations of the parties to such options. The discussion below uses the OCC as an example, but is also applicable to other financial intermediaries.

         With certain exceptions, exchange listed options generally settle by physical delivery of the underlying security or currency, although in the future cash settlement may become available. Index options and Eurodollar instruments are cash settled for the net amount, if any, by which the option is "in-the-money" (i.e., where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

         The Portfolio's ability to close out its position as a purchaser or seller of an exchange listed put or call option is dependent, in part, upon the liquidity of the option market. There is no assurance that a liquid option market on an exchange will exist. In the event that the relevant market for an option on an exchange ceases to exist, outstanding options on that exchange would generally continue to be exercisable in accordance with their terms.

         The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

         OTC options are purchased from or sold to securities dealers, financial institutions or other parties ("Counterparties") through direct agreement with the Counterparty. In contrast to exchange listed options, which generally have standardized terms and performance mechanics, all the terms of an OTC option, including such terms as method of settlement, term, exercise price, premium, guarantees and security, are set by negotiation of the parties. The Portfolio will generally sell (write) OTC options that are subject to a buy-back provision permitting the Portfolio to require the Counterparty to sell the option back to the Portfolio at a formula price within seven days. OTC options purchased by the Portfolio, and portfolio securities covering the amount of the Portfolio's obligation pursuant to an OTC option sold by it (the cost of the sell-back plus the in-the-money amount, if any), are subject to the Portfolio's restriction on illiquid securities, unless determined to be liquid in accordance with procedures adopted by the Boards of Trustees. For OTC options written with "primary dealers" pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount which is considered to be illiquid may be calculated by reference to a formula price. The Portfolio expects generally to enter into OTC options that have cash settlement provisions, although it is not required to do so.

         Unless the parties provide for it, there is no central clearing or guaranty function in an OTC option. As a result, if the Counterparty fails to make delivery of the security, currency or other instrument underlying an OTC option it has entered into with the Portfolio or fails to make a cash settlement payment due in accordance with the terms of that option, the Portfolio will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Accordingly, the Adviser must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the Counterparty's credit to determine the likelihood that the terms of the OTC option will be satisfied. The Portfolio will engage in OTC option transactions only with U.S. Government securities dealers recognized by the Federal Reserve Bank of New York as "primary dealers", or broker dealers, domestic or foreign banks or other financial institutions which have received, combined with any credit enhancements, a long-term debt rating of A from Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's") or an equivalent rating from any other nationally recognized statistical rating organization ("NRSRO") or which issue debt that is determined to be of equivalent credit quality by the Adviser.

         If the Portfolio sells (writes) a call option, the premium that it receives may serve as a partial hedge, to the extent of the option premium, against a decrease in the value of the underlying securities or instruments in its portfolio or will increase the Portfolio's income. The sale (writing) of put options can also provide income.

         The Portfolio may purchase and sell (write) call options on securities, equity securities (including convertible securities) and Eurodollar instruments that are traded on U.S. and foreign securities exchanges and in the over-the-counter markets, and on securities indices, currencies and futures contracts. All calls sold by the Portfolio must be "covered" (i.e., the Portfolio must own the securities or futures contract subject to the call) or must meet the asset segregation requirements described below as long as the call is outstanding. In addition, the Portfolio may cover a written call option or put option by entering into an offsetting forward contract and/or by purchasing an offsetting option or any other option which, by virtue of its exercise price or otherwise, reduces the Portfolio's net exposure on its written option position. Even though the Portfolio will receive the option premium to help offset any loss, the Portfolio may incur a loss if the exercise price is below the market price for the security subject to the call at the time of exercise. A call sold by the Portfolio also exposes the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or instrument and may require the Portfolio to hold a security or instrument which it might otherwise have sold.

         The Portfolio may purchase and sell (write) put options on securities including equity securities (including convertible securities) and Eurodollar instruments (whether or not it holds the above securities in its portfolio), and on securities indices, currencies and futures contracts. The Portfolio will not sell put options if, as a result, more than 50% of the Portfolio's assets would be required to be segregated to cover its potential obligations under such put options other than those with respect to futures and options thereon. In selling put options, there is a risk that the Portfolio may be required to buy the underlying security at a price above the market price.

         Options on Securities Indices and Other Financial Indices. The Portfolio may also purchase and sell (write) call and put options on securities indices and other financial indices. Options on securities indices and other financial indices are similar to options on a security or other instrument except that, rather than settling by physical delivery of the underlying instrument, they settle by cash settlement. For example, an option on an index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the index upon which the option is based exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option (except if, in the case of an OTC option, physical delivery is specified). This amount of cash is equal to the differential between the closing price of the index and the exercise price of the option, which also may be multiplied by a formula value. The seller of the option is obligated, in return for the premium received, to make delivery of this amount upon exercise of the option. In addition to the methods described above, the Portfolio may cover call options on a securities index by owning securities whose price changes are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio.

         General Characteristics of Futures. The Portfolio may enter into financial futures contracts or purchase or sell put and call options on such futures. Futures are generally bought and sold on the commodities exchanges where they are listed and involve payment of initial and variation margin as described below. All futures contracts entered into by the Portfolio are traded on U.S. exchanges or boards of trade that are licensed and regulated by the Commodity Futures Trading Commission ("CFTC") or on certain foreign exchanges. The sale of futures contracts creates a firm obligation by the Portfolio, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or, with respect to index futures and Eurodollar instruments, the net cash amount). The purchase of futures contracts creates a corresponding obligation by the Portfolio, as purchaser to purchase a financial instrument at a specific time and price. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract and obligates the seller to deliver such position upon exercise of the option.

         The Portfolio's use of financial futures and options thereon will in all cases be consistent with applicable regulatory requirements and in particular the regulations of the CFTC relating to exclusions from regulation as a commodity pool operator. Those regulations currently provide that the Portfolio may use commodity futures and option positions (i) for bona fide hedging purposes without regard to the percentage of assets committed to margin and option premiums, or (ii) for other purposes permitted by the CFTC to the extent that the aggregate initial margin and option premiums required to establish such non-hedging positions (net of the amount the positions were "in the money" at the time of purchase) do not exceed 5% of the net asset value of the Portfolio, after taking into account unrealized profits and losses on such positions. Typically, maintaining a futures contract or selling an option thereon requires the Portfolio to deposit with its custodian for the benefit of a futures commission merchant, or directly with the futures commission merchant, as security for its obligations an amount of cash or other specified assets (initial margin) which initially is typically 1% to 10% of the face amount of the contract (but may be higher in some circumstances). Additional cash or assets (variation margin) may be required to be deposited directly with the futures commission merchant thereafter on a daily basis as the value of the contract fluctuates. The purchase of an option on financial futures involves payment of a premium for the option without any further obligation on the part of the Portfolio. If the Portfolio exercises an option on a futures contract it will be obligated to post initial margin (and potential subsequent variation margin) for the resulting futures position just as it would for any position. Futures contracts and options thereon are generally settled by entering into an offsetting transaction but there can be no assurance that the position can be offset prior to settlement at an advantageous price, nor that delivery will occur. The segregation requirements with respect to futures contracts and options thereon are described below.

         Currency   Transactions.   The   Portfolio   may  engage  in   currency
transactions with Counterparties to seek to hedge the value of portfolio holdings denominated in particular currencies against fluctuations in relative value or to enhance potential gain. Currency transactions include currency contracts, exchange listed currency futures, exchange listed and OTC options on currencies, and currency swaps. A forward currency contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A currency swap is an agreement to exchange cash flows based on the notional (agreed-upon) difference among two or more currencies and operates similarly to an interest rate swap, which is described below. The Portfolio may enter into over-the-counter currency transactions with Counterparties which have received, combined with any credit enhancements, a long term debt rating of A by S&P or Moody's, respectively, or that have an equivalent rating from a NRSRO or (except for OTC currency options) whose obligations are determined to be of equivalent credit quality by the Adviser.

         The Portfolio's transactions in forward currency contracts and other currency transactions such as futures, options, options on futures and swaps will generally be limited to hedging involving either specific transactions or portfolio positions. See, "Strategic Transactions." Transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of the Portfolio, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. Position hedging is entering into a currency transaction with respect to portfolio security positions denominated or generally quoted in that currency.

         The Portfolio will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held in its portfolio that are denominated or generally quoted in or currently convertible into such currency, other than with respect to proxy hedging as described below.

         The Portfolio may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value in relation to other currencies to which the Portfolio has or in which the Portfolio expects to have portfolio exposure. For example, the Portfolio may hold a French security and the Adviser may believe that French francs will deteriorate against German marks. The Portfolio would sell French francs to reduce its exposure to that currency and buy German marks. This strategy would be a hedge against a decline in the value of French francs, although it would expose the Portfolio to declines in the value of the German mark relative to the U.S. dollar.

         To seek to reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities, the Portfolio may also engage in proxy hedging. Proxy hedging is often used when the currency to which the Portfolio's portfolio is exposed is difficult to hedge or to hedge against the U.S. dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which certain of the Portfolio's portfolio securities are or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the portfolio securities denominated in linked currencies. For example, if the Adviser considers that the Austrian schilling is linked to the German Deutsche mark (the "D- mark"), and a portfolio contains securities denominated in schillings and the Adviser believes that the value of schillings will decline against the U.S. dollar, the Adviser may enter into a contract to sell D-marks and buy dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Portfolio if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Portfolio is engaging in proxy hedging. If the Portfolio enters into a currency hedging transaction, the Portfolio will comply with the asset segregation requirements described below.

         Risks of Currency Transactions. Currency transactions are subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to the Portfolio if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid market which may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy.

         Combined Transactions. The Portfolio may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple currency transactions (including forward currency contracts) and multiple interest rate transactions, structured notes and any combination of futures, options, currency and interest rate transactions ("combined transactions"), instead of a single Strategic Transaction, as part of a single or combined strategy when, in the opinion of the Adviser, it is in the best interests of the Portfolio to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions are normally entered into based on the Adviser's judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination will instead increase such risks or hinder achievement of the portfolio management objective.

         Swaps, Caps, Floors and Collars. Among the Strategic Transactions into which the Portfolio may enter are interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars. The Portfolio expects to enter into these transactions primarily for hedging purposes, including, but not limited to, preserving a return or spread on a particular investment or portion of its portfolio, protecting against currency fluctuations, or protecting against an increase in the price of securities the Portfolio anticipates purchasing at a later date. Swaps, caps, floors and collars may also be used to enhance potential gain in circumstances where hedging is not involved although, as described above, the Portfolio will attempt to limit its net loss exposure resulting from swaps, caps, floors and collars and other Strategic Transactions entered into for such purposes to not more than 3% of its net assets at any one time. The Portfolio will not sell interest rate caps or floors where it does not own securities or other instruments providing the income stream the Portfolio may be obligated to pay. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. A currency swap is an agreement to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them and an index swap is an agreement to swap cash flows on a notional amount based on changes in the values of the reference indices. The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling such cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of a floor entitles the purchaser to receive payments on a notional principal amount from the party selling such floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain rate of return within a predetermined range of interest rates or values.

         The Portfolio will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. The Portfolio will not enter into any swap, cap, floor or collar transaction unless, at the time of entering into such transaction, the unsecured long-term debt of the Counterparty, combined with any credit enhancements, is rated at least A by S&P or Moody's or has an equivalent rating from an NRSRO or the Counterparty issues debt that is determined to be of equivalent credit quality by the Adviser. If there is a default by the Counterparty, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed. Swaps, caps, floors and collars are considered illiquid for purposes of the Portfolio's policy regarding illiquid securities, unless it is determined, based upon continuing review of the trading markets for the specific security, that such security is liquid. The Board of Trustees of the Portfolio Trust has adopted guidelines and delegated to the Adviser the daily function of determining and monitoring the liquidity of swaps, caps, floors and collars. The Board of Trustees, however, retains oversight focusing on factors such as valuation, liquidity and availability of information and is ultimately responsible for such determinations. The staff of the SEC currently takes the position that swaps, caps, floors and collars are illiquid and are subject to the Portfolio's limitation on investing in illiquid securities.

         Eurodollar Contracts. The Portfolio may make investments in Eurodollar contracts. Eurodollar contracts are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate ("LIBOR"), although foreign currency-denominated instruments are available from time to time. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Portfolio might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed income instruments are linked.

         Risks of Strategic Transactions Outside the United States. When conducted outside the United States, Strategic Transactions may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. The value of such positions also could be adversely affected by:
(i) lesser availability than in the United States of data on which to make trading decisions, (ii) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iii) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, (iv) lower trading volume and liquidity, and (v) other complex foreign political, legal and economic factors. At the same time, Strategic Transactions may offer advantages such as trading in instruments that are not currently traded in the United States or arbitrage possibilities not available in the United States.

         Use of Segregated Accounts. The Portfolio will hold securities or other instruments whose values are expected to offset its obligations under the Strategic Transactions. The Portfolio will cover Strategic Transactions as required by interpretive positions of the SEC. The Portfolio will not enter into Strategic Transactions that expose the Portfolio to an obligation to another party unless it owns either (i) an offsetting position in securities or other options, futures contracts or other instruments or (ii) cash, receivables or liquid securities with a value sufficient to cover its potential obligations. The Portfolio may have to comply with any applicable regulatory requirements for Strategic Transactions, and if required, will set aside cash and other assets in a segregated account with its custodian bank in the amount prescribed. In that case, the Portfolio's custodian would maintain the value of such segregated account equal to the prescribed amount by adding or removing additional cash or other assets to account for fluctuations in the value of the account and the Portfolio's obligations on the underlying Strategic Transactions. Assets held in a segregated account would not be sold while the Strategic Transaction is outstanding, unless they are replaced with similar assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

         Money Market Instruments and Repurchase Agreements. When the Adviser considers investments in equity securities to present excessive risks and to maintain liquidity for redemptions, the Portfolio may invest all or a portion of its assets in money market instruments or short-term interest-bearing securities. It may also invest uncommitted cash in such instruments and securities.

         Money market instruments include short-term U.S. government securities, U.S. and foreign commercial paper (promissory notes issued by corporations to finance their short term credit needs), negotiable certificates of deposit, nonnegotiable fixed time deposits, bankers' acceptances and repurchase agreements.

         U.S. government securities include securities which are direct obligations of the U.S. government backed by the full faith and credit of the United States, and securities issued by agencies and instrumentalities of the U.S. government, which may be guaranteed by the U.S. Treasury or supported by the issuer's right to borrow from the Treasury or may be backed by the credit of the federal agency or instrumentality itself. Agencies and instrumentalities of the U.S. government include, but are not limited to, Federal Land Banks, the Federal Farm Credit Bank, the Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks and the Federal National Mortgage Association.

         A repurchase agreement is an agreement under which the Portfolio acquires money market instruments (generally U.S. government securities, bankers' acceptances or certificates of deposit) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed-upon price and date (normally the next business day). The resale price reflects an agreed-upon interest rate effective for the period the instruments are held by the Portfolio and is unrelated to the interest rate on the instruments. The instruments acquired by the Portfolio (including accrued interest) must have an aggregate market value in excess of the resale price and will be held by the Portfolio's custodian bank until they are repurchased. The Trustees will monitor the standards which the Adviser will use in reviewing the creditworthiness of any party to a repurchase agreement with the Portfolio.

         The use of repurchase agreements involves certain risks. For example, if the seller defaults on its obligation to repurchase the instruments acquired by the Portfolio at a time when their market value has declined, the Portfolio may incur a loss. If the seller becomes insolvent or subject to liquidation or reorganization under bankruptcy or other laws, a court may determine that the instruments acquired by the Portfolio are collateral for a loan by the Portfolio and therefore are subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the instruments it acquires. While the Trustees acknowledge these risks, it is expected that they can be controlled through careful documentation and monitoring.

         Short-Term Debt Securities. For defensive or temporary purposes, the Portfolio may invest in investment grade money market instruments and short-term interest-bearing securities. Such securities may be used to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or to take a defensive position against potential stock market declines. These investments will include U.S. Government obligations and obligations issued or guaranteed by any U.S. Government agencies or instrumentalities, instruments of U.S. and foreign banks (including negotiable certificates of deposit, nonnegotiable fixed time deposits and bankers' acceptances), repurchase agreements, prime commercial paper of U.S. and foreign companies, and debt securities that make periodic interest payments at variable or floating rates.

         Yields on debt securities depend on a variety of factors, such as general conditions in the money and bond markets, and the size, maturity and rating of a particular issue. Debt securities with longer maturities tend to produce higher yields and are generally subject to greater potential capital appreciation and depreciation. The market prices of debt securities usually vary depending upon available yields, rising when interest rates decline and declining when interest rates rise.

         Portfolio Turnover. The Portfolio places no restrictions on portfolio turnover and it may sell any portfolio security without regard to the period of time it has been held, except to the extent sales may be limited in order to enable certain investors in the Portfolio to maintain their status as regulated investment companies under the Internal Revenue Code. The Portfolio may therefore generally change its investments at any time in accordance with the Adviser's appraisal of factors affecting any particular issuer or market, or the economy in general.

         Investment Restrictions. The Portfolio has adopted the following fundamental policies. The Portfolio's fundamental policies cannot be changed unless the change is approved by a "vote of the outstanding voting securities" of the Portfolio, which phrase as used herein means the lesser of (i) 67% or more of the voting securities of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio.

         As a matter of fundamental policy, the Portfolio may not:

1. Invest more than 25% of the current value of its total assets in any single industry, provided that this restriction shall not apply to U.S. Government securities.

2. Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter under the Securities Act of 1933.

3.       Purchase real estate or real estate mortgage loans.

4. Purchase securities on margin (except that the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities).

5. Purchase or sell commodities or commodity contracts (except futures contracts and options on such futures contracts and foreign currency exchange transactions).

6. With respect to at least 75% of its total assets, invest more than 5% in the securities of any one issuer (other than the U.S. Government, its agencies or instrumentalities) or acquire more than 10% of the outstanding voting securities of any issuer.

7. Issue senior securities, borrow money, enter into reverse repurchase agreements or pledge or mortgage its assets, except that the Portfolio may borrow from banks in an amount up to 15% of the current value of its total assets as a temporary measure for extraordinary or emergency purposes (but not investment purposes), and pledge its assets to an extent not greater than 15% of the current value of its total assets to secure such borrowings.

8. Make loans of portfolio securities, except that the Portfolio may enter into repurchase agreements.

         For purposes of the fundamental investment restriction (1) regarding industry concentration, the adviser generally classifies issuers by industry in accordance with classifications set forth in the Directory of Companies Filing Annual Reports With The Securities and Exchange Commission. In the absence of such classification or if the Adviser determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, the Adviser may classify an issuer according to its own sources. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly-owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

         The following restrictions are not fundamental policies and may be changed by the Trustees of the Portfolio Trust without investor approval in accordance with applicable laws, regulations or regulatory policy. The Portfolio may not:

a. Invest in the securities of an issuer for the purpose of exercising control or management, but it may do so where it is deemed advisable to protect or enhance the value of an existing investment.

b. Purchase the securities of any other investment company except to the extent permitted by the 1940 Act.

c. Invest more than 15% of its net assets in securities which are illiquid.

d. Purchase additional securities if the Portfolio's borrowings exceed 5% of the its net assets.

         If any percentage restriction described above is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction.

ITEM 14.          MANAGEMENT OF THE PORTFOLIO.

         Trustees and Officers of the Portfolio Trust. The Trustees and executive officers of the Portfolio Trust are listed below. All executive officers of the Portfolio Trust are affiliates of Standish, Ayer & Wood, Inc., the Portfolio's investment adviser.


                                                        Position Held                  Principal Occupation
Name, Address and Date of Birth                           With Trust                    During Past 5 Years
-------------------------------                           ----------                    -------------------
*D. Barr Clayson, 7/29/35                               Vice President                  Vice President and
c/o Standish, Ayer & Wood, Inc.                          and Trustee                    Managing Director,
One Financial Center                                                                  Standish, Ayer & Wood,
Boston, MA  02111                                                                       Inc.; Chairman and
                                                                                        Director, Standish
                                                                                     International Management
                                                                                           Company, L.P.
Samuel C. Fleming, 9/30/40                                 Trustee                   Chairman of the Board and
c/o Decision Resources, Inc.                                                         Chief Executive Officer,
1100 Winter Street                                                                   Decision Resources, Inc.;
Waltham, MA  02154                                                                   through 1989, Senior V.P.
                                                                                         Arthur D. Little
Benjamin M. Friedman, 8/5/44                               Trustee                     William Joseph Maier
c/o Harvard University                                                                Professor of Political
Cambridge, MA  02138                                                                         Economy,
                                                                                        Harvard University


                                      B-17




                                                        Position Held                  Principal Occupation
Name, Address and Date of Birth                           With Trust                    During Past 5 Years
John H. Hewitt, 4/11/35                                    Trustee                     Trustee, The Peabody
P.O. Box 307                                                                           Foundation; Trustee,
So. Woodstock, VT  05071                                                            Visiting Nurse Alliance of
                                                                                            Vermont and
                                                                                           New Hampshire
*Edward H. Ladd, 1/3/38                                Trustee and Vice              Chairman of the Board and
c/o Standish, Ayer & Wood, Inc.                           President                     Managing Director,
One Financial Center                                                                  Standish, Ayer & Wood,
Boston, MA  02111                                                                    Inc. since 1990; formerly
                                                                                    President of Standish, Ayer
                                                                                     & Wood, Inc., Director of
                                                                                      Standish International
                                                                                            Management
                                                                                           Company, L.P.
Caleb Loring III, 11/14/43                                 Trustee                     Trustee, Essex Street
c/o Essex Street Associates                                                             Associates (family
P.O. Box 5600                                                                       investment trust officer);
Beverly Farms, MA  01915                                                             Director, Holyoke Mutual
                                                                                         Insurance Company
*Richard S. Wood, 5/21/54                               President and               Vice President, Secretary,
c/o Standish, Ayer & Wood, Inc.                            Trustee                    and Managing Director,
One Financial Center                                                                  Standish, Ayer & Wood,
Boston, MA  02111                                                                      Inc.; Executive Vice
                                                                                      President and Director,
                                                                                      Standish International
                                                                                            Management
                                                                                           Company, L.P.
James E. Hollis III, 11/21/48                           Executive Vice                  Vice President and
c/o Standish, Ayer & Wood, Inc.                           President,                 Director, Standish, Ayer
One Financial Center                                    Secretary and                      & Wood, Inc.
Boston, MA  02111                                         Treasurer


                                      B-18




                                                        Position Held                  Principal Occupation
Name, Address and Date of Birth                           With Trust                    During Past 5 Years
-------------------------------                           ----------                    -------------------
Paul G. Martins, 3/10/56                                Vice President               Vice President, Standish,
c/o Standish, Ayer & Wood, Inc.                                                       Ayer & Wood, Inc. since
One Financial Center                                                                  October 1996; formerly
Boston, MA  02111                                                                     Senior Vice President,
                                                                                        Treasurer and Chief
                                                                                   Financial Officer of Liberty
                                                                                       Financial Bank Group
                                                                                     (1993-95); prior to 1993,
                                                                                     Corporate Controller, The
                                                                                     Berkeley Financial Group
Beverly E. Banfield, 7/6/56                             Vice President                  Vice President and
c/o Standish, Ayer & Wood, Inc.                                                         Compliance Officer,
One Financial Center                                                                  Standish, Ayer & Wood,
Boston, MA  02111                                                                      Inc.; Assistant Vice
                                                                                     President and Compliance
                                                                                     Officer, Freedom Capital
                                                                                      Management Corp. (1989-
                                                                                               1992)
Lavinia B. Chase, 6/4/46                                Vice President               Vice President, Associate
c/o Standish, Ayer & Wood, Inc.                                                      Director, Standish, Ayer
One Financial Center                                                                       & Wood, Inc.
Boston, MA  02111
Anne P. Herrmann, 1/26/56                               Vice President                      Mutual Fund
c/o Standish, Ayer & Wood, Inc.                                                      Administrator, Standish,
One Financial Center                                                                     Ayer & Wood, Inc.
Boston, MA  02111
Denise B. Kneeland, 8/19/51                             Vice President                  Senior Operations,
c/o Standish, Ayer & Wood, Inc.                                                       Manager, Standish, Ayer
One Financial Center                                                                    & Wood, Inc. since
Boston, MA  02111                                                                     December 1995, formerly
                                                                                      Vice President Scudder,
                                                                                         Stevens and Clark

*Indicates that Trustee is an interested person of the Portfolio Trust for purposes of the 1940 Act.



Compensation of Trustees and Officers

         The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the year ended December 31, 1996.

         The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended December 31, 1996:

                                                                         Pension or                  Total
                                                                         Retirement               Compensation
                                                                          Benefits                    from
                                                                         Accrued as              Portfolio and
                                                                          Part of                    Other
                                                     The                Portfolio's                 Funds in
              Name of Trustee                     Portfolio               Expenses                  Complex*
              ---------------                     ---------               --------                  -------
D. Barr Clayson                                       $0                     $0                        $0
Samuel C. Fleming                                    $498                    $0                     $49,250
Benjamin M. Friedman                                 $460                    $0                     $45,500
John H. Hewitt                                       $460                    $0                     $45,500
Edward H. Ladd                                        $0                     $0                        $0
Caleb Loring, III                                    $460                    $0                     $45,500
Richard S. Wood                                       $0                     $0                        $0

  * As of the date of this Statement of Additional Information there were 20 registered investment companies (or series thereof) in the fund complex, five of which were series of the Portfolio Trust. Total compensation is presented for the calendar year ended December 31, 1996.

ITEM 15.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of April 1, 1997, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. At April 1, 1997, the Standish Equity Fund beneficially owned approximately 100% of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. The Standish Equity Fund is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open end investment company, located at One Financial Center, Boston, MA 02111.

         Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 16.          INVESTMENT ADVISORY AND OTHER SERVICES.

         Investment Adviser of the Portfolio Trust. Standish serves as the adviser to the Portfolio pursuant to a written investment advisory agreement. Standish is a Massachusetts corporation organized in 1933 and is registered under the Investment Advisers Act of 1940.

         The following, constituting all of the Directors and all of the shareholders of Standish, are the Standish controlling persons: Caleb F. Aldrich, Nicholas S. Battelle, Walter M. Cabot, Sr., David H. Cameron, Karen K. Chandor, D. Barr Clayson, Richard C. Doll, Dolores S. Driscoll, Mark A. Flaherty, Maria D. Furman, James E. Hollis III, Raymond J. Kubiak, Edward H.
Ladd, Laurence A. Manchester, George W. Noyes, Arthur H. Parker, Howard B. Rubin, Austin C. Smith, David C. Stuehr, Ralph S. Tate, and Richard S. Wood.

         Certain services provided by the Adviser under the advisory agreement are described in Part A. These services are provided without reimbursement by the Portfolio for any costs incurred. Under the investment advisory agreement, the Adviser is paid a fee of 0.50% of the Portfolio's average daily net asset value. The advisory fees are payable monthly.

         For the period April 26, 1996 (commencement of operations) through December 31, 1996, the Portfolio paid $345,301 in advisory fees to the Adviser.

         The Portfolio bears expenses of its operations other than those incurred by the Adviser pursuant to the investment advisory agreement. Among other expenses, the Portfolio will pay share pricing and shareholder servicing fees and expenses; custodian fees and expenses; legal and auditing fees and expenses; expenses of prospectuses, statements of additional information and shareholder reports; registration and reporting fees and expenses; and Trustees' fees and expenses.

         Unless terminated as provided below, the investment advisory agreement continues in full force and effect from year to year but only so long as each such continuance is approved annually (i) by either the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio, and, in either event (ii) by vote of a majority of the Trustees of the Portfolio Trust who are not parties to the investment advisory agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The investment advisory agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio or by the Adviser, on sixty days' written notice to the other parties. The investment advisory agreement terminates in the event of its assignment as defined in the 1940 Act.

         In an attempt to avoid any potential conflict with portfolio transactions for the Portfolio, the Adviser, the Principal Underwriter, and the Portfolio Trust have each adopted extensive restrictions on personal securities trading by personnel of the Adviser and its affiliates. These restrictions include: pre-clearance of all personal securities transactions and a prohibition of purchasing initial public offerings of securities. These restrictions are a continuation of the basic principle that the interests of the Portfolio and its investors come before those of the Adviser and its employees.

         Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator currently receives a fee from the Portfolio in the amount of $7,500 annually. The Portfolio's administration agreement can be terminated by either party on not more than sixty days' written notice.

         Custodian. Investors Bank & Trust Company, 89 South Street, Boston, Massachusetts 02111, serves as custodian of all cash and securities of the Portfolio.

         Independent Accountants. Coopers & Lybrand, P.O. Box 219, Grand Cayman, Cayman Islands, BWI, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 17.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Adviser is responsible for placing the Portfolio's portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in all portfolio transactions will be prompt execution of orders in an efficient manner at the most favorable price. In selecting broker-dealers and in negotiating commissions, the Adviser will consider the firm's reliability, the quality of its execution services on a continuing basis and its financial condition. In addition, if the Adviser determines in good faith that the amount of commissions charged by a broker is reasonable in relation to the value of the brokerage and research services provided by such broker, the Portfolio may pay commissions to such broker in an amount greater than the amount another firm may charge. Research services may include (i) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, (ii) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, and (iii) effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Research services furnished by firms through which the Portfolio effects securities transactions may be used by the Adviser in servicing other accounts; not all of these services may be used by the Adviser in connection with the Portfolio generating the soft dollar credits. The investment advisory fee paid by the Portfolio under the investment advisory agreements will not be reduced as a result of the Adviser's receipt of research services.

         The Adviser also places portfolio transactions for other advisory accounts. The Adviser will seek to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Portfolio and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Portfolio. In making such allocations, the main factors considered by the Adviser will be the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and opinions of the persons responsible for recommending the investment.

                              BROKERAGE COMMISSIONS



                                            Aggregate Brokerage
                                          Commissions Paid by the
                                          Portfolio for portfolio
                                               transactions*
                                  ---------------------------------------
                                      1994         1995          1996
                                      ----         ----          ----
The Portfolio1                        N/A           N/A          $148,871


1 At December 31, 1996, the Portfolio held the following amounts of securities of its regular brokers or dealers: Travelers, $1,574,000.

*        The Portfolio commenced operations on April 26, 1996.

ITEM 18.          CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a series of Standish, Ayer & Wood Master Portfolio, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Portfolio Trust was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Interests in the Portfolio have no preemptive or conversion rights, and are fully paid and non-assessable, except as set forth in the Prospectus. The Portfolio normally will not hold meetings of holders of such interests except as required under the 1940 Act. The Portfolio would be required to hold a meeting of holders in the event that at any time less than a majority of its Trustees holding office had been elected by holders. The Trustees of the Portfolio continue to hold office until their successors are elected and have qualified. Holders holding a specified percentage of interests in the Portfolio may call a meeting of holders in the Portfolio for the purpose of removing any Trustee. A Trustee of the Portfolio may be removed upon a majority vote of the interests held by holders in the Portfolio qualified to vote in the election. The 1940 Act requires the Portfolio to assist its holders in calling such a meeting. Upon liquidation of the Portfolio, holders in the Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to holders. Each holder in the Portfolio is entitled to a vote in proportion to its percentage interest in the Portfolio.

ITEM 19.          PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING
                  OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

         The value of the Portfolio's net assets (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day on which the New York Stock Exchange is open (a "Business Day"). Currently, the New York Stock Exchange is not open on weekends, New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. As of 4:00 p.m. (Eastern time) on each Business Day, the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m. on the following Business Day.

         Portfolio securities are valued at the last sale prices on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid price. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith at the direction of the Trustees.

         Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees of the Portfolio Trust determine during such sixty-day period that amortized cost does not represent fair value.

         Generally, trading in securities on foreign exchanges is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange. If a security's primary exchange is outside the U.S., the value of such security used in computing the net asset value of the Portfolio's shares is determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of regular trading on the New York Stock Exchange. Occasionally, events which affect the values of such securities and such exchange rates may occur between the times at which they are determined and the close of regular trading on the New York Stock Exchange and will therefore not be reflected in the computation of the Portfolio's net asset value. If events materially affecting the value of such securities occur during such period, then these securities are valued at their fair value as determined in good faith by the Trustees of the Portfolio Trust.

         The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of which securities were deposited by the investor or the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the

1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 20.          TAX STATUS.

         The Portfolio is treated as a partnership for federal income tax purposes. As such, the Portfolio is not subject to federal income taxation. Instead, each investor in the Portfolio that is subject to U.S. federal income taxation must take into account, in computing its federal income tax liability (if any), its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Because at least one investor in the Portfolio has qualified and elected to be treated as a "regulated investment company" ("RIC") under Subchapter M of the Code, the Portfolio normally must satisfy the applicable source of income and diversification requirements in order for this investor and any other investor that is a RIC to satisfy them. The Portfolio will allocate at least annually among its investors the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio will make allocations to its investors in a manner intended to comply with the Code and applicable regulations and will make moneys available for withdrawal at appropriate times and in sufficient amounts to enable an investor that seeks to qualify as a RIC to satisfy the tax distribution requirements that apply to the investor and that must be satisfied in order to avoid Federal income and/or excise tax on the investor. For purposes of applying the requirements of the Code regarding qualification as a RIC, the investor will be deemed (i) to own its proportionate share of each of the assets of the Portfolio and (ii) to be entitled to the gross income of the Portfolio attributable to such share.

         Limitations imposed by the Code on regulated investment companies may, due to the fact that one or more of such companies invest in the Portfolio, restrict the Portfolio's ability to enter into futures, options or currency forward transactions.

         Certain options, futures or currency forward transactions undertaken by the Portfolio may cause the Portfolio to recognize gains or losses from marking to market even though the Portfolio's positions have not been sold or terminated and affect the character as long-term or short-term (or, in the case of certain options, futures or forward contracts relating to foreign currency, as ordinary income or loss) and timing of some capital gains and losses realized by the Portfolio and allocable to its investors. Any net mark to market gains may also have to be distributed by an investor that is a RIC to satisfy the distribution requirements referred to above even though no corresponding cash amounts may concurrently be received, possibly requiring the disposition by the Portfolio of portfolio securities or borrowing to obtain the necessary cash. Also, certain losses on transactions involving options, futures or forward contracts and/or offsetting or successor positions may be deferred rather than being taken into account currently in calculating the Portfolio's taxable income or gain. Certain of the applicable tax rules may be modified if one or more of certain tax elections are available and are made. Because the income, gains, and losses of an investor that is a RIC consist primarily of its share of the income, gains and losses of the Portfolio, which are directly affected by the provisions described in this paragraph, these transactions may affect the amount, timing and character of the distributions to shareholders by such an investor. The Portfolio will take into account the special tax rules applicable to options, futures or forward contracts in order to seek to minimize any potential adverse tax consequences.

         The Federal income tax rules applicable to currency swaps or interest rate swaps, caps, floors and collars are unclear in certain respects, and the Portfolio may be required to account for these instruments under tax rules in a manner that, under certain circumstances, may limit its transactions in these instruments.

         Foreign exchange gains and losses realized by the Portfolio in connection with certain transactions, if any, involving foreign currency-denominated debt securities, certain foreign currency futures and options, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income and losses and may affect the amount, timing and character of distributions to shareholders of an investor that is a RIC. In some cases, elections may be available that would alter this treatment. Any such transactions that are not directly related to the Portfolio's investment in stock or securities, possibly including speculative currency positions or currency derivatives not used for hedging purposes, may increase the amount of gain it is deemed to recognize from the sale of certain investments held for less than three months. The share of such gain of an investor qualifying as a RIC (plus any such gain the investor may realize from other sources) is limited under the Code to less than 30% of such investor's gross income for its taxable year, and such transactions could under future Treasury regulations produce income not among the types of "qualifying income" from which the investor must derive at least 90% of its gross income for its taxable year.

         The Portfolio may be subject to withholding and other taxes imposed by foreign countries with respect to investments in foreign securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. Shareholders of an investor that qualifies as a RIC would be entitled to claim U.S. foreign tax credits or deductions with respect to such taxes, subject to certain provisions and limitations contained in the Code, only if more than 50% of the value of the investor's total assets at the close of any taxable year were to consist of stock or securities of foreign corporations and the investor were to file an election with the Internal Revenue Service. The investments of the Portfolio are expected to be such that an investor that invests substanially all of its assets in the Portfolio is not likely to meet this 50% requirement.

         If the Portfolio acquires stock in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their assets in investments producing such passive income ("passive foreign investment companies"), an investor could be subject to Federal income tax and additional interest charges on its allocable portion of "excess distributions" actually or constructively received from such companies or gain from the actual or deemed sale or other disposition (possibly including dispositions deemed to occur when an investor's interest in the Portfolio is reduced by a withdrawal or otherwise) of stock in such companies, even if all income or gain actually realized and allocated to the investor is timely distributed to its shareholders. An investor that is a RIC would not be able to pass through to its shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election could require the investor to recognize taxable income or gain without the concurrent receipt of cash. The Portfolio may limit and/or manage stock holdings, if any, in passive foreign investment companies to minimize each investor's tax liability or maximize its return from these investments.

         For purposes of the dividends received reduction available to corporations, dividends, if any, received by the Portfolio from U.S. domestic corporations in respect of the stock of such corporations held by the Portfolio, for U.S. Federal income tax purposes, for at least a minimum holding period, generally 46 days, and allocated to an investor that is a RIC, should be eligible to be distributed and designated by such an investor and treated by its corporate shareholders as qualifying dividends, subject to the limitations and requirements applicable to such shareholders under the Code. The Portfolio's dividend income, if any, probably will generally qualify for this deduction.

         There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

         The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

         The Portfolio intends to operate so as not to be considered to be engaged in a trade or business in the U.S. under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. In accordance with such provisions, the Portfolio intends to maintain its principal office outside the U.S. and to conduct at least a substantial portion of certain of its activities outside the U.S. If the Portfolio is not engaged in a trade or business in the U.S., then a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Code (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as portfolio interest, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

         If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively

Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. As stated above, the Portfolio intends to operate in a manner that will not result in the Portfolio's income being treated as Effectively Connected Income.

         The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

         A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and has obtained an opinion of Price Waterhouse LLC generally to the effect that, based on and subject to certain assumptions and representations, an Investor that is not otherwise subject to Massachusetts taxation will not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. The Portfolio has also applied for a letter ruling from the Massachusetts Department of Revenue (the "Department") to confirm this conclusion. If the Department takes a contrary position, the Portfolio may consider possible alternative approaches for avoiding Massachusetts corporate tax liability for Investors. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the Code will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 21.          UNDERWRITERS.

         Not applicable.

ITEM 22.          CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.          FINANCIAL STATEMENTS.

         Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants. The Portfolio's annual report to interest holders for the fiscal year ended December 31, 1996, which contains financial statements audited by Coopers & Lybrand, is attached to and incorporated into this Part B.

Dated April 30, 1997


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                         STANDISH FIXED INCOME PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE
SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN
STANDISH FIXED INCOME PORTFOLIO.

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.           GENERAL DESCRIPTION OF REGISTRANT.

         Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust") is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Standish Fixed Income Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                        INVESTMENT OBJECTIVE AND POLICIES

         Investment Objective. The Portfolio's investment objective is primarily to achieve a high level of current income, consistent with conserving principal and liquidity, and secondarily to seek capital appreciation when changes in interest rates or other economic conditions indicate that capital appreciation may be available without significant risk to principal.

         Securities. Under normal market conditions, substantially all, and at least 65%, of the Portfolio's total assets are invested in investment grade fixed income securities. Fixed income securities in which the Portfolio invests include bonds, notes (including structured or hybrid notes), mortgage-backed securities, asset-backed securities, convertible securities, Eurodollar and Yankee Dollar instruments, preferred stocks and money market  instruments.  These fixed income  securities  may be issued by
U.S. and foreign corporations or entities, U.S. and foreign banks, the U.S. Government, its agencies, authorities, instrumentalities or sponsored enterprises, and foreign governments and their political subdivisions. The Portfolio purchases securities that pay interest on a fixed, variable, floating, inverse floating, contingent, in-kind or deferred basis. The Portfolio may enter into repurchase agreements and forward dollar roll transactions, may purchase zero coupon and deferred payment securities, may buy securities on a when-issued or delayed delivery basis and may engage in short selling. The Portfolio may invest up to 20% of its total assets in fixed income securities of foreign corporations and foreign governments and their political subdivisions, including securities of issuers located in emerging markets. No more than 10% of the Portfolio's total assets will be invested in foreign securities not subject to currency hedging transactions back into U.S. dollars. See "Description of Securities and Related Risks" and "Investment Techniques and Related Risks" below for additional information.

         Credit Quality. The Portfolio invests primarily in investment grade fixed income securities. Investment grade securities are those that are rated at least Baa by Moody's Investors Service, Inc. or BBB by Standard & Poor's Ratings Group, Duff & Phelps, Inc. or Fitch Investors Service, Inc. or, if unrated, determined by Standish, Ayer & Wood, Inc. ("Standish" or the "Adviser") to be of comparable credit quality. Foreign securities in which the Portfolio invests are rated by IBCA, Ltd., in addition to the above listed ratings organizations. IBCA uses the same ratings system as does Standard & Poor's, Duff and Fitch. If a security is rated differently by two or more rating agencies, Standish uses the highest rating to compute the Portfolio's credit quality and also to determine its rating category. In the case of unrated sovereign and subnational debt of foreign countries, Standish may take into account, but will not rely entirely on, the ratings assigned to the issuers of such securities. If the rating of a security held by the Portfolio is downgraded below the minimum rating required for the Portfolio, Standish will determine whether to retain that security in the Portfolio's portfolio.

         Securities rated Baa or P-2 by Moody's or BBB, A-2 or Duff-2 by Standard & Poor's, Duff or Fitch are generally considered medium grade obligations and have some speculative characteristics. Adverse changes in economic conditions or other circumstances are more likely to weaken the medium grade issuer's capability to pay interest and repay principal than is the case for high grade securities. The Portfolio may invest up to 15% of its total assets in below investment grade fixed income securities rated Ba by Moody's or BB by Standard & Poor's, Duff or Fitch, or, if unrated, determined by Standish to be of comparable credit quality. Below investment grade securities, commonly referred to as "junk bonds," carry a higher degree of risk than medium grade securities and are considered speculative by the rating agencies. Standish attempts to select for the Portfolio those medium grade and investment grade fixed income securities that have the potential for upgrade. The average dollar-weighted credit quality of the Portfolio's portfolio is expected to be Aa according to Moody's or AA according to Standard & Poor's, Duff or Fitch.

         Maturity. Under normal market conditions, the Portfolio's average dollar-weighted effective portfolio maturity will vary from five to thirteen years.

                            DESCRIPTION OF SECURITIES
                                AND RELATED RISKS

GENERAL RISKS

         Investments in the Portfolio involves certain risks. The Portfolio invests primarily in fixed income securities and is subject to risks associated with investments in such securities. These risks include interest rate risk, default risk, call and extension risk and the risks associated with direct investments in foreign securities. See the "Specific Risks" section below for a description of the risks associated with foreign securities.

         Interest Rate Risk. When interest rates decline, the market value of fixed income securities tends to increase. Conversely, when interest rates increase, the market value of fixed income securities tends to decline. The volatility of a security's market value will differ depending upon the security's duration, the issuer and the type of instrument.

         Default Risk/Credit Risk. Investments in fixed income securities are subject to the risk that the issuer of the security could default on its obligations causing the Portfolio to sustain losses on such investments. A default could impact both interest and principal payments.

         Call Risk and Extension Risk. Fixed income securities may be subject to both call risk and extension risk. Call risk exists when the issuer may exercise its right to pay principal on an obligation earlier than scheduled which would cause cash flows to be returned earlier than expected. This typically results when interest rates have declined and the Portfolio will suffer from having to reinvest in lower yielding securities. Extension risk exists when the issuer may exercise its right to pay principal on an obligation later than scheduled which would cause cash flows to be returned later than expected. This typically results when interest rates have increased and the Portfolio will suffer from the inability to invest in higher yield securities.

SPECIFIC RISKS

         The following sections include descriptions of specific risks that are associated with the Portfolio's purchase of a particular type of security or the utilization of a specific investment technique.

         Corporate Debt Obligations. The Portfolio may invest in corporate debt obligations and zero coupon securities issued by financial institutions and corporations, including obligations of industrial, utility, banking and other financial issuers. Corporate debt obligations are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations and may also be subject to price volatility due to such factors as market interest rates, market perception of the creditworthiness of the issuer and general market liquidity.

         U.S. Government Securities. The Portfolio may invest in U.S. Government securities. Generally, these securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. Government agencies, instrumentalities or sponsored enterprises which are supported by (a) the full faith and credit of the U.S. Treasury (such as the Government National Mortgage Association ("GNMA")), (b) the right of the issuer to borrow from the U.S. Treasury (such as securities of the Student Loan Marketing Association), (c) the discretionary authority of the U.S. Government to purchase certain obligations of the issuer (such as the Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC"), or (d) only the credit of the agency. No assurance can be given that the U.S. Government will provide financial support to U.S. Government agencies, instrumentalities or sponsored enterprises in the future. U.S. Government securities also include Treasury receipts, zero coupon bonds, deferred interest securities and other stripped U.S. Government securities, where the interest and principal components of stripped U.S. Government securities are traded independently ("STRIPS").

         Mortgage-Backed Securities. The Portfolio may invest in privately issued mortgage-backed securities and mortgage-backed securities issued or guaranteed by the U.S. Government or any of its agencies, instrumentalities or sponsored enterprises, including, but not limited to, GNMA, FNMA or FHLMC. Mortgage- backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Mortgagors can generally prepay interest or principal on their mortgages whenever they choose. Therefore, mortgage-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of principal prepayments on the underlying loans. This can result in significantly greater price and yield volatility than is the case with traditional fixed income securities. During periods of declining interest rates, prepayments can be expected to accelerate, and thus impair the Portfolio's ability to reinvest the returns of principal at comparable yields. Conversely, in a rising interest rate environment, a declining prepayment rate will extend the average life of many mortgage-backed securities, increase the Portfolio's exposure to rising interest rates and prevent the Portfolio from taking advantage of such higher yields.

         GNMA securities are backed by the full faith and credit of the U.S. Government, which means that the U.S. Government guarantees that the interest and principal will be paid when due. FNMA securities and FHLMC securities are not backed by the full faith and credit of the U.S. Government; however, these enterprises have the ability to obtain financing from the U.S. Treasury. See Part B for additional descriptions of GNMA, FNMA and FHLMC certificates.

         Multiple class securities include collateralized mortgage obligations ("CMOs") and Real Estate Mortgage Investment Conduit ("REMIC") pass-through or participation certificates. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or other mortgage-backed securities. CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final scheduled distribution date. In most cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full. A REMIC is a CMO that qualifies for special tax treatment under the Internal Revenue Code of 1986, as amended ("Code"), and invests in certain mortgages principally secured by interests in real property and other permitted investments. The Portfolio does not intend to purchase residual interests in REMICs.

         Stripped mortgage-backed securities ("SMBS") are derivative multiple class mortgage-backed securities. SMBS are usually structured with two different classes; one that receives 100% of the interest payments and the other that receives 100% of the principal payments from a pool of mortgage loans. If the underlying mortgage loans experience prepayments of principal at a rate different from what was anticipated, the Portfolio may fail to fully recoup its initial investment in these securities. Although the market for SMBS is increasingly liquid, certain SMBS may not be readily marketable and will be considered illiquid for purposes of the Portfolio's limitation on investments in illiquid securities. The market value of the class consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest from mortgage loans are generally higher than prevailing market yields on other mortgage-backed securities because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped.

         Asset-Backed Securities. The Portfolio may invest in asset-backed securities. The principal and interest payments on asset-backed securities are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Such asset pools are securitized through the use of special purpose trusts or corporations. Payments or distributions of principal and interest on asset-backed securities may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution; however, privately issued obligations collateralized by a portfolio of privately issued asset-backed securities do not involve any government-related guaranty or insurance. Like mortgage-backed securities, asset-backed securities are subject to more rapid prepayment of principal than indicated by their stated maturity which may greatly increase price and yield volatility. Asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets and there is the possibility that recoveries on repossessed collateral may not be available to support payments on these securities.

         Convertible  Securities.   The  Portfolio  may  invest  in  convertible
securities consisting of bonds, notes, debentures and preferred stocks. Convertible debt securities and preferred stock acquired by the Portfolio entitle the Portfolio to exchange such instruments for common stock of the issuer at a predetermined rate. Convertible securities are subject both to the credit and interest rate risks associated with debt obligations and to the stock market risk associated with equity securities.

         Sovereign Debt Obligations. The Portfolio may invest in sovereign debt obligations, which involve special risks that are not present in corporate debt obligations. The foreign issuer of the sovereign debt or the foreign governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and the Portfolio may have limited recourse in the event of a default. During periods of economic uncertainty, the market prices of sovereign debt, and the Portfolio's net asset value, to the extent it invests in such securities, may be more volatile than prices of debt obligations of U.S. issuers. In the past, certain foreign countries have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest and declared moratoria on the payment of principal and interest on their sovereign debt.

         Below Investment Grade Securities. The Portfolio may invest up to 15% of its total assets in securities rated below investment grade. Fixed income securities rated below investment grade generally offer a higher yield, but may be subject to a higher risk of default in interest or principal payments than higher rated securities. The market prices of below investment grade securities are generally less sensitive to interest rate changes than higher rated securities, but are generally more sensitive to adverse economic or political changes or, in the case of corporate issuers, to individual company developments. Below investment grade securities also may have less liquid markets than higher rated securities, and their liquidity, as well as their value, may be more severally affected by adverse economic conditions. Adverse publicity and investor perceptions of the market, as well as newly enacted or proposed legislation, may also have a negative impact on the market for below investment grade securities. See Part B for a detailed description of the ratings assigned to fixed income securities by Moody's, Standard & Poor's, Duff and Fitch.

         For  the  fiscal  year  ended  December  31,  1996,   the   Portfolio's
investments, on an average dollar-weighted basis, calculated at the end of each month, had the following credit quality characteristics:


Investments                     Percentage
U.S. Governmental                27.3%
Securities
U.S. Government                  21.4%
Agency Securities
Corporate Bonds:
         Aaa or AAA               5.8%
         Aa or AA                 3.5%
         A                       10.1%
         Baa or BBB              18.5%
         Ba or BB                13.4%
                                 -----
                                100.0%

         Inverse Floating Rate Securities. The Portfolio may invest in inverse floating rate securities. The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher the degree of leverage of an inverse floater, the greater the volatility of its market value.

         Zero Coupon and Deferred Payment Securities. The Portfolio may invest in zero coupon and deferred payment securities. Zero coupon securities are securities sold at a discount to par value and on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. The Portfolio is required to accrue income with respect to these securities prior to the receipt of cash payments. Because the Portfolio generally expects to distribute this accrued income to interestholders, the Portfolio may have fewer assets with which to purchase income producing securities. Deferred payment securities are securities that remain zero coupon securities until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. Zero coupon and deferred payment securities may be subject to greater fluctuation in value and may have less liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular interest payment periods.

         Structured or Hybrid Notes. The Portfolio may invest in structured or hybrid notes. The distinguishing feature of a structured or hybrid note is that the amount of interest and/or principal payable on the note is based on the performance of a benchmark asset or market other than fixed income securities or interest rates. Examples of these benchmarks include stock prices, currency exchange rates and physical commodity prices. Investing in a structured note allows the Portfolio to gain exposure to the benchmark market while fixing the maximum loss that it may experience in the event that the market does not perform as expected. Depending on the terms of the note, the Portfolio may forego all or part of the interest and principal that would be payable on a comparable conventional note; the Portfolio's loss cannot exceed this foregone interest and/or principal. An investment in structured or hybrid notes involves risks similar to those associated with a direct investment in the benchmark asset.

         Foreign Securities. The Portfolio may invest to a limited degree in securities of foreign governments and companies. Investing in securities of foreign issuers and securities denominated in foreign currencies and utilizing foreign currency transactions involve certain risks of political, economic and legal conditions and developments not typically associated with investing in United States companies. Such conditions or developments might include unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets of companies in which the Portfolio invests, nationalization of such companies, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains), and possible difficulty in obtaining and enforcing judgments against a foreign issuer. Also, foreign securities may not be as liquid as, and may be more volatile than, comparable domestic securities. Furthermore, issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. Although the Portfolio invests primarily in securities of established issuers based in developed foreign countries, it may also invest in securities of issuers in emerging markets countries. Investments in securities of issuers in emerging markets countries may involve a high degree of risk and many may be considered speculative. These investments carry all of the risks of investing in securities of foreign issuers to a heightened degree.

         The Portfolio, in connection with the purchases and sales of foreign securities (other than those denominated in U.S. dollars), will incur transaction costs in converting currencies. Also, brokerage costs in purchasing and selling corporate securities in foreign securities markets are sometimes higher than such costs in comparable transactions in domestic securities markets, and foreign custodial costs are higher than domestic custodial costs.

         The Portfolio may enter into forward foreign currency exchange contracts and cross currency forward contracts with banks or other foreign currency brokers or dealers to purchase or sell foreign currencies at a future date. The Portfolio may purchase and sell foreign currency futures contracts and cross-currency futures contracts to seek to hedge against changes in foreign currency exchange rates. A forward foreign currency exchange contract is a negotiated agreement between the contracting parties to exchange a specified amount of currency at a specified future time at a specified rate. A cross-currency forward contract is a forward contract that uses one currency which historically moves in relation to a second currency to hedge against changes in that second currency. See "Strategic Transactions" within the "Investment Techniques and Related Risks" section for a further discussion of the risks associated with currency transactions.

         Eurodollar and Yankee Dollar Investments. The Portfolio may invest in Eurodollar and Yankee Dollar instruments. Eurodollar instruments are bonds of foreign corporate and government issuers that pay interest and principal in U.S. dollars held in banks outside the United States, primarily in Europe. Yankee Dollar instruments are U.S. dollar denominated bonds typically issued in the U.S. by foreign governments and their agencies and foreign banks and corporations. These investments involve risks that are different from investments in securities issued by U.S. issuers, including potential unfavorable political and economic developments, foreign withholding or other taxes, seizure of foreign deposits, currency controls, interest limitations or other governmental restrictions which might affect payment of principal or interest.

         Tax-Exempt Securities. The Portfolio is managed without regard to potential tax consequences. If Standish believes that tax-exempt securities will provide competitive returns, the Portfolio may invest up to 10% of its total assets in tax-exempt securities.

                              INVESTMENT TECHNIQUES
                                AND RELATED RISKS

         Strategic Transactions. The Portfolio may, but is not required to, utilize various investment strategies to seek to hedge market risks (such as interest rates, currency exchange rates and broad or specific fixed income market movements), to manage the effective maturity or duration of fixed income securities, or to enhance potential gain. Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objective, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, indices and other financial instruments; purchase and sell financial futures contracts and options  thereon;  enter into various  interest rate  transactions such as swaps, caps, floors or collars; and enter into currency transactions such as forward foreign currency exchange contracts, currency futures contracts, currency swaps and options on currencies or currency futures (collectively, all the above are called "Strategic Transactions"). Strategic Transactions may be used in an attempt to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from securities markets, currency exchange rate or interest rate fluctuations, to seek to protect the Portfolio's unrealized gains in the value of portfolio securities, to facilitate the sale of such securities for investment purposes, to seek to manage the effective maturity or duration of the Portfolio's portfolio, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to enhance potential gain in circumstances where hedging is not involved.

         The ability of the Portfolio to utilize Strategic Transactions successfully will depend on Standish's ability to predict pertinent market and interest rate movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited in order to enable certain investors in the Portfolio to comply with the requirements of the Code for qualification as a regulated investment company.

         Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent Standish's view as to certain market, interest rate or currency movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. The writing of put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of purchases due to the exercise of put options) or lower than (in the case of sales due to the exercise of call options) current market values, limit the amount of appreciation the Portfolio can realize on its investments or cause the Portfolio to hold a security it might otherwise sell.

         The use of options and futures transactions entails certain other risks. Futures markets are highly volatile and the use of futures may increase the volatility of the Portfolio's net asset value. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. The writing of options could significantly increase the Portfolio's portfolio turnover rate and associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses. Losses resulting from the use of Strategic Transactions could reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized. Although the use of futures and options transactions for hedging and managing effective maturity and duration should tend to minimize the risk of loss due to a decline in the value of the position, at the same time, such transactions can limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited.

         The use of currency transactions can result in the Portfolio incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The Portfolio will attempt to limit net loss exposure from Strategic Transactions entered into for non-hedging purposes to 3% of its net assets. See Part B for further information regarding the use of Strategic Transactions.

         When-Issued and Delayed Delivery Securities. The Portfolio may invest up to 15% of its net assets in when-issued and delayed delivery securities. Although the Portfolio will generally purchase securities on a when-issued or delayed delivery basis with the intention of actually acquiring the securities, the Portfolio may dispose of these securities prior to settlement if Standish deems it appropriate to do so. The payment obligation and interest rate on these securities is fixed at the time the Portfolio enters into the commitment, but no income will accrue to the Portfolio until they are delivered and paid for. Unless the Portfolio has entered into an offsetting agreement to sell the securities, cash or liquid assets equal to the amount of the Portfolio's commitment must be segregated and maintained with the Portfolio's custodian to secure the Portfolio's obligation and to partially offset the leverage inherent in these securities. The market value of the securities when they are delivered may be less than the amount paid by the Portfolio.

         Repurchase Agreements. The Portfolio may invest up to 5% of its net assets in repurchase agreements. In a repurchase agreement, the Portfolio buys a security at one price and simultaneously agrees to sell it back at a higher price. Delays or losses could result if the other party to the agreement defaults or becomes insolvent. Repurchase agreements acquired by the Portfolio will always be fully collateralized as to principal and interest by money market instruments and will be entered into only with commercial banks, brokers and dealers considered creditworthy by Standish.

         Forward Roll Transactions. To seek to enhance current income, the Portfolio may invest up to 10% of its net assets in forward roll transactions involving mortgage-backed securities. In a forward roll transaction, the Portfolio sells a mortgage-backed security to a financial institution, such as a bank or broker-dealer, and simultaneously agrees to repurchase a similar security from the institution at a later date at an agreed-upon price. The mortgage-backed securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. During the period between the sale and repurchase, the Portfolio will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in short-term instruments, such as repurchase agreements or other short-term securities, and the income from these investments, together with any additional fee income received on the sale and the amount gained by repurchasing the securities in the future at a lower price, will generate income and gain for the Portfolio which is intended to exceed the yield on the securities sold. Forward roll transactions involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities. At the time that the Portfolio enters into a forward roll transaction, it will place cash or liquid assets in a segregated account that is marked to market daily having a value equal to the repurchase price (including accrued interest).

         Leverage. The use of forward roll transactions involves leverage. Leverage allows any investment gains made with the additional monies received (in excess of the costs of the forward roll transaction or reverse repurchase agreement) to increase the net asset value of the Portfolio's shares faster than would otherwise be the case. On the other hand, if the additional monies received are invested in ways that do not fully recover the costs of such transactions to the Portfolio, the net asset value of the Portfolio would fall faster than would otherwise be the case.

         Short Sales. The Portfolio may engage in short sales and short sales against the box. In a short sale, the Portfolio sells a security it does not own in anticipation of a decline in the market value of that security. In a short sale against the box, the Portfolio either owns or has the right to obtain at no extra cost the security sold short. The broker holds the proceeds of the short sale until the settlement date, at which time the Portfolio delivers the security (or an identical security) to cover the short position. The Portfolio receives the net proceeds from the short sale. When the Portfolio enters into a short sale other than against the box, the Portfolio must first borrow the security to make delivery to the buyer and must place cash or liquid assets in a segregated account with the Portfolio's custodian that is marked to market daily. Short sales other than against the box involve unlimited exposure to loss. No securities will be sold short if, after giving effect to any such short sale, the total market value of all securities sold short would exceed 5% of the value of the Portfolio's net assets.

         Restricted and Illiquid Securities. The Portfolio may invest up to 15% of its net assets in illiquid securities. Illiquid securities are those that are not readily marketable, repurchase agreements maturing in more than seven days, time deposits with a notice or demand period of more than seven days, certain SMBS, swap transactions, certain over-the-counter options and certain restricted securities. Based upon continuing review of the trading markets for a specific restricted security, the security may be determined to be eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and, therefore, to be liquid. Also, certain illiquid securities may be determined to be liquid if they are found to satisfy certain relevant liquidity requirements.

         The Board of Trustees has adopted guidelines and delegated to Standish the daily function of determining and monitoring the liquidity of portfolio securities, including restricted and illiquid securities. The Board of Trustees, however, retains oversight and is ultimately responsible for such determinations. The purchase price and subsequent valuation of illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

         Portfolio Turnover. A high rate of portfolio turnover (100% or more) involves correspondingly higher transaction costs which must be borne directly by the Portfolio and thus indirectly by its shareholders. It may also result in the Portfolio's realization of larger amounts of short-term capital gains and may, under certain circumstances, make it more difficult for an investor in the Portfolio's to qualify as a regulated investment company ("RIC") under the Code. See the Portfolio's annual report for the Portfolio's portfolio turnover rates.

         Short-Term Trading. The Portfolio will sell a portfolio security without regard to the length of time such security has been held if, in Standish's view, the security meets the criteria for disposal.

         Temporary Defensive Investments. The Portfolio may adopt a temporary defensive position during adverse market conditions by investing without limit in high quality money market instruments, including short-term U.S. Government securities, negotiable certificates of deposit, non-negotiable fixed time deposits, bankers' acceptances, commercial paper, floating-rate notes and repurchase agreements. The Portfolio may purchase commercial paper of foreign issuers rated P-1 or its equivalent.

         Investment Restrictions. The investment objective of the Portfolio is not fundamental and may be changed by the Board of Trustees without the approval of shareholders. If there is a change in the Portfolio's investment objective, shareholders should consider whether the Portfolio remains an appropriate investment in light of their current financial situations. The Portfolio's investment policies set forth in this Part A are non-fundamental and may be changed without shareholder approval. The Portfolio has adopted fundamental policies which may not be changed without the approval of the Portfolio's shareholders. See "Investment Restrictions" in Part B. If any percentage restriction is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction.

ITEM 5.           MANAGEMENT OF THE FUND.

Trustees. The Portfolio is a separate investment series of Standish, Ayer & Wood Master Portfolio, a master trust fund organized under the laws of the State of New York. Under the terms of the Declaration of Trust, the affairs of the Portfolio are managed under the supervision of the Trustees of the Portfolio Trust.

         A majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio Trust have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Portfolio Trust and investors in the Portfolio Trust, up to and including creating separate Board of Trustee. See "Management of the Portfolio" in Part B for more information about the Trustees and officers of the Portfolio Trust.

Investment Adviser. Standish, One Financial Center, Boston, Massachusetts 02111, serves as investment adviser to the Portfolio pursuant to an investment advisory agreement and manages the Portfolio's investments and affairs subject to the supervision of the Trustees of the Portfolio Trust. The Adviser is a Massachusetts corporation incorporated in 1933 and is a registered investment adviser under the Investment Advisers Act of 1940.

         The Adviser provides fully discretionary management services and counseling and advisory services to a broad range of clients throughout the United States and abroad. As of February 28, 1997, Standish or its affiliate, Standish International Management Company, L.P. ("SIMCO"), managed approximately $30 billion of assets.

         The Portfolio's portfolio manager is Caleb F. Aldrich. Mr. Aldrich has been primarily responsible for the day-to-day management of the Standish Fixed Income Fund's portfolio since January 1, 1993 and of the Portfolio's portfolio since the Standish Fixed Income Fund's conversion to the master-feeder structure on May 3, 1996. During the past five years, Mr. Aldrich has served as a Director and Vice President of Standish.

         Subject to the supervision and direction of the Trustees of the Portfolio Trust, the Adviser manages the Portfolio in accordance with its stated investment objective and policies, recommends investment decisions for the Portfolio, places orders to purchase and sell securities on behalf of the Portfolio and permits the Portfolio to use the name "Standish." For its services to the Portfolio, the Adviser receives a monthly fee equal on an annual basis to 0.40% of the Portfolio's average daily net assets up to

$250 million, to 0.35% on the next $250 million and to 0.30% on amounts over $500 million.

Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator will receive a fee from the Portfolio in the amount of $7,500 annually.

Expenses. The Portfolio bears the expenses of its operations other than those incurred by Standish under the investment advisory agreement. Among other expenses, the Portfolio pays investment advisory fees; bookkeeping, share pricing and custodian fees and expenses; expenses of notices and reports to interest-holders; expenses of the Portfolio's administrator; legal and auditing fees; any registration and reporting fees and expenses; and Trustees' fees and expenses. Expenses of the Portfolio Trust which relate to more than one of its series are allocated among such series by the Adviser and SIMCO in an equitable manner, primarily on the basis of relative net asset values.

Portfolio Transactions. Subject to the supervision of the Trustees of the Portfolio Trust, the Adviser selects the brokers and dealers that execute orders to purchase and sell portfolio securities for the Portfolio. The Adviser will generally seek to obtain the best available price and most favorable execution with respect to all transactions for the Portfolio. The Adviser may also consider the extent to which a broker or dealer provides research to the Adviser.

ITEM 6.           CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Portfolio Trust has five series: Standish Fixed Income Portfolio, Standish Equity Portfolio,
Standish Small Capitalization Equity Portfolio, Standish Global Fixed Income Portfolio and Standish Small
Capitalization Equity Portfolio II.

         Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, British West Indies.

         Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.           PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

         An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

         The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time").

         Fixed income securities (other than money market instruments) for which accurate market prices are readily available are valued at their current market value on the basis of quotations, which may be furnished by a pricing service or provided by dealers in such securities. Securities not listed on an exchange or national securities market, certain mortgage-backed and asset-backed securities and securities for which there were no reported transactions are valued at the last quoted bid prices. Fixed income securities for which accurate market prices are not readily available and all other assets are valued at fair value as determined in good faith by Standish in accordance with procedures approved by the Trustees, which may include the use of yield equivalents or matrix pricing. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the

Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

         The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) in discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

         Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Code and applicable tax regulations.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such terms are used in the 1940 Act) in the Portfolio.

ITEM 8.           REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.           PENDING LEGAL PROCEEDINGS.

         Not applicable.

                                    APPENDIX

MOODY'S RATINGS DEFINITIONS
FOR CORPORATE BONDS AND
SOVEREIGN, SUBNATIONAL AND
SOVEREIGN RELATED ISSUES

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements. Their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

                            STANDARD & POOR'S RATINGS
DEFINITIONS

AAA - Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA- Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB - Debt rated BB is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                                STANDARD & POOR'S
CHARACTERISTICS OF SOVEREIGN
DEBT OF FOREIGN COUNTRIES

AAA-  Stable,   predictable   governments  with  demonstrated  track  record  of
responding flexibly to changing economic and political circumstances

Key players in the global trade and financial system:

-        Prosperous and resilient
         economies, high per capita
         incomes

-        Low fiscal deficits and
         government debt, low inflation

-        Low external debt

AA- Stable, predictable governments with demonstrated track record of responding to changing economic and political circumstances

-        Tightly integrated into global
         trade and financial system

-        Differ from AAAs only to a small
         degree because:

-        Economies are smaller, less
         prosperous and generally more
         vulnerable to adverse external
         influences (e.g., protection and
         terms of trade shocks)
-        More variable fiscal deficits,
         government debt and inflation

-        Moderate to high external debt

A- Politics evolving toward more open, predictable forms of governance in environment of rapid economic and social change

-        Established trend of integration
         into global trade and financial
         system

-        Economies are smaller, less
         prosperous and generally more
         vulnerable to adverse external
         influences (e.g., protection and
         terms of trade shocks), but

-        Usually rapid growth in output
         and per capita incomes

-        Manageable through variable
         fiscal deficits, government debt
         and inflation

-        Usually low but variable debt

-        Integration into global trade and
         financial system growing but
         untested

-        Low to moderate income
         developing economies but
         variable performance and quite
         vulnerable to adverse external
         influences

-        Variable to high fiscal deficits,
         government debt and inflation

-        Very high and variable debt, often
         graduates of Brady plan but track
         record not well established

BBB-- Political factors a source of significant uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change

-        Integration into global trade and
         financial system growing but
         untested

-        Economies less prosperous and
         often more vulnerable to adverse
         external influences

-        Variable to high fiscal deficits,
         government debt and inflation

-        High and variable external debt

BB-- Political factors a source of major uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change

-        Integration into global trade and
         financial system growing but
         untested

-        Low to moderate income
         developing economies, but
         variable performance and quite
         vulnerable to adverse external
         influences

-        Variable to high fiscal deficits,
         government debt and inflation

-        Very high and variable debt, often
         graduates of Brady Plan but track
         record not well established

BB- Political factors a source of major uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change


                          DESCRIPTION OF DUFF & PHELPS
                              RATINGS FOR CORPORATE
                            BONDS AND FOR SOVEREIGN,
                            SUBNATIONAL AND SOVEREIGN
                                 RELATED ISSUERS

AAA - Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

- High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

A - Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

BBB - Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

BB - Below investment grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

                          FITCH INVESTORS SERVICE, INC.
                              LONG-TERM DEBT RATING
                                   DEFINITIONS

AAA - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB - Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B - Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

                             IBAC LONG TERM RATINGS
                             FOR CORPORATE BONDS AND
                           FOR SOVEREIGN, SUBNATIONAL
                              AND SOVEREIGN RELATED
                                     ISSUES

AAA - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk substantially.

AA - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk, albeit not very significantly.

A - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

BBB - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in other categories.

BB - Obligations for which there is a possibility of investment risk developing. Capacity for timely repayment of principal and interest exists, but is susceptible over time to adverse changes in business, economic or financial conditions.

In the case of sovereign, subnational and sovereign related issuers, the Portfolio uses the foreign currency or domestic (local) currency rating depending upon how a security in the portfolio is denominated. In the case where the Portfolio holds a security denominated in a domestic (local) currency and one of the rating services does not provide a domestic (local) currency rating for the issuer, the Portfolio will use the foreign currency rating for the issuer; in the case where the Portfolio holds a security denominated in a foreign currency and one of the rating services does not provide a foreign currency rating for the issuer, the Portfolio will treat the security as being unrated.

Dated April 30, 1997

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                         STANDISH FIXED INCOME PORTFOLIO

                                     PART B


ITEM 10.          COVER PAGE.

         This Part B expands upon and supplements the information contained in Part A of Standish Fixed Income Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH FIXED INCOME PORTFOLIO.

ITEM 11.          TABLE OF CONTENTS.                                    PAGE

General Information and History......................................    B-1
Investment Objective and Policies....................................    B-1
Management of the Portfolio..........................................    B-23
Control Persons and Principal Holders of Securities..................    B-26
Investment Advisory and Other Services...............................    B-27
Brokerage Allocation and Other Practices.............................    B-29
Capital Stock and Other Securities...................................    B-30
Purchase, Redemption and Pricing of Securities Being Offered.........    B-30
Tax Status...........................................................    B-32
Underwriters.........................................................    B-37
Calculation of Performance Data......................................    B-37
Financial Statements.................................................    B-38

ITEM 12.          GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.          INVESTMENT OBJECTIVE AND POLICIES.

         Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

Maturity and Duration

         The effective maturity of an individual portfolio security in which the Portfolio invests is defined as the period remaining until the earliest date when the Portfolio can recover the principal amount of such security through mandatory redemption or prepayment by the issuer, the exercise by the Portfolio of a put option, demand feature or tender option granted by the issuer or a third party or the payment of the principal on the stated maturity date. The effective maturity of variable rate securities is calculated by reference to their coupon reset dates. Thus, the effective maturity of a security may be substantially shorter than its final stated maturity. Unscheduled prepayments of principal have the effect of shortening the effective maturities of securities in general and mortgage-backed securities in particular. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic, social and other factors and cannot be predicted with certainty. In general, securities, such as mortgage-backed securities, may be subject to greater prepayment rates in a declining interest rate environment. Conversely, in an increasing interest rate environment, the rate of prepayment may be expected to decrease. A higher than anticipated rate of unscheduled principal prepayments on securities purchased at a premium or a lower than anticipated rate of unscheduled payments on securities purchased at a discount may result in a lower yield (and total return) to the Portfolio than was anticipated at the time the securities were purchased. The Portfolio's reinvestment of unscheduled prepayments may be made at rates higher or lower than the rate payable on such security, thus affecting the return realized by the Portfolio.

         Duration  of an  individual  portfolio  security  is a  measure  of the security's price sensitivity taking into account expected cash flow and prepayments under a wide range of interest rate scenarios. In computing the duration of its portfolio, the Portfolio will have to estimate the duration of obligations that are subject to prepayment or redemption by the issuer taking into account the influence of interest rates on prepayments and coupon flows.
The Portfolio may use various techniques to shorten or lengthen the option-adjusted duration of its portfolio, including the acquisition of debt obligations at a premium or discount, and the use of mortgage swaps and interest rate swaps, caps, floors and collars.

Money Market Instruments and Repurchase Agreements

         Money market instruments include short-term U.S. Government securities, commercial paper (promissory notes issued by corporations to finance their short-term credit needs), negotiable certificates of deposit, non-negotiable fixed time deposits, bankers' acceptances and repurchase agreements.

         U.S. Government securities include securities which are direct obligations of the U.S. Government backed by the full faith and credit of the United States and securities issued by agencies and instrumentalities of the U.S. Government which may be guaranteed by the U.S. Treasury or supported by the issuer's right to borrow from the U.S. Treasury or may be backed by the credit of the federal agency or instrumentality itself. Agencies and instrumentalities of the U.S. Government include, but are not limited to, Federal Land Banks, the Federal Farm Credit Bank, the Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks and the Federal National Mortgage Association.

         Investments in commercial paper by the Portfolio will be rated Prime-1 by Moody's Investors Service, Inc. ("Moody's") or A-1 by Standard & Poor's Ratings Group ("S&P") or Duff 1+ by Duff & Phelps, which are the highest ratings assigned by these rating services (even if rated lower by one or more of the other agencies), or which, if not rated or rated lower by one or more of the agencies and not rated by the other agency or agencies, are judged by Standish, Ayer & Wood, Inc. ("Standish" or the "Adviser") to be of equivalent quality to the securities so rated.

         A repurchase agreement is an agreement under which the Portfolio acquires money market instruments (generally U.S. Government securities) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed-upon price and date (normally the next business day). The resale price reflects an agreed-upon interest rate effective for the period the instruments are held by the Portfolio and is unrelated to the interest rate on the instruments. The instruments acquired by the Portfolio (including accrued interest) must have an aggregate market value in excess of the resale price and will be held by the custodian bank for the Portfolio until they are repurchased. In evaluating whether to enter into a repurchase agreement, the Portfolio will carefully consider the credit worthiness of the seller pursuant to procedures reviewed and approved by the Board of Trustees of the Portfolio Trust.

         The use of repurchase agreements involves certain risks. For example, if the seller defaults on its obligation to repurchase the instruments acquired by the Portfolio at a time when their market value has declined, the Portfolio may incur a loss. If the seller becomes insolvent or subject to liquidation or reorganization under bankruptcy or other laws, a court may determine that the instruments acquired by the Portfolio are collateral for a loan by the Portfolio and therefore are subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the instruments it acquires. While the Trustees acknowledge these risks, it is expected that they can be controlled through careful documentation and monitoring.

Structured or Hybrid Notes

         As more fully described in Part A, the Portfolio may invest in structured or hybrid notes. It is expected that not more than 5% of the Portfolio's net assets will be at risk as a result of such investments. In addition to the risks associated with a direct investment in the benchmark asset, investments in structured and hybrid notes involve the risk that the issuer or counterparty to the obligation will fail to perform its contractual obligations. Certain structured or hybrid notes may also be leveraged to the extent that the magnitude of any change in the interest rate or principal payable on the benchmark asset is a multiple of the change in the reference price. Leverage enhances the price volatility of the security and, therefore, the Portfolio's net asset value. Further, certain structured or hybrid notes may be illiquid for purposes of the Portfolio's limitation on investments in illiquid securities.

Mortgage-Related Obligations

         Some of the characteristics of mortgage-related obligations and the issuers or guarantors of such securities are described below.

Life of Mortgage-Related Obligations

         The average life of mortgage-related obligations is likely to be substantially less than the stated maturities of the mortgages in the mortgage pools underlying such securities. Prepayments or refinancing of principal by mortgagors and mortgage foreclosures will usually result in the return of the greater part of principal invested long before the maturity of the mortgages in the pool.

         As prepayment rates of individual mortgage pools will vary widely, it is not possible to predict accurately the average life of a particular issue of mortgage-related obligations. However, with respect to GNMA Certificates, statistics published by the FHA are normally used as an indicator of the expected average life of an issue. The actual life of a particular issue of GNMA Certificates, however, will depend on the coupon rate of the financing.

GNMA Certificates

         The Government National Mortgage Association ("GNMA") was established in 1968 when the Federal National Mortgage Association ("FNMA") was separated into two organizations, GNMA and FNMA. GNMA is a wholly-owned government corporation within the Department of Housing and Urban Development. GNMA developed the first mortgage-backed pass-through instruments in 1970 for Farmers Home Administration-FHMA-insured, Federal Housing Administration-FHA-insured and for Veterans Administration-or VA-guaranteed mortgages ("government mortgages").

         GNMA purchases government mortgages and occasionally conventional mortgages to support the housing market. GNMA is known primarily, however, for its role as guarantor of pass-through securities collateralized by government mortgages. Under the GNMA securities guarantee program, government mortgages that are pooled must be less than one year old by the date GNMA issues its commitment. Loans in a single pool must be of the same type in terms of interest rate and maturity. The minimum size of a pool is $1 million for single-family mortgages and $500,000 for manufactured housing and project loans.

         Under the GNMA II program, loans with different interest rates can be included in a single pool and mortgages originated by more than one lender can be assembled in a pool. In addition, loans made by a single lender can be packaged in a custom pool (a pool containing loans with specific characteristics or requirements).

GNMA Guarantee

         The National Housing Act authorizes GNMA to guarantee the timely payment of principal of and interest on securities backed by a pool of mortgages insured by FHA or FHMA, or guaranteed by VA. The GNMA guarantee is backed by the full faith and credit of the United States. GNMA is also empowered to borrow without limitation from the U.S. Treasury if necessary to make any payments required under its guarantee.

Yield Characteristics of GNMA Certificates

         The coupon rate of interest on GNMA Certificates is lower than the interest rate paid on the VA-guaranteed, FHMA-insured or FHA-insured mortgages underlying the Certificates, but only by the amount of the fees paid to GNMA and the issuer. For the most common type of mortgage pool, containing single-family dwelling mortgages, GNMA receives an annual fee of 0.06% of the outstanding principal for providing its guarantee, and the issuer is paid an annual fee of 0.44% for assembling the mortgage pool and for passing through monthly payments of interest and principal to GNMA Certificate holders.

         The coupon rate by itself, however, does not indicate the yield which will be earned on the GNMA Certificates for several reasons. First, GNMA Certificates may be issued at a premium or discount, rather than at par, and, after issuance, GNMA Certificates may trade in the secondary market at a premium or discount. Second, interest is paid monthly, rather than semi-annually as with traditional bonds. Monthly compounding has the effect of raising the effective yield earned on GNMA Certificates. Finally, the actual yield of each GNMA Certificate is influenced by the prepayment experience of the mortgage pool underlying the GNMA Certificate. If mortgagors prepay their mortgages, the principal returned to GNMA Certificate holders may be reinvested at higher or lower rates.

Market for GNMA Certificates

         Since the inception of the GNMA mortgage-backed securities program in 1970, the amount of GNMA Certificates outstanding has grown rapidly. The size of the market and the active participation in the secondary market by securities dealers and many types of investors make the GNMA Certificates a highly liquid instrument. Prices of GNMA Certificates are readily available from securities dealers and depend on, among other things, the level of market rates, the GNMA Certificate's coupon rate and the prepayment experience of the pools of mortgages backing each GNMA Certificate.

FHLMC Participation Certificates

         The Federal Home Loan Mortgage Corporation ("FHLMC") was created by the Emergency Home Finance Act of 1970. It is a private corporation, initially capitalized by the Federal Home Loan Bank System, charged with supporting the mortgage lending activities of savings and loan associations by providing an active secondary market for conventional mortgages. To finance its mortgage purchases, FHLMC issues FHLMC Participation Certificates and Collateralized Mortgage Obligations ("CMOs").

         Participation Certificates represent an undivided interest in a pool of mortgage loans. FHLMC purchases whole loans or participations on 30-year and 15-year fixed-rate mortgages, adjustable-rate mortgages ("ARMs") and home improvement loans. Under certain programs, it will also purchase FHA and VA mortgages.

         Loans pooled for FHLMC must have a minimum coupon rate equal to the Participation Certificate rate specified at delivery, plus a required spread for the corporation and a minimum servicing fee, generally 0.375% (37.5 basis points). The maximum coupon rate on loans is 2% (200 basis points) in excess of the minimum eligible coupon rate for Participation Certificates. FHLMC requires a minimum commitment of $1 million in mortgages but imposes no maximum amount. Negotiated deals require a minimum commitment of $10 million. FHLMC guarantees timely payment of the interest and the ultimate payment of principal of its Participation Certificates. This guarantee is backed by reserves set aside to protect against losses due to default. The FHLMC CMO is divided into varying maturities with prepayment set specifically for holders of the shorter term securities. The CMO is designed to respond to investor concerns about early repayment of mortgages.

         FHLMC's CMOs are general obligations, and FHLMC will be required to use its general funds to make principal and interest payments on CMOs if payments generated by the underlying pool of mortgages are insufficient to pay principal and interest on the CMO.

         A CMO is a cash-flow bond in which mortgage payments from underlying mortgage pools pay principal and interest to CMO bondholders. The CMO is structured to address two major shortcomings associated with traditional pass-through securities: payment frequency and prepayment risk. Traditional pass-through securities pay interest and amortized principal on a monthly basis whereas CMOs normally pay principal and interest semi-annually. In addition, mortgage-backed securities carry the risk that individual mortgagors in the mortgage pool may exercise their prepayment privileges, leading to irregular cash flow and uncertain average lives, durations and yields.

         A typical CMO structure contains four tranches, which are generally referred to as classes A, B, C and Z. Each tranche is identified by its coupon and maturity. The first three classes are usually current interest-bearing bonds paying interest on a quarterly or semi-annual basis, while the fourth, Class Z, is an accrual bond. Amortized principal payments and prepayments from the underlying mortgage collateral redeem principal of the CMO sequentially; payments from the mortgages first redeem principal on the Class A bonds. When principal of the Class A bonds has been redeemed, the payments then redeem principal on the Class B bonds. This pattern of using principal payments to redeem each bond sequentially continues until the Class C bonds have been retired. At this point, Class Z bonds begin paying interest and amortized principal on their accrued value.

         The final tranche of a CMO is usually a deferred interest bond, commonly referred to as the Z bond. This bond accrues interest at its coupon rate but does not pay this interest until all previous tranches have been fully retired. While earlier classes remain outstanding, interest accrued on the Z bond is compounded and added to the outstanding principal. The deferred interest period ends when all previous tranches are retired, at which point the Z bond pays periodic interest and principal until it matures. The Adviser would purchase a Z bond for the Portfolio if it expected interest rates to decline.

FNMA Securities

         FNMA was created by the National Housing Act of 1938. In 1968, the agency was separated into two organizations, GNMA to support a secondary market for government mortgages and FNMA to act as a private corporation supporting the housing market.

         FNMA   pools   may   contain    fixed-rate    conventional   loans   on
one-to-four-family properties. Seasoned FHA and VA loans, as well as conventional growing equity mortgages, are eligible for separate pools. FNMA will consider other types of loans for securities pooling on a negotiated basis. A single pool may include mortgages with different loan-to-value ratios and interest rates, though rates may not vary beyond two percentage points.

Privately-Issued Mortgage Loan Pools

         Savings associations, commercial banks and investment bankers issue pass-through securities secured by a pool of mortgages.

         Generally, only conventional mortgages on single-family properties are included in private issues, though seasoned loans and variable rate mortgages are sometimes included. Private placements allow purchasers to negotiate terms of transactions. Maximum amounts for individual loans may exceed the loan limit set for government agency purchases. Pool size may vary, but the minimum is usually $20 million for public offerings and $10 million for private placements.

         Privately-issued mortgage-related obligations do not carry government or quasi-government guarantees. Rather, mortgage pool insurance generally is used to insure against credit losses that may occur in the mortgage pool. Pool insurance protects against credit losses to the extent of the coverage in force. Each mortgage, regardless of original loan-to-value ratio, is insured to 100% of principal, interest and other expenses, to a total aggregate loss limit stated on the policy. The aggregate loss limit of the policy generally is 5% to 7% of the original aggregate principal of the mortgages included in the pool.

         In addition to the insurance coverage to protect against defaults on the underlying mortgages, mortgage-backed securities can be protected against the nonperformance or poor performance of servicers. Performance bonding of obligations such as those of the servicers under the origination, servicing or other contractual agreement will protect the value of the pool of insured mortgages and enhance the marketability.

         The rating received by a mortgage security will be a major factor in its marketability. For public issues, a rating is always required, but it may be optional for private placements depending on the demands of the marketplace and investors.

         Before rating an issue, a rating agency such as Standard & Poor's or Moody's will consider several factors, including: the credit worthiness of the issuer; the issuer's track record as an originator and servicer; the type, term and characteristics of the mortgages, as well as loan-to-value ratio and loan amounts; the insurer and the level of mortgage insurance and hazard insurance provided. Where an equity reserve account or letter of credit is offered, the rating agency will also examine the adequacy of the reserve and the strength of the issuer of the letter of credit.

Strategic Transactions

         The Portfolio may, but is not required to, utilize various other investment strategies as described below to seek to hedge various market risks, to manage the effective maturity or duration of fixed-income securities, or to enhance potential gain. Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objectives, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, equity and fixed-income indices and other financial instruments; purchase and sell financial futures contracts and options thereon; enter into various interest rate transactions such as swaps, caps, floors or collars; and enter into various currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currencies or currency futures (collectively, all the above are called "Strategic Transactions"). Strategic Transactions may be used in an attempt to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from general market, interest rate or currency exchange rate fluctuations, to protect the Portfolio's unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes, to manage effective maturity or duration, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to enhance potential gain in circumstances where hedging is not involved although the Portfolio will attempt to limit its net loss exposure from Strategic Transaction entered into for non-hedging purposes to 3% of its net assets. (Transactions such as writing covered call options are considered to involve hedging for the purposes of this limitation.) In calculating the Portfolio's net loss exposure from such Strategic Transactions, an unrealized gain from a particular Strategic Transaction position would be netted against an unrealized loss from a related Strategic Transaction position. For example, if the Adviser believes that short-term interest rates as indicated in the forward yield curve are too high, the Portfolio may take a short position in a near-term Eurodollar futures contract and a long position in a longer-dated Eurodollar futures contract. Under such circumstances, any unrealized loss in the near-term Eurodollar futures position would be netted against any unrealized gain in the longer-dated Eurodollar futures position (and vice versa) for purposes of calculating the Portfolio's net loss exposure. The ability of the Portfolio to utilize these Strategic Transactions successfully will depend on the Adviser's ability to predict pertinent market and interest rate movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited in order to enable certain investors in the Portfolio to comply with the requirements of Subchapter M of the Code, for qualification as regulated investment companies.

Risks of Strategic Transactions

         Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Adviser's view as to certain market or interest rate movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. The writing of put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of purchases due to the exercise of put options) or lower than (in the case of sales due to the exercise of call options) current market values, limit the amount of appreciation the Portfolio can realize on its investments or cause the Portfolio to hold a security it might otherwise sell. The use of currency transactions can result in the Portfolio incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The use of options and futures transactions entails certain other risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. The writing of options could significantly increase the Portfolio's portfolio turnover rate and, therefore, associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses, if at all. Although the use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time, in certain circumstances, they tend to limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited; however, as described above, the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for non-hedging purposes. Futures markets are highly volatile and the use of futures may increase the volatility of the Portfolio's net asset value. Finally, entering into futures contracts would create a greater ongoing potential financial risk than would purchases of options where the exposure is limited to the cost of the initial premium. Losses resulting from the use of Strategic Transactions would reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized.

General Characteristics of Options

         Put  options  and  call  options  typically  have  similar   structural
characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold. Thus, the following general discussion relates to each of the particular types of options discussed in greater detail below. In addition, many Strategic Transactions involving options require segregation of the Portfolio's assets in special accounts, as described below under "Use of Segregated Accounts."

         A put option gives the purchaser of the option, in consideration for the payment of a premium, the right to sell, and the writer the obligation to buy (if the option is exercised), the underlying security, commodity, index, currency or other instrument at the exercise price. For instance, the Portfolio's purchase of a put option on a security might be designed to protect its holdings in the underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value by giving the Portfolio the right to sell such instrument at the option exercise price. A call option, in consideration for the payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell (if the option is exercised), the underlying instrument at the exercise price. The Portfolio may purchase a call option on a security, futures contract, index, currency or other instrument to seek to protect the Portfolio against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase such instrument. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. The Portfolio is authorized to purchase and sell exchange listed options and over-the-counter options ("OTC" options). Exchange listed options are issued by a regulated intermediary such as the Options Clearing Corporation ("OCC"), which guarantees the performance of the obligations of the parties to such options. The discussion below uses the OCC as an example, but is also applicable to other financial intermediaries.

         With certain exceptions, exchange listed options generally settle by physical delivery of the underlying security or currency, although in the future cash settlement may become available. Index options and Eurodollar instruments are cash settled for the net amount, if any, by which the option is in-the-money (i.e., where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

         The Portfolio's ability to close out its position as a purchaser or seller of an exchange listed put or call option is dependent, in part, upon the liquidity of the option market. There is no assurance that a liquid option market on an exchange will exist. In the event that the relevant market for an option on an exchange ceases to exist, outstanding options on that exchange would generally continue to be exercisable in accordance with their terms.

         The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

         OTC options are purchased from or sold to securities dealers, financial institutions or other parties ("Counterparties") through direct agreement with the Counterparty. In contrast to exchange listed options, which generally have standardized terms and performance mechanics, all the terms of an OTC option, including such terms as method of settlement, term, exercise price, premium, guarantees and security, are set by negotiation of the parties. The Portfolio will generally sell (write) OTC options that are subject to a buy-back provision permitting the Portfolio to require the Counterparty to sell the option back to the Portfolio at a formula price within seven days. OTC options purchased by the Portfolio, and portfolio securities "covering" the amount of the Portfolio's obligation pursuant to an OTC option sold by it (the cost of the sell-back plus the in-the-money amount, if any) are subject to the Portfolio's restriction on illiquid securities, unless determined to be liquid in accordance with procedures adopted by the Board of Trustees. For OTC options written with "primary dealers" pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount which is considered to be illiquid may be calculated by reference to a formula price. The Portfolio expects generally to enter into OTC options that have cash settlement provisions, although it is not required to do so.

         Unless the parties provide for it, there is no central clearing or guaranty function in an OTC option. As a result, if the Counterparty fails to make delivery of the security, currency or other instrument underlying an OTC option it has entered into with the Portfolio or fails to make a cash settlement payment due in accordance with the terms of that option, the Portfolio will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Accordingly, the Adviser must assess the credit worthiness of each such Counterparty or any guarantor or credit enhancement of the Counterparty's credit to determine the likelihood that the terms of the OTC option will be satisfied. The Portfolio will engage in OTC option transactions only with U.S. Government securities dealers recognized by the Federal Reserve Bank of New York as "primary dealers," or broker dealers, domestic or foreign banks or other financial institutions which have received, combined with any credit enhancements, a long-term debt rating of A from S&P or Moody's or an equivalent rating from any other nationally recognized statistical rating organization ("NRSRO") or the debt of which is determined to be of equivalent credit quality by the Adviser.

         If the Portfolio sells (writes) a call option, the premium that it receives may serve as a partial hedge, to the extent of the option premium, against a decrease in the value of the underlying securities or instruments in its portfolio or will increase the Portfolio's income. The sale (writing) of put options can also provide income.

         The Portfolio may purchase and sell (write) call options on securities including U.S. Treasury and agency securities, mortgage-backed securities, asset backed securities, corporate debt securities, equity securities (including convertible securities) and Eurodollar instruments that are traded on U.S. and foreign securities exchanges and in the over-the-counter markets, and on securities indices, currencies and futures contracts. All calls sold by the Portfolio must be covered (i.e., the Portfolio must own the securities or the futures contract subject to the call) or must meet the asset segregation requirements described below as long as the call is outstanding. In addition, the Portfolio may cover a written call option or put option by entering into an offsetting forward contract and/or by purchasing an offsetting option or any other option which, by virtue of its exercise price or otherwise, reduces the Portfolio's net exposure on its written option position. Even though the Portfolio will receive the option premium to help offset any loss, the Portfolio may incur a loss if the exercise price is below the market price for the security subject to the call at the time of exercise. A call sold by the Portfolio also exposes the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or instrument and may require the Portfolio to hold a security or instrument which it might otherwise have sold.

         The Portfolio may purchase and sell (write) put options on securities including U.S. Treasury and agency securities, mortgage backed securities, asset backed securities, foreign sovereign debt, corporate debt securities, equity securities (including convertible securities) and Eurodollar instruments (whether or not it holds the above securities in its portfolio), and on securities indices, currencies and futures contracts. The Portfolio will not sell put options if, as a result, more than 50% of the Portfolio's assets would be required to be segregated to cover its potential obligations under such put options other than those with respect to futures and options thereon. In selling put options, there is a risk that the Portfolio may be required to buy the underlying security at a price above the market price.

Options on Securities Indices and Other Financial Indices

         The Portfolio may also purchase and sell (write) call and put options on securities indices and other financial indices. Options on securities indices and other financial indices are similar to options on a security or other instrument except that, rather than settling by physical delivery of the underlying instrument, they settle by cash settlement. For example, an option on an index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the index upon which the option is based exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option (except if, in the case of an OTC option, physical delivery is specified). This amount of cash is equal to the differential between the closing price of the index and the exercise price of the option, which also may be multiplied by a formula value. The seller of the option is obligated, in return for the premium received, to make delivery of this amount upon exercise of the option. In addition to the methods described above, the Portfolio may cover call options on a securities index by owning securities whose price changes are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio.

General Characteristics of Futures

         The Portfolio may enter into financial futures contracts or purchase or sell put and call options on such futures. Futures are generally bought and sold on the commodities exchanges where they are listed and involve payment of initial and variation margin as described below. All futures contracts entered into by the Portfolio are traded on U.S. exchanges or boards of trade that are licensed and regulated by the Commodity Futures Trading Commission ("CFTC") or on certain foreign exchanges.

         The sale of futures contracts creates a firm obligation by the Portfolio, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or, with respect to index futures and Eurodollar instruments, the net cash amount). The purchase of futures contracts creates a corresponding obligation by the Portfolio, as purchaser to purchase a financial instrument at a specific time and price. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract and obligates the seller to deliver such position, if the option is exercised.

         The Portfolio's use of financial futures and options thereon will in all cases be consistent with applicable regulatory requirements and in particular the regulations of the CFTC relating to exclusions from regulation as a commodity pool operator. Those regulations currently provide that the Portfolio may use commodity futures and option positions (i) for bona fide hedging purposes without regard to the percentage of assets committed to margin and option premiums, or (ii) for other purposes permitted by the CFTC to the extent that the aggregate initial margin and option premiums required to establish such non-hedging positions (net of the amount that the positions were "in the money" at the time of purchase) do not exceed 5% of the net asset value of the Portfolio's portfolio, after taking into account unrealized profits and losses on such positions. Typically, maintaining a futures contract or selling an option thereon requires the Portfolio to deposit, with its custodian for the benefit of a futures commission merchant, or directly with the futures commission merchant, as security for its obligations an amount of cash or other specified assets (initial margin) which initially is typically 1% to 10% of the face amount of the contract (but may be higher in some circumstances). Additional cash or assets (variation margin) may be required to be deposited directly with the futures commission merchant thereafter on a daily basis as the value of the contract fluctuates. The purchase of an option on financial futures involves payment of a premium for the option without any further obligation on the part of the Portfolio. If the Portfolio exercises an option on a futures contract it will be obligated to post initial margin (and potential subsequent variation margin) for the resulting futures position just as it would for any position. Futures contracts and options thereon are generally settled by entering into an offsetting transaction but there can be no assurance that the position can be offset prior to settlement at an advantageous price, nor that delivery will occur. The segregation requirements with respect to futures contracts and options thereon are described below.

Currency Transactions

         The Portfolio may engage in currency transactions with Counterparties to seek to hedge the value of portfolio holdings denominated in particular currencies against fluctuations in relative value or to enhance potential gain. Currency transactions include currency contracts, exchange listed currency futures, exchange listed and OTC options on currencies, and currency swaps. A forward currency contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A currency swap is an agreement to exchange cash flows based on the notional (agreed upon) difference among two or more currencies and operates similarly to an interest rate swap, which is described below. The Portfolio may enter into over-the-counter currency transactions with Counterparties which have received, combined with any credit enhancements, a long term debt rating of A by S&P or Moody's, respectively, or that have an equivalent rating from a NRSRO or (except for OTC currency options) are determined to be equivalent credit quality by the Adviser.

         The Portfolio's transactions in forward currency contracts and other currency transactions such as futures, options, options on futures and swaps will generally be limited to hedging involving either specific transactions or portfolio positions. See "Strategic Transactions." Transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of the Portfolio, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. Position hedging is entering into a currency transaction with respect to portfolio security positions denominated or generally quoted in that currency.

         The Portfolio will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held in its portfolio that are denominated or generally quoted in or currently convertible into such currency, other than with respect to proxy hedging as described below.

         The Portfolio may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value in relation to other currencies to which the Portfolio has or in which the Portfolio expects to have portfolio exposure. For example, the Portfolio may hold a French government bond and the Adviser may believe that French francs will deteriorate against German marks. The Portfolio would sell French francs to reduce its exposure to that currency and buy German marks. This strategy would be a hedge against a decline in the value of French francs, although it would expose the Portfolio to declines in the value of the German mark relative to the U.S. dollar.

         To seek to reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities, the Portfolio may also engage in proxy hedging. Proxy hedging is often used when the currency to which the Portfolio's portfolio is exposed is difficult to hedge or to hedge against the U.S. dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which certain of the Portfolio's portfolio securities are or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the portfolio securities denominated in linked currencies. For example, if the Adviser considers that the Austrian schilling is linked to the German deutschemark (the "D- mark"), and a portfolio contains securities denominated in schillings and the Adviser believes that the value of schillings will decline against the U.S. dollar, the Adviser may enter into a contract to sell D-marks and buy dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Portfolio if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Portfolio is engaging in proxy hedging. If the Portfolio enters into a currency hedging transaction, it will comply with the asset segregation requirements described below.

Risks of Currency Transactions

         Currency transactions are subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to the Portfolio if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid market which may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy.

Combined Transactions

         The Portfolio may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple currency transactions (including forward currency contracts) and multiple interest rate transactions, structured notes and any combination of futures, options, currency and interest rate transactions ("combined transactions"), instead of a single Strategic Transaction, as part of a single or combined strategy when, in the opinion of the Adviser, it is in the best interests of the Portfolio to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions are normally entered into based on the Adviser's judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination will instead increase such risks or hinder achievement of the portfolio management objective.


Swaps, Caps, Floors and Collars

         Among the Strategic Transactions into which the Portfolio may enter are interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars. The Portfolio expects to enter into these transactions primarily for hedging purposes, including, but not limited to, preserving a return or spread on a particular investment or portion of the Portfolio's portfolio, protecting against currency fluctuations, as a duration management technique or protecting against an increase in the price of securities the Portfolio anticipates purchasing at a later date. Swaps, caps, floors and collars may also be used to enhance potential gain in circumstances where hedging is not involved although, as described above, the Portfolio will attempt to limit its net loss exposure resulting from swaps, caps, floors and collars and other Strategic Transactions entered into for such purposes. The Portfolio will attempt to limit net loss exposure from Strategic Transaction entered into for non-hedging purposes to not more than 3% of its net assets. The Portfolio will not sell interest rate caps or floors where it does not own securities or other instruments providing the income stream the Portfolio may be obligated to pay. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. A currency swap is an agreement to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them and an index swap is an agreement to swap cash flows on a notional amount based on changes in the values of the reference indices. The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling such cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of a floor entitles the purchaser to receive payments on a notional principal amount from the party selling such floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain rate of return within a predetermined range of interest rates or values.

         The Portfolio will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. The Portfolio will not enter into any swap, cap, floor or collar transaction unless, at the time of entering into such transaction, the unsecured long-term debt of the Counterparty, combined with any credit enhancements, is rated at least A by S&P or Moody's or has an equivalent rating from an NRSRO or the Counterparty issues debt that is determined to be of equivalent credit quality by the Adviser. If there is a default by the Counterparty, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed. Swaps, caps, floors and collars are considered illiquid for purposes of the Portfolio's policy regarding illiquid securities, unless it is determined, based upon continuing review of the trading markets for the specific security, that such security is liquid. The Board of Trustees of the Portfolio Trust has adopted guidelines and delegated to the Adviser the daily function of determining and monitoring the liquidity of swaps, caps, floors and collars. The Board of Trustees, however, retains oversight focusing on factors such as valuation, liquidity and availability of information and is ultimately responsible for such determinations. The Staff of the SEC currently takes the position that swaps, caps, floors and collars are illiquid and are subject to the Portfolio's limitation on investing in illiquid securities.

Eurodollar Contracts

         The Portfolio may make investments in Eurodollar contracts. Eurodollar contracts are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate ("LlBOR"), although foreign currency- denominated contracts are available from time to time. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Portfolio might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed income instruments are linked.

Risks of Strategic Transactions Outside the United States

         The Portfolio may use strategic transactions to seek to hedge against currency exchange rate risks. When conducted outside the United States, Strategic Transactions may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. The value of such positions also could be adversely affected by: (i) lesser availability than in the United States of data on which to make trading decisions, (ii) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iii) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, (iv) lower trading volume and liquidity, and (v) other complex foreign political, legal and economic factors. At the same time, Strategic Transactions may offer advantages such as trading in instruments that are not currently traded in the United States or arbitrage possibilities not available in the United States.

Use of Segregated Accounts

         The Portfolio will hold securities or other instruments whose values are expected to offset its obligations under the Strategic Transactions. The Portfolio will cover Strategic Transactions as required by interpretive positions of the SEC. The Portfolio will not enter into Strategic Transactions that expose the Portfolio to an obligation to another party unless it owns either (i) an offsetting position in securities or other options, futures contracts or other instruments or (ii) cash, receivables or liquid securities with a value sufficient to cover its potential obligations. The Portfolio may have to comply with any applicable regulatory requirements for Strategic Transactions, and if required, will set aside cash and other assets in a segregated account with its custodian bank in the amount prescribed. In that case, the Portfolio's custodian would maintain the value of such segregated account equal to the prescribed amount by adding or removing additional cash or other assets to account for fluctuations in the value of the account and the Portfolio's obligations on the underlying Strategic Transactions. Assets held in a segregated account would not be sold while the Strategic Transaction is outstanding, unless they are replaced with similar assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to make distributions or satisfy other current obligations.

"When-Issued", "Delayed Delivery Securities" and "Forward Commitment" Securities

         The Portfolio may invest up to 15% of its net assets in securities purchased on a when-issued or delayed delivery basis. Delivery and payment for securities purchased on a when-issued or delayed delivery basis will normally take place 15 to 45 days after the date of the transaction. The payment obligation and interest rate on the securities are fixed at the time that the Portfolio enters into the commitment, but interest will not accrue to the Portfolio until delivery of and payment for the securities. Although the Portfolio will only make commitments to purchase "when- issued" and "delayed delivery" securities with the intention of actually acquiring the securities, the Portfolio may sell the securities before the settlement date if deemed advisable by the Adviser.

         Unless the Portfolio has entered into an offsetting agreement to sell the securities purchased on a when-issued or forward commitment basis, cash or liquid obligations with a market value at least equal to the amount of the Portfolio's commitment will be segregated with the Portfolio's custodian bank. If the market value of these securities declines, additional cash or securities will be segregated daily so that the aggregate market value of the segregated securities equals the amount of the Portfolio's commitment.

         Securities purchased on a "when-issued", "delayed delivery" or "forward commitment" basis may have a market value on delivery which is less than the amount paid by the Portfolio. Changes in market value may be based upon the public's perception of the credit worthiness of the issuer or changes in the level of interest rates. Generally, the value of "when-issued", "delayed delivery" and "forward commitment" securities will fluctuate inversely to changes in interest rates, i.e., they will appreciate in value when interest rates fall and will depreciate in value when interest rates rise.

Portfolio Turnover

         It is not the policy of the Portfolio to purchase or sell securities for trading purposes. However, the Portfolio places no restrictions on portfolio turnover and it may sell any portfolio security without regard to the period of time it has been held, except to the extent sales may be limited in order to enable certain investors in the Portfolio to maintain their status as regulated investment companies under the Code. The Portfolio may therefore generally change its portfolio investments at any time in accordance with the Adviser's appraisal of factors affecting any particular issuer or market, or the economy in general. A rate of turnover of 100% would occur if the value of the lesser of purchases and sales of portfolio securities for a particular year equaled the average monthly value of portfolio securities owned during the year (excluding short-term securities). A high rate of portfolio turnover (100% or more) involves a correspondingly greater amount of brokerage commissions and other costs which must be borne directly by the Portfolio and thus indirectly by its shareholders. It may also result in the realization of larger amounts of net short-term capital gains, and may, under certain circumstances, make it more difficult for investors in the Portfolio to qualify as regulated investment companies under the Code.

                             INVESTMENT RESTRICTIONS

         The Portfolio has adopted the following fundamental policies. Each of the Portfolio's fundamental policies cannot be changed unless the change is approved by the "vote of the outstanding voting securities" of the Portfolio, which phrase as used herein means the lesser of (i) 67% or more of the voting securities of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio.

         As a matter of fundamental policy, the Portfolio may not:

1. Invest, with respect to at least 75% of its total assets, more than 5% in the securities of any one issuer (other than the U.S. Government, its agencies or instrumentalities) or acquire more than 10% of the outstanding voting securities of any issuer.

2. Issue senior securities, borrow money or securities or pledge or mortgage its assets, except that the Portfolio may (a) borrow money from banks as a temporary measure for extraordinary or emergency purposes (but not for investment purposes) in an amount up to 15% of the current value of its total assets, (b) enter into forward roll transactions, and (c) pledge its assets to an extent not greater than 15% of the current value of its total assets to secure such borrowings.

3. Lend portfolio securities except that the Portfolio (i) may lend portfolio securities in accordance with the Portfolio's investment policies up to 33 1/3% of the Portfolio's total assets taken at market value, (ii) enter into repurchase agreements, and (iii) purchase all or a portion of an issue of debt securities, bank loan participation interests, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.

4. Invest more than 25% of the current value of its total assets in any single industry, provided that this restriction shall not apply to U.S. Government securities, including mortgage pass-through securities (GNMAs).

5. Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter under the Securities Act of 1933.

6. Purchase real estate or real estate mortgage loans, although the Portfolio may purchase marketable securities of companies which deal in real estate, real estate mortgage loans or interests therein.

7. Purchase securities on margin (except that the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities).

8. Purchase or sell commodities or commodity contracts except that the Portfolio may purchase and sell financial futures contracts and options on financial futures contracts and engage in foreign currency exchange transactions.

         The following restrictions are not fundamental policies and may be changed by the Trustees of the Portfolio Trust without investor approval in accordance with applicable laws, regulations or regulatory policy. The Portfolio may not:

         A. Invest in the securities of an issuer for the purpose of exercising control or management, but it may do so where it is deemed advisable to protect or enhance the value of an existing investment.

         B. Purchase securities of any other investment company except to the extent permitted by the 1940 Act.

         C.       Invest more than 15% of its net assets in illiquid securities.

         D.       Invest   more  than  5%  of  its  net  assets  in   repurchase
                  agreements.

         E.       Purchase   additional   securities  if  the  Portfolio's  bank
                  borrowings exceed 5% of its net assets.

         If any percentage restriction described above is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction.

ITEM 14.          MANAGEMENT OF THE PORTFOLIO.

Trustees and Officers of the Portfolio Trust

         The Trustees and executive officers of the Portfolio Trust are listed below. All executive officers of the Portfolio Trust are affiliates of Standish, Ayer & Wood, Inc., the Portfolio's investment adviser.


Name, Address and Date of Birth                         Position Held With               Principal Occupation
                                                               Trust                     During Past 5 Years
*D. Barr Clayson, 7/29/35                               Vice President and                Vice President and
c/o Standish, Ayer & Wood, Inc.                               Trustee                     Managing Director,
One Financial Center                                                                    Standish, Ayer & Wood,
Boston, MA  02111                                                                         Inc.; Chairman and
                                                                                          Director, Standish
                                                                                            International
                                                                                         Management Company,
                                                                                                 L.P.
Samuel C. Fleming, 9/30/40                                    Trustee                   Chairman of the Board
c/o Decision Resources, Inc.                                                             and Chief Executive
1100 Winter Street                                                                        Officer, Decision
Waltham, MA  02154                                                                     Resources, Inc.; through
                                                                                          1989, Senior V.P.
                                                                                           Arthur D. Little
Benjamin M. Friedman, 8/5/44                                  Trustee                    William Joseph Maier
c/o Harvard University                                                                  Professor of Political
Cambridge, MA  02138                                                                           Economy,
                                                                                          Harvard University


                                      B-23




Name, Address and Date of Birth                         Position Held With               Principal Occupation
                                                               Trust                     During Past 5 Years
John H. Hewitt, 4/11/35                                       Trustee                    Trustee, The Peabody
P.O. Box 307                                                                             Foundation; Trustee,
So. Woodstock, VT  05071                                                               Visiting Nurse Alliance
                                                                                            of Vermont and
                                                                                            New Hampshire
*Edward H. Ladd, 1/3/38                                  Trustee and Vice               Chairman of the Board
c/o Standish, Ayer & Wood, Inc.                              President                  and Managing Director,
One Financial Center                                                                    Standish, Ayer & Wood,
Boston, MA  02111                                                                     Inc. since 1990; formerly
                                                                                        President of Standish,
                                                                                          Ayer & Wood, Inc.,
                                                                                         Director of Standish
                                                                                            International
                                                                                              Management
                                                                                            Company, L.P.
Caleb Loring III, 11/14/43                                    Trustee                   Trustee, Essex Street
c/o Essex Street Associates                                                               Associates (family
P.O. Box 5600                                                                         investment trust officer);
Beverly Farms, MA  01915                                                                  Director, Holyoke
                                                                                           Mutual Insurance
                                                                                               Company
*Richard S. Wood, 5/21/54                                  President and                   Vice President,
c/o Standish, Ayer & Wood, Inc.                               Trustee                  Secretary, and Managing
One Financial Center                                                                   Director, Standish, Ayer
Boston, MA  02111                                                                      & Wood, Inc.; Executive
                                                                                          Vice President and
                                                                                          Director, Standish
                                                                                            International
                                                                                              Management
                                                                                            Company, L.P.
James E. Hollis III, 11/21/48                             Executive Vice                  Vice President and
c/o Standish, Ayer & Wood, Inc.                        President, Secretary            Director, Standish, Ayer
One Financial Center                                       and Treasurer                     & Wood, Inc.
Boston, MA  02111


                                      B-24




Name, Address and Date of Birth                         Position Held With               Principal Occupation
                                                               Trust                     During Past 5 Years
Paul G. Martins, 3/10/56                                  Vice President              Vice President, Standish,
c/o Standish, Ayer & Wood, Inc.                                                        Ayer & Wood, Inc. since
One Financial Center                                                                    October 1996; formerly
Boston, MA  02111                                                                       Senior Vice President,
                                                                                         Treasurer and Chief
                                                                                         Financial Officer of
                                                                                        Liberty Financial Bank
                                                                                      Group (1993-95); prior to
                                                                                           1993, Corporate
                                                                                       Controller, The Berkeley
                                                                                           Financial Group
Beverly E. Banfield, 7/6/56                               Vice President                  Vice President and
c/o Standish, Ayer & Wood, Inc.                                                          Compliance Officer,
One Financial Center                                                                    Standish, Ayer & Wood,
Boston, MA  02111                                                                        Inc.; Assistant Vice
                                                                                            President and
                                                                                         Compliance Officer,
                                                                                           Freedom Capital
                                                                                           Management Corp.
                                                                                             (1989-1992)
Lavinia B. Chase, 6/4/46                                  Vice President              Vice President, Associate
c/o Standish, Ayer & Wood, Inc.                                                        Director, Standish, Ayer
One Financial Center                                                                         & Wood, Inc.
Boston, MA  02111
Anne P. Herrmann, 1/26/56                                 Vice President                     Mutual Fund
c/o Standish, Ayer & Wood, Inc.                                                        Administrator, Standish,
One Financial Center                                                                      Ayer & Wood, Inc.
Boston, MA  02111
Denise B. Kneeland, 8/19/51                               Vice President                  Senior Operations,
c/o Standish, Ayer & Wood, Inc.                                                        Manager, Standish, Ayer
One Financial Center                                                                      & Wood, Inc. since
Boston, MA  02111                                                                      December 1995, formerly
                                                                                       Vice President Scudder,
                                                                                               Stevens
                                                                                              and Clark

*Indicates that Trustee is an interested person of the Portfolio Trust for purposes of the 1940 Act.

                                      B-25

Compensation of Trustees and Officers

         The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the year ended December 31, 1996.

         The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended December 31, 1996:


                                                                         Pension or                  Total
                                                                         Retirement               Compensation
                                                                          Benefits                    from
                                                                         Accrued as              Portfolio and
                                                                          Part of                    Other
                                                     The                Portfolio's                 Funds in
              Name of Trustee                     Portfolio               Expenses                  Complex*
              ---------------                     ---------               --------                  -------
D. Barr Clayson                                       $0                     $0                        $0
Samuel C. Fleming                                  $12,309                   $0                     $49,250
Benjamin M. Friedman                               $11,372                   $0                     $45,500
John H. Hewitt                                     $11,372                   $0                     $45,500
Edward H. Ladd                                        $0                     $0                        $0
Caleb Loring, III                                  $11,372                   $0                     $45,500
Richard S. Wood                                       $0                     $0                        $0

  * As of the date of this Statement of Additional Information there were 20 registered investment companies (or series thereof) in the fund complex, five of which were series of the Portfolio Trust. Total compensation is presented for the calendar year ended December 31, 1996.

ITEM 15.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of April 1, 1997, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. At April 1, 1997, the Standish Fixed Income Fund beneficially owned approximately 100% of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. The Standish Fixed Income Fund is a separate diversified series of the Standish, Ayer & Wood

Investment Trust, an open end investment company, located at One Financial Center, Boston, MA 02111.

         Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 16.          INVESTMENT ADVISORY AND OTHER SERVICES.

Investment Adviser of the Portfolio Trust

         Standish serves as the adviser to the Portfolio pursuant to a written investment advisory agreement. Standish is a Massachusetts corporation organized in 1933 and is registered under the Investment Advisers Act of 1940.

         The following, constituting all of the Directors and all of the shareholders of Standish, are the Standish controlling persons: Caleb F. Aldrich, Nicholas S. Battelle, Walter M. Cabot, Sr., David H. Cameron, Karen K. Chandor, D. Barr Clayson, Richard C. Doll, Dolores S. Driscoll, Mark A. Flaherty, Maria D. Furman, James E. Hollis III, Raymond J. Kubiak, Edward H.
Ladd, Laurence A. Manchester, George W. Noyes, Arthur H. Parker, Howard B. Rubin, Austin C. Smith, David C. Stuehr, Ralph S. Tate, and Richard S. Wood.

         Certain services provided by the Adviser under the advisory agreement are described in Part A. These services are provided without reimbursement by the Portfolio for any costs incurred. Under the investment advisory agreement, the Adviser is paid a fee based on the Portfolio's average daily net asset value. The advisory fees are payable monthly.



                                          Contractual Advisory Fee Rate
                                  (as a percentage of average daily net assets)
The Portfolio                            0.40% of the first $250 million
                                         0.35% of the next $250 million
                                           0.30% of over $500 million

During the last three fiscal years ended December 31, the Portfolio paid advisory fees in the following amounts:

                        1994                 1995                  1996
                        ----                 ----                  ----
The Portfolio           N/A                  N/A                5,121,7561

------------------------
1  The Portfolio commenced operations on May 3, 1996.


         The Portfolio bears expenses of its operations other than those incurred by the Adviser pursuant to the investment advisory agreement. Among other expenses, the Portfolio will pay share pricing and shareholder servicing fees and expenses; custodian fees and expenses; legal and auditing fees and expenses; expenses of prospectuses, statements of additional information and shareholder reports; registration and reporting fees and expenses; and Trustees' fees and expenses.

         Unless terminated as provided below, the investment advisory agreement continues in full force and effect from year to year but only so long as each such continuance is approved annually (i) by either the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio, and, in either event (ii) by vote of a majority of the Trustees of the Portfolio Trust who are not parties to the investment advisory agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The investment advisory agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio or by the Adviser, on sixty days' written notice to the other parties. The investment advisory agreement terminates in the event of its assignment as defined in the 1940 Act.

         In an attempt to avoid any potential conflict with portfolio transactions for the Portfolio, the Adviser, the Principal Underwriter and the Portfolio Trust have each adopted extensive restrictions on personal securities trading by personnel of the Adviser and its affiliates. These restrictions include: pre-clearance of all personal securities transactions and a prohibition of purchasing initial public offerings of securities. These restrictions are a continuation of the basic principle that the interests of the Portfolio and its investors come before those of the Adviser and its employees.

Administrator of the Portfolio

         IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio

Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator currently receives a fee from the Portfolio in the amount of $7,500 annually. The Portfolio's administration agreement can be terminated by either party on not more than sixty days' written notice.

Custodian

         Investors Bank & Trust Company, 89 South Street, Boston, Massachusetts 02111, serves as custodian of all cash and securities of the Portfolio.

Independent Accountants

         Coopers & Lybrand, P.O. Box 219, Grand Cayman, Cayman Islands, BWI, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 17.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Adviser is responsible for placing the Portfolio's portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in all portfolio transactions will be prompt execution of orders in an efficient manner at the most favorable price. In selecting broker-dealers and in negotiating commissions, the Adviser will consider the firm's reliability, the quality of its execution services on a continuing basis and its financial condition. In addition, if the Adviser determines in good faith that the amount of commissions charged by a broker is reasonable in relation to the value of the brokerage and research services provided by such broker, the Portfolio may pay commissions to such broker in an amount greater than the amount another firm may charge. Research services may include (i) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, (ii) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, and (iii) effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Research services furnished by firms through which the Portfolio effects securities transactions may be used by the Adviser in servicing other accounts; not all of these services may be used by the Adviser in connection with the Portfolio generating the soft dollar credits. The investment advisory fee paid by the Portfolio under the investment advisory agreements will not be reduced as a result of the Adviser's receipt of research services.

         The Adviser also places portfolio transactions for other advisory accounts. The Adviser will seek to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Portfolio and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Portfolio. In making such allocations, the main factors considered by the Adviser will be the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and opinions of the persons responsible for recommending the investment.

         Because most of the Portfolio's securities transactions are effected on a principal basis involving a "spread" or "dealer mark-up," the Portfolio has not paid any brokerage commissions during the past three years.

ITEM 18.          CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a series of Standish, Ayer & Wood Master Portfolio, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Portfolio Trust was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Interests in the Portfolio have no preemptive or conversion rights, and are fully paid and non-assessable, except as set forth in the Prospectus. The Portfolio normally will not hold meetings of holders of such interests except as required under the 1940 Act. The Portfolio would be required to hold a meeting of holders in the event that at any time less than a majority of its Trustees holding office had been elected by holders. The Trustees of the Portfolio continue to hold office until their successors are elected and have qualified. Holders holding a specified percentage of interests in the Portfolio may call a meeting of holders in the Portfolio for the purpose of removing any Trustee. A Trustee of the Portfolio may be removed upon a majority vote of the interests held by holders in the Portfolio qualified to vote in the election. The 1940 Act requires the Portfolio to assist its holders in calling such a meeting. Upon liquidation of the Portfolio, holders in the Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to holders. Each holder in the Portfolio is entitled to a vote in proportion to its percentage interest in the Portfolio.

ITEM 19.          PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING
                  OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

         The value of the Portfolio's net assets (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day on which the New York Stock Exchange is open (a "Business Day"). Currently, the New York Stock Exchange is not open on weekends, New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. As of 4:00 p.m. (Eastern time) on each Business Day, the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m. on the following Business Day.

         Portfolio securities that are fixed income securities (other than money market instruments) for which accurate market prices are readily available are valued at their current market value on the basis of quotations, which may be furnished by a pricing service or provided by dealers in such securities. Fixed income securities for which accurate market prices are not readily available and other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees, which may include the use of yield equivalents or matrix pricing.

         Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

         The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of which securities were deposited by the investor or the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 20.          TAX STATUS.

         The Portfolio is treated as a partnership for federal income tax purposes. As such, the Portfolio is not subject to federal income taxation. Instead, each investor in the Portfolio that is subject to U.S. federal income taxation must take into account, in computing its federal income tax liability (if any), its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Because at least one investor in the Portfolio has qualified and elected to be treated as a "regulated investment company" ("RIC") under Subchapter M of the Code, the Portfolio normally must satisfy the applicable source of income and diversification requirements in order for this investor and any other investor that is a RIC to satisfy them. The Portfolio will allocate at least annually among its investors the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio will make allocations to its investors in a manner intended to comply with the Code and applicable regulations and will make moneys available for withdrawal at appropriate times and in sufficient amounts to enable an investor that seeks to qualify as a RIC to satisfy the tax distribution requirements that apply to the investor and that must be satisfied in order to avoid Federal income and/or excise tax on the investor. For purposes of applying the requirements of the Code regarding qualification as a RIC, the investor will be deemed (i) to own its proportionate share of each of the assets of the Portfolio and (ii) to be entitled to the gross income of the Portfolio attributable to such share.

         If the Portfolio invests in zero coupon securities, certain increasing rate or deferred interest securities or, in general, other securities with original issue discount (or with market discount if the Portfolio elects to include market discount in income currently), the Portfolio must accrue income on such investments prior to the receipt of the corresponding cash payments. However, an investor must distribute, at least annually, all or substantially all of its net income, including its distributive share of such income accrued by the Portfolio, to its shareholders to qualify as a RIC under the Code and avoid federal income and excise taxes. Therefore, the Portfolio may have to dispose of its portfolio securities under disadvantageous circumstances to generate cash, or may have to leverage itself by borrowing the cash, to enable its investors to satisfy the distribution requirements.

         Limitations imposed by the Code on RICs may, due to the fact that one or more of such companies invest in the Portfolio, restrict the Portfolio's ability to enter into futures, options or currency forward transactions.

         Certain options, futures or currency forward transactions undertaken by the Portfolio may cause the Portfolio to recognize gains or losses from marking to market even though the Portfolio's positions have not been sold or terminated and affect the character as long-term or short-term (or, in the case of certain options, futures or forward contracts relating to foreign currency, as ordinary income or loss) and timing of some capital gains and losses realized by the Portfolio and allocable to its investors. Any net mark to market gains may also have to be distributed by an investor that is a RIC to satisfy the distribution requirements referred to above even though no corresponding cash amounts may concurrently be received, possibly requiring the disposition by the Portfolio of portfolio securities or borrowing to obtain the necessary cash. Also, certain losses on transactions involving options, futures or forward contracts and/or offsetting or successor positions may be deferred rather than being taken into account currently in calculating the Portfolio's taxable income or gain. Certain of the applicable tax rules may be modified if one or more of certain tax elections are available and are made. Because the income, gains and losses of an investor that is a RIC consist primarily of its share of the income, gains and losses of the Portfolio, which are directly affected by the provisions described in this paragraph, these transactions may affect the amount, timing and character of the distributions to shareholders by such an investor. The Portfolio will take into account the special tax rules applicable to options, futures or forward contracts in order to seek to minimize any potential adverse tax consequences.

         The Federal income tax rules applicable to dollar rolls, currency swaps and interest rate swaps, caps, floors and collars are unclear in certain respects, and the Portfolio may be required to account for these instruments under tax rules in a manner that, under certain circumstances, may limit its transactions in these instruments. Due to possible unfavorable consequences under present tax law, the Portfolio does not currently intend to acquire "residual" interests in real estate mortgage investment conduits ("REMICs"), although it may acquire "regular" interests in REMICs.

         Foreign exchange gains and losses realized by the Portfolio in connection with certain transactions, if any, involving foreign currency-denominated debt securities, certain foreign currency futures and options, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income and losses and may affect the amount, timing and character of distributions to shareholders of an investor that is a RIC. In some cases, elections may be available that would alter this treatment. Any such transactions that are not directly related to the Portfolio's investment in stock or securities, possibly including speculative currency positions or currency derivatives not used for hedging purposes, may increase the amount of gain it is deemed to recognize from the sale of certain investments held for less than three months. The share of such gain of an investor qualifying as a RIC (plus any such gain the investor may realize from other sources) is limited under the Code to less than 30% of such investor's gross income for its taxable year, and such transactions could under future Treasury regulations produce income not among the types of "qualifying income" from which the investor must derive at least 90% of its gross income for its taxable year.

         The Portfolio may be subject to withholding and other taxes imposed by foreign countries with respect to investments in foreign securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. Shareholders of an investor that qualifies as a RIC would be entitled to claim U.S. foreign tax credits or deductions with respect to such taxes, subject to certain provisions and limitations contained in the Code, only if more than 50% of the value of the investor's total assets at the close of any taxable year were to consist of stock or securities of foreign corporations and the investor were to file an election with the Internal Revenue Service. The investments of the Portfolio are such that an investor that invests substantially all of its assets in the Portfolio will not meet this 50% requirement.

         If the Portfolio acquires stock in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their assets in investments producing such passive income ("passive foreign investment companies"), an investor could be subject to Federal income tax and additional interest charges on its allocable portion of "excess distributions" actually or constructively received from such companies or gain from the actual or deemed sale or other disposition (possibly including dispositions deemed to occur when an investor's interest in the Portfolio is reduced by a withdrawal or otherwise) of stock in such companies, even if all income or gain actually realized and allocated to the investor is timely distributed to its shareholders. An investor that is a RIC would not be able to pass through to its shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election could require the investor to recognize taxable income or gain without the concurrent receipt of cash. The Portfolio may limit and/or manage stock holdings, if any, in passive foreign investment companies to minimize each investor's tax liability or maximize its return from these investments.

         Investment in debt obligations by the Portfolio that are at risk of or in default presents special tax issues for its investors. Tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount, or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income, and whether exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by the Portfolio, in the event that it holds such obligations, in order to reduce the risk of its investors who intend to qualify as RICs, distributing insufficient income to preserve their status as a RIC or becoming subject to Federal income or excise tax.

         For purposes of the dividends received reduction available to corporations, dividends, if any, received by the Portfolio from U.S. domestic corporations in respect of the stock of such corporations held by the Portfolio, for U.S. Federal income tax purposes, for at least a minimum holding period, generally 46 days, and allocated to an investor that is RIC, should be eligible to be distributed and designated by such an investor and treated by its corporate shareholders as qualifying dividends, subject to the limitations and requirements applicable to such shareholders under the Code. The Portfolio's dividend income, if any, probably will generally qualify for this deduction, but the Portfolio does not expect that it will generally earn material amounts of dividend income.

         There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

         The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

         The Portfolio intends to operate so as not to be considered to be engaged in a trade or business in the U.S. under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. In accordance with such provisions, the Portfolio intends to maintain its principal office outside the U.S. and to conduct at least a substantial portion of certain of its activities outside the U.S. If the Portfolio is not engaged in a trade or business in the U.S., then a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for
(i) interest  income that qualifies as "portfolio  interest" under U.S. tax law,
(ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Code (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as portfolio interest, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

         If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. As stated above, the Portfolio intends to operate in a manner that will not result in the Portfolio's income being treated as Effectively Connected Income.

         The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

         A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and has obtained an opinion of Price Waterhouse LLC generally to the effect that, based on and subject to certain assumptions and representations, an Investor that is not otherwise subject to Massachusetts taxation will not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. The Portfolio has also applied for a letter ruling from the Massachusetts Department of Revenue (the "Department") to confirm this conclusion. If the Department takes a contrary position, the Portfolio may consider possible alternative approaches for avoiding Massachusetts corporate tax liability for Investors. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the Code will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.


ITEM 21.          UNDERWRITERS.

         Not applicable.

ITEM 22.          CALCUALTION OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.          FINANCIAL STATEMENTS.

         Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants. The Portfolio's annual report to interest holders for the fiscal year ended December 31, 1996, which contains financial statements audited by Coopers & Lybrand, is attached to and incorporated into this Part B.

Dated April 30, 1997

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                     STANDISH GLOBAL FIXED INCOME PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE
SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN
STANDISH GLOBAL FIXED INCOME PORTFOLIO.

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.           GENERAL DESCRIPTION OF REGISTRANT.

                  Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust") is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Standish Global Fixed Income Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                        INVESTMENT OBJECTIVE AND POLICIES

         Investment Objective. The Portfolio's investment objective is to maximize total return while realizing a market level of income consistent with preserving principal and liquidity.

         Securities. Under normal market conditions, the Portfolio invests at least 65% of its total assets in fixed income securities of foreign governments on their political subdivisions and companies located in countries around the world, including the United States. Fixed income securities in which the Portfolio invests include bonds, notes (including structured or hybrid notes), mortgage-backed securities, asset-backed securities, convertible securities, Eurodollar and Yankee Dollar instruments, preferred stocks (including convertible preferred stock), listed and unlisted warrants and money market instruments. These fixed income securities may be issued by foreign and U.S. corporations or entities, foreign governments and their political subdivisions, the U.S. Government, its agencies, authorities, instrumentalities or sponsored enterprises, and supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development, and international banking institutions and related government agencies. The Portfolio purchases securities that pay interest on a fixed, variable, floating, inverse floating, contingent, in-kind or deferred basis. The Portfolio may enter into repurchase agreements and forward dollar roll transactions, may purchase zero coupon and deferred payment securities, may buy securities on a when-issued or delayed delivery basis, may engage in short sales and may lend portfolio securities. The Portfolio may enter into various forward foreign currency exchange transactions and foreign currency futures transactions and utilize over-the-counter ("OTC") options to seek to manage the Portfolio's currency exposure. See "Description of Securities and Related Risks" and "Investment Techniques and Related Risks" below for additional information.

         Country Selection. Under normal market conditions, the Portfolio's assets are invested in securities of issuers located in at least three different countries, one of which may be the United States. The Portfolio intends, however, to invest in no fewer than eight foreign countries. The Portfolio may invest a substantial portion of its assets in one or more of those eight countries. The Portfolio may also invest up to 10% of its total assets in emerging markets generally and may invest up to 3% of its total assets in any one emerging market.

         Credit Quality. The Portfolio invests primarily in investment grade fixed income securities, i.e., securities rated at the time of purchase at least Baa by Moody's Investors Service, Inc. ("Moody's") or BBB by Standard & Poor's Ratings Group ("Standard & Poor's"), Duff & Phelps, Inc. ("Duff"), Fitch Investors Service, Inc. ("Fitch") or IBCA, Ltd. ("IBCA"), or, if unrated, determined by SIMCO to be of comparable credit quality. If a security is rated differently by two or more rating agencies, SIMCO uses the highest rating to compute a Portfolio's credit quality and also to determine its rating category. In determining whether securities are of equivalent credit quality, SIMCO may take into account, but will not rely entirely on, ratings assigned by foreign rating agencies. In the case of unrated sovereign and subnational debt of foreign countries, SIMCO may take into account, but will not rely entirely on, the ratings assigned to the issuers of such securities. If the rating of a security held by a Portfolio is downgraded below the minimum rating required for the Portfolio, SIMCO will determine whether to retain that security in a Fund's portfolio.

Securities rated within the top three investment grade ratings (i.e., Aaa, Aa, A or P-1 by Moody's or AAA, AA, A, A-1 or Duff-1 by Standard & Poor's, Duff, Fitch or IBCA) are generally regarded as high grade obligations. Securities rated Baa or P-2 by Moody's or BBB, A-2 or Duff-2 by Standard & Poor's, Duff, Fitch or IBCA are
generally considered medium grade obligations and have some speculative characteristics. Adverse changes in economic conditions or other circumstances are more likely to weaken the medium grade issuer's capability to pay interest and repay principal than is the case for high grade securities. If a non-investment grade fixed income security presents special opportunities for the Portfolio, the Portfolio may invest up to 15% of its total assets in securities rated Ba by Moody's or BB by Standard & Poor's, Duff, Fitch or IBCA, or, if not rated, judged by SIMCO to be of comparable credit quality. Below investment grade securities, commonly referred to as "junk bonds," carry a higher degree of risk than investment grade securities and are considered speculative by the rating agencies. SIMCO attempts to select for the Portfolio those medium grade and non-investment grade fixed income securities that have the potential for upgrade.


                            DESCRIPTION OF SECURITIES
                                AND RELATED RISKS

GENERAL RISKS

         Investments in the Portfolio involves certain risks. The Portfolio invests primarily in the fixed income securities and is subject to risks associated with investments in such securities. These risks include interest rate risk, default risk, call and extension risk and the risks associated with direct investments in foreign securities. See the "Specific Risks" section below for a description of the risks associated with foreign securities.

         Interest Rate Risk. When interest rates decline, the market value of fixed income securities tends to increase. Conversely, when interest rates increase, the market value of fixed income securities tends to decline. The volatility of a security's market value will differ depending upon the security's duration, the issuer and the type of instrument.

         Default Risk/Credit Risk. Investments in fixed income securities are subject to the risk that the issuer of the security could default on its obligations causing the Portfolio to sustain losses on such investments. A default could impact both interest and principal payments.

         Call Risk and Extension Risk. Fixed income securities may be subject to both call risk and extension risk. Call risk exists when the issuer may exercise its right to pay principal on an obligation earlier than scheduled which would cause cash flows to be returned earlier than expected. This typically results when interest rates have declined and the Portfolio will suffer from having to reinvest in lower yielding securities. Extension risk exists when the issuer may exercise its right to pay principal on an obligation later than scheduled which would cause cash flows to be returned later than expected. This typically results when interest rates have increased and the Portfolio will suffer from the inability to invest in higher yield securities.

Investing in Foreign Securities. Investing in the securities of foreign issuers involves risks that are not typically associated with investing in U.S.
dollar-denominated securities of domestic issuers. Investments in foreign issuers may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and in exchange control regulations (i.e., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. Commissions may be higher and spreads may be greater on transactions in foreign securities than those for similar transactions in domestic markets. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have on occasion been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the U.S. Most foreign securities markets may have substantially less trading volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains), limitations on the removal of funds or other assets, political or social instability or diplomatic developments which could affect investments in those countries.

Investing in Emerging Markets. Although the Portfolio invests primarily in securities of established issuers based in developed foreign countries, it may also invest in securities of issuers in emerging markets, including issuers in Asia, Eastern Europe, Latin and South America, the Mediterranean, Russia and Africa. The Portfolio may also invest in currencies of such countries and may engage in strategic transactions in the markets of such countries. Investments in securities of issuers in emerging markets may involve a high degree of risk and many may be considered speculative. These investments carry all of the risks of investing in securities of foreign issuers to a heightened degree. These heightened risks include (i) greater risks of expropriation, confiscatory taxation, nationalization, and less social, political and economic stability;
(ii) the small current size of the markets for securities of emerging market issuers and the currently low or nonexistent volume of trading combined with frequent artificial limits on daily price movements, resulting in lack of liquidity and in price uncertainty; (iii) certain national policies which may restrict the Portfolio's investment opportunities including limitations on aggregate holdings by foreign investors and restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) the absence of developed legal structures governing private or foreign investment and private property.

Currency Risks. The U.S. dollar value of foreign securities denominated in a foreign currency will vary with changes in currency exchange rates, which can be volatile. Accordingly, changes in the value of these currencies against the U.S. dollar will result in corresponding changes in the U.S. dollar value of the Portfolio's assets quoted in those currencies. Exchange rates are generally affected by the forces of supply and demand in the international currency markets, the relative merits of investing in different countries and the intervention or failure to intervene of U.S. or foreign governments and central banks. Some countries in emerging markets also may have managed currencies, which do not float freely against the U.S. dollar and may restrict the free conversion of their currencies into other currencies. Any devaluations in the currencies in which the Portfolio's securities are denominated may have a detrimental impact on the Portfolio's net asset value. The Portfolio utilizes various investment strategies to seek to minimize the currency risks described above. These strategies include the use of currency transactions such as currency forward and futures contracts, cross currency forward and futures contracts, currency swaps and options and cross currency options on currencies or currency futures.

SPECIFIC RISKS

         The following sections include descriptions of specific risks that are associated with the Portfolio's purchase of a particular type of security or the utilization of a specific investment technique.

         Sovereign Debt Obligations. The Portfolio may invest in sovereign debt obligations, which involve special risks that are not present in corporate debt obligations. The foreign issuer of the sovereign debt or the foreign governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and the Portfolio may have limited recourse in the event of a default. During periods of economic uncertainty, the market prices of sovereign debt, and the Portfolio's net asset value, may be more volatile than prices of debt obligations of U.S. issuers. In the past, certain foreign countries have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest and declared moratoria on the payment of principal and interest on their sovereign debt.

         A sovereign debtor's willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange, the relative size of the debt service burden, the sovereign debtor's policy toward principal international lenders and local political constraints. Sovereign debtors may also be dependent on expected disbursements from foreign governments, multilateral agencies and other entities to reduce principal and interest arrearages on their debt. The failure of a sovereign debtor to implement economic reforms, achieve specified levels of economic performance or repay principal or interest when due may result in the cancellation of third-party commitments to lend funds to the sovereign debtor, which may further impair such debtor's ability or willingness to service its debts.

         Corporate Debt Obligations. The Portfolio may invest in corporate debt obligations and zero coupon securities issued by financial institutions and corporations, including obligations of industrial, utility, banking and other financial issuers. Corporate debt obligations are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations and may also be subject to price volatility due to such factors as market interest rates, market perception of the creditworthiness of the issuer and general market liquidity.

         Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings. Brady Bonds have been issued since 1989 and do not have a long payment history. In light of the history of defaults of countries issuing Brady Bonds on their commercial bank loans, investments in Brady Bonds may be viewed as speculative. Brady Bonds may be fully or partially collateralized or uncollateralized, are issued in various currencies (but primarily in U.S. dollars) and are actively traded in over-the-counter secondary markets. Incomplete collateralization of interest or principal payment obligations results in increased credit risk. U.S. dollar-denominated collateralized Brady Bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized by U.S. Treasury zero coupon bonds having the same maturity as the Brady bonds.

         Obligations of Supranational Entities. The Portfolio may invest in obligations of supranational entities designated or supported by governmental entities to promote economic reconstruction or development and of international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the "World Bank"), the Asian Development Bank and the Inter-American Development Bank. Each supranational entity's lending activities are limited to a percentage of its total capital (including "callable capital" contributed by its governmental members at the entity's call), reserves and net income. There is no assurance that participating governments will be able or willing to honor their commitments to make capital contributions to a supranational entity.

         U.S. Government Securities. The Portfolio may invest in U.S. Government securities. Generally, these securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. Government agencies, instrumentalities or sponsored enterprises which are supported by (a) the full faith and credit of the U.S. Treasury (such as the Government National Mortgage Association ("GNMA")), (b) the right of the issuer to borrow from the U.S. Treasury (such as securities of the Student Loan Marketing Association), (c) the discretionary authority of the U.S. Government to purchase certain obligations of the issuer (such as the Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC"), or (d) only the credit of the agency. No assurance can be given that the U.S. Government will provide financial support to U.S. Government agencies, instrumentalities or sponsored enterprises in the future. U.S. Government securities also include Treasury receipts, zero coupon bonds, deferred interest securities and other stripped U.S. Government securities, where the interest and principal components of stripped U.S. Government securities are traded independently ("STRIPS").

         Below Investment Grade Securities. The Portfolio may invest up to 15% of its total assets in securities rated below investment grade. Fixed income securities rated below investment grade generally offer a higher yield, but may be subject to a higher risk of default in interest or principal payments than higher rated securities. The market prices of below investment grade securities are generally less sensitive to interest rate changes than higher rated securities, but are generally more sensitive to adverse economic or political changes or, in the case of corporate issuers, to individual company developments. Below investment grade securities also may have less liquid markets than higher rated securities, and their liquidity, as well as their value, may be more severally affected by adverse economic conditions. Adverse publicity and investor perceptions of the market, as well as newly enacted or proposed legislation, may also have a negative impact on the market for below investment grade securities. See Part B for a detailed description of the ratings assigned to fixed income securities by Moody's, Standard & Poor's, Duff, Fitch and IBCA.

         For  the  fiscal  year  ended  December  31,  1996,   the   Portfolio's
investments, on an average dollar-weighted basis, calculated at the end of each month, had the following credit quality characteristics:

Investments                         Percentage
U.S. Governmental                      6.5%
Securities
U.S. Government                        5.1%
Agency Securities
Corporate Bonds:
         Aaa or AAA                   31.5%
         Aa or AA                     16.8%
         A                            11.8%
         Baa or BBB                   16.6%
         Ba or BB                     11.7%
                                    -------
                                    100.0%


         Mortgage-Backed Securities. The Portfolio may invest in privately issued mortgage-backed securities and mortgage-backed securities issued or guaranteed by foreign entities or the U.S. Government or any of its agencies, instrumentalities or sponsored enterprises. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Mortgagors can generally prepay interest or principal on their mortgages whenever they choose. Therefore, mortgage-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of principal prepayments on the underlying loans. This can result in significantly greater price and yield volatility than is the case with traditional fixed income securities. During periods of declining interest rates, prepayments can be expected to accelerate, and thus impair the Portfolio's ability to reinvest the returns of principal at comparable yields. Conversely, in a rising interest rate environment, a declining prepayment rate will extend the average life of many mortgage-backed securities, increase the Portfolio's exposure to rising interest rates and prevent the Portfolio from taking advantage of such higher yields.

         Asset-Backed Securities. The Portfolio may invest in asset-backed securities issued by foreign or U.S. entities. The principal and interest payments on asset- backed securities are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Such asset pools are securitized through the use of special purpose trusts or corporations. Payments or distributions of principal and interest on asset-backed securities may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution; however, privately issued obligations collateralized by a portfolio of privately issued asset-backed securities do not involve any government-related guaranty or insurance. Like mortgage-backed securities, asset-backed securities are subject to more rapid prepayment of principal than indicated by their stated maturity which may greatly increase price and yield volatility. Asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets and there is the possibility that recoveries on repossessed collateral may not be available to support payments on these securities.

         Convertible  Securities.   The  Portfolio  may  invest  in  convertible
securities consisting of bonds, notes, debentures and preferred stocks. Convertible debt securities and preferred stock acquired by the Portfolio entitle the Portfolio to exchange such instruments for common stock of the issuer at a predetermined rate. Convertible securities are subject both to the credit and interest rate risks associated with debt obligations and to the stock market risk associated with equity securities.

         Zero Coupon and Deferred Payment Securities. The Portfolio may invest in zero coupon and deferred payment securities. Zero coupon securities are securities sold at a discount to par value and on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. The Portfolio is required to accrue income with respect to these securities prior to the receipt of cash payments. Because the Portfolio generally expects to distribute this accrued income to interestholders, the Portfolio may have fewer assets with which to purchase income producing securities. Deferred payment securities are securities that remain zero coupon securities until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. Zero coupon and deferred payment securities may be subject to greater fluctuation in value and may have less liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular interest payment periods.

         Eurodollar and Yankee Dollar Investments. The Portfolio may invest in Eurodollar and Yankee Dollar instruments. Eurodollar instruments are bonds of foreign corporate and government issuers that pay interest and principal in U.S. dollars held in banks outside the United States, primarily in Europe. Yankee Dollar instruments are U.S. dollar denominated bonds typically issued in the U.S. by foreign governments and their agencies and foreign banks and corporations. The Portfolio may invest in Eurodollar Certificates of Deposit ("ECDs"), Eurodollar Time Deposits ("ETDs") and Yankee Certificates of Deposit ("Yankee CDs"). ECDs are U.S. dollar- denominated certificates of deposit issued by foreign branches of domestic banks; ETDs are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or in a foreign bank; and Yankee CDs are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the U.S. These investments involve risks that are different from investments in securities issued by U.S. issuers, including potential unfavorable political and economic developments, foreign withholding or other taxes, seizure of foreign deposits, currency controls, interest limitations or other governmental restrictions which might affect payment of principal or interest.

         Structured or Hybrid Notes. The Portfolio may invest in structured or hybrid notes. The distinguishing feature of a structured or hybrid note is that the amount of interest and/or principal payable on the note is based on the performance of a benchmark asset or market other than fixed income securities or interest rates. Examples of these benchmarks include stock prices, currency exchange rates and physical commodity prices. Investing in a structured note allows the Portfolio to gain exposure to the benchmark market while fixing the maximum loss that it may experience in the event that the market does not perform as expected. Depending on the terms of the note, the Portfolio may forego all or part of the interest and principal that would be payable on a comparable conventional note; the Portfolio's loss cannot exceed this foregone interest and/or principal. An investment in structured or hybrid notes involves risks similar to those associated with a direct investment in the benchmark asset.

         Warrants. Warrants acquired by the Portfolio entitle it to buy common stock from the issuer at a specified price and time. Warrants are subject to the same market risks as stocks, but may be more volatile in price. The Portfolio investment in warrants will not entitle it to receive dividends or exercise voting rights and will become worthless if the warrants cannot be profitably exercised before their expiration dates.

         Inverse Floating Rate Securities. The Portfolio may invest in inverse floating rate securities. The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher the degree of leverage of an inverse floater, the greater the volatility of its market value.


                              INVESTMENT TECHNIQUES
                                AND RELATED RISKS

         Strategic Transactions. The Portfolio may, but is not required to, utilize various investment strategies to seek to hedge market risks (such as interest rates, currency exchange rates and broad or specific fixed income market movements), to manage the effective maturity or duration of fixed income securities, or to enhance potential gain.

Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objective, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, indices and other financial instruments; purchase and sell financial futures contracts and options thereon; enter into various interest rate transactions such as swaps, caps, floors or collars; and enter into currency transactions such as forward foreign currency exchange contracts, currency futures contracts, currency swaps and options on currencies or currency futures (collectively, all the above are called "Strategic Transactions"). Strategic Transactions may be used in an attempt to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from securities markets, currency exchange rate or interest rate fluctuations, to seek to protect the Portfolio's unrealized gains in the value of portfolio securities, to facilitate the sale of such securities for investment purposes, to seek to manage the effective maturity or duration of the Portfolio's portfolio, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to enhance potential gain in circumstances where hedging is not involved.

         The ability of the Portfolio to utilize Strategic Transactions successfully will depend on SIMCO's ability to predict pertinent market and interest rate movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited in order to enable certain investors in the Portfolio to comply with the requirements of the Code for qualification as a regulated investment company.

         Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent SIMCO's view as to certain market, interest rate or currency movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. The writing of put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of purchases due to the exercise of put options) or lower than (in the case of sales due to the exercise of call options) current market values, limit the amount of appreciation the Portfolio can realize on its investments or cause the Portfolio to hold a security it might otherwise sell.

         The use of options and futures transactions entails certain other risks. Futures markets are highly volatile and the use of futures may increase the volatility of the Portfolio's net asset value. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. The writing of options could significantly increase the Portfolio's portfolio turnover rate and associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses. Losses resulting from the use of Strategic Transactions could reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized. Although the use of futures and options transactions for hedging and managing effective maturity and duration should tend to minimize the risk of loss due to a decline in the value of the position, at the same time, such transactions can limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited.

         The use of currency transactions can result in the Portfolio incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The Portfolio will attempt to limit net loss exposure from Strategic Transactions entered into for non-hedging purposes to 3% of its net assets. See Part B for further information regarding the use of Strategic Transactions.

         When-Issued and Delayed Delivery Securities. The Portfolio may invest up to 25% of its net assets in when-issued and delayed delivery securities. Although the Portfolio will generally purchase securities on a when-issued or delayed delivery basis with the intention of actually acquiring the securities, the Portfolio may dispose of these securities prior to settlement if SIMCO deems it appropriate to do so. The payment obligation and interest rate on these securities is fixed at the time the Portfolio enters into the commitment, but no income will accrue to the Portfolio until they are delivered and paid for. Unless the Portfolio has entered into an offsetting agreement to sell the securities, cash or liquid assets equal to the amount of the Portfolio's commitment must be segregated and maintained with the Portfolio's custodian to secure the Portfolio's obligation and to partially offset the leverage inherent in these securities. The market value of the securities when they are delivered may be less than the amount paid by the Portfolio.

         Portfolio Diversification and Concentration. The Portfolio is non-diversified which means that it may invest more than 5% of its total assets in the securities of a single issuer. Investing a significant amount of the Portfolio's assets in the securities of a small number of foreign issuers will cause the Portfolio's net asset value to be more sensitive to events affecting those issuers. The Portfolio will not concentrate (invest 25% or more of its total assets) in the securities of issuers in any one industry. For purposes of this limitation, the staff of the Securities and Exchange Commission (the "SEC") considers (a) all supranational organizations as a group to be a single industry and (b) each foreign government and its political subdivisions to be a single industry.

         Repurchase Agreements. The Portfolio may invest up to 25% of its net assets in repurchase agreements. In a repurchase agreement, the Portfolio buys a security at one price and simultaneously agrees to sell it back at a higher price. Delays or losses could result if the other party to the agreement defaults or becomes insolvent. Repurchase agreements acquired by the Portfolio will always be fully collateralized as to principal and interest by U.S. Government and money market instruments and will be entered into only with commercial banks, brokers and dealers considered creditworthy by SIMCO.

         Forward Roll Transactions. To seek to enhance current income, the Portfolio may invest up to 5% of its total assets in forward roll transactions involving mortgage-backed securities. In a forward roll transaction, the Portfolio sells a mortgage-backed security to a financial institution, such as a bank or broker-dealer, and simultaneously agrees to repurchase a similar security from the institution at a later date at an agreed-upon price. The mortgage-backed securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. During the period between the sale and repurchase, the Portfolio will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in short-term instruments, such as repurchase agreements or other short-term securities, and the income from these investments, together with any additional fee income received on the sale and the amount gained by repurchasing the securities in the future at a lower price, will generate income and gain for the Portfolio which is intended to exceed the yield on the securities sold. Forward roll transactions involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities. At the time that the Portfolio enters into a forward roll transaction, it will place cash or liquid assets in a segregated account that is marked to market daily having a value equal to the repurchase price (including accrued interest).

         Leverage. The use of forward roll transactions involves leverage. Leverage allows any investment gains made with the additional monies received (in excess of the costs of the forward roll transaction or reverse repurchase agreement) to increase the net asset value of the Portfolio's shares faster than would otherwise be the case. On the other hand, if the additional monies received are invested in ways that do not fully recover the costs of such transactions to the Portfolio, the net asset value of the Portfolio would fall faster than would otherwise be the case.

         Short Sales. The Portfolio may engage in short sales and short sales against the box. In a short sale, the Portfolio sells a security it does not own in anticipation of a decline in the market value of that security. In a short sale against the box, the Portfolio either owns or has the right to obtain at no extra cost the security sold short. The broker holds the proceeds of the short sale until the settlement date, at which time the Portfolio delivers the security (or an identical security) to cover the short position. The Portfolio receives the net proceeds from the short sale. When the Portfolio enters into a short sale other than against the box, the Portfolio must first borrow the security to make delivery to the buyer and must place cash or liquid assets in a segregated account with the Portfolio's custodian that is marked to market daily. Short sales other than against the box involve unlimited exposure to loss. No securities will be sold short if, after giving effect to any such short sale, the total market value of all securities sold short would exceed 5% of the value of the Portfolio's net assets.

         Securities Loans. To seek to realize additional income, the Portfolio may lend a portion of the securities in its portfolio to broker-dealers and financial institutions, who are seeking securities to consummate transactions they are obligated to perform under contract. The market value of securities loaned by the Portfolio may not exceed 20% of the value of the Portfolio's total assets, with a 10% limit for any single borrower. In order to secure their obligations to return securities borrowed from the Portfolio, borrowers will deposit collateral equal to at least 100% of the market value of the borrowed securities, which will be marked to market daily. As is the case with any extension of credit, lending portfolio securities involves certain risks in the event a borrower should fail financially, including delays or inability to recover the loaned securities or foreclose against the collateral. SIMCO, under the supervision of the Board of Trustees, monitors the creditworthiness of the parties to whom the Portfolio makes securities loans.

         Restricted and Illiquid Securities. The Portfolio may invest up to 15% of its net assets in illiquid securities. Illiquid securities are those that are not readily marketable, repurchase agreements maturing in more than seven days, time deposits with a notice or demand period of more than seven days, [certain SMBS], swap transactions, certain over-the-counter options and certain restricted securities. Based upon continuing review of the trading markets for a specific restricted security, the security may be determined to be eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and, therefore, to be liquid. Also, certain illiquid securities may be determined to be liquid if they are found to satisfy certain relevant liquidity requirements.

         The Board of Trustees has adopted guidelines and delegated to SIMCO the daily function of determining and monitoring the liquidity of portfolio securities, including restricted and illiquid securities. The Board of Trustees, however, retains oversight and is ultimately responsible for such determinations. The purchase price and subsequent valuation of illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

         Portfolio Turnover. A high rate of portfolio turnover (100% or more) involves correspondingly higher transaction costs which must be borne directly by the Portfolio and thus indirectly by its shareholders. It may also result in the Portfolio's realization of larger amounts of short-term capital gains and may, under certain circumstances, make it more difficult for an investor in the Portfolio to qualify as a regulated investment company ("RIC") under the Code. See the Portfolio's annual report for the Portfolio's portfolio turnover rates.

         Short-Term Trading. The Portfolio will sell a portfolio security without regard to the length of time such security has been held if, in SIMCO's view, the security meets the criteria for disposal.

         Temporary Defensive Investments. The Portfolio may maintain cash balances and purchase money market instruments for cash management and liquidity purposes. The Portfolio may adopt a temporary defensive position during adverse market conditions by investing without limit in U.S. and non-U.S. dollar denominated high quality money market instruments, including short-term U.S. Government securities, negotiable certificates of deposit, non-negotiable fixed time deposits, bankers' acceptances, commercial paper, floating-rate notes and repurchase agreements.

         Investment Restrictions. The investment objective of the Portfolio is not fundamental and may be changed by the Board of Trustees without the approval of shareholders. If there is a change in the Portfolio's investment objective, shareholders should consider whether the Portfolio remains an appropriate investment in light of their current financial situations. The Portfolio's investment policies set forth in this Part A are non-fundamental and may be changed without shareholder approval except that the Portfolio's 20% limit on securities loans (10% limit for any single borrower) are fundamental. The Portfolio has adopted fundamental policies which may not be changed without the approval of the Portfolio's shareholders. See "Investment Restrictions" in Part
B. If any percentage restriction is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction.

ITEM 5.        MANAGEMENT OF THE FUND.

Trustees. The Portfolio is a separate investment series of Standish, Ayer & Wood Master Portfolio, a master trust fund organized under the laws of the State of New York. Under the terms of the Declaration of Trust, the affairs of the Portfolio are managed under the supervision of the Trustees of the Portfolio Trust.

         A majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio Trust have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Portfolio Trust and investors in the Portfolio Trust, up to and including creating separate boards of trustees. See "Management of the Portfolio" in Part B for more information about the Trustees and officers of the Portfolio Trust.

Investment Adviser. SIMCO, One Financial Center, Boston, Massachusetts 02111, serves as investment adviser to the Portfolio pursuant to an investment advisory agreement and manages the Portfolio's investments and affairs subject to the supervision of the Trustees of the Portfolio Trust. SIMCO is a Delaware limited partnership organized in 1991 and is a registered investment adviser under the Investment Advisers Act of 1940. The general partner of the Adviser is Standish, Ayer & Wood, Inc. ("Standish") which holds a 99.98% partnership interest. The limited partners, who each hold a 0.01% interest in SIMCO, are Walter M. Cabot, Sr., a Director of and Senior Adviser to SIMCO and Standish, and D. Barr Clayson, Chairman of the Board of SIMCO and Managing Director of Standish. Ralph
S. Tate, Managing Director of Standish, is President and a Director of SIMCO. Richard S. Wood, Vice President and a Managing Director of Standish and the President of the Trust, is the Executive Vice President of SIMCO.

         Standish and SIMCO provide fully discretionary management services and counseling and advisory services to a broad range of clients throughout the United States and abroad. As of February 28, 1997, Standish or its affiliate, SIMCO, managed approximately $30 billion of assets.

         The Portfolio's portfolio manager is Richard S. Wood. Mr. Wood has been primarily responsible for the day-to-day management of the Standish Global Fixed Income Fund's portfolio since inception and of the Portfolio's portfolio since the Standish Global Fixed Income Fund's conversion to the master-feeder structure on April 25, 1996. During the past five years, Mr. Wood has served as a Director and Vice President of Standish, President of the Standish Ayer & Wood Investment Trust and Executive Vice President of the Adviser.

         Subject to the supervision and direction of the Trustees of the Portfolio Trust, the Adviser manages the Portfolio in accordance with its stated investment objective and policies, recommends investment decisions for the Portfolio, places orders to purchase and sell securities on behalf of the Portfolio and permits the Portfolio to use the name "Standish." For its services to the Portfolio, the Adviser receives a monthly fee equal on an annual basis to 0.40% of the Portfolio's average daily net assets.

         Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the

"Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator will receive a fee from the Portfolio in the amount of $7,500 annually.

Expenses. The Portfolio bears the expenses of its operations other than those incurred by the Advisor under the investment advisory agreement. Among other expenses, the Portfolio pays investment advisory fees; bookkeeping, share pricing and custodian fees and expenses; expenses of notices and reports to interest-holders; expenses of the Portfolio's administrator; legal and auditing fees; any registration and reporting fees and expenses; and Trustees' fees and expenses. Expenses of the Portfolio Trust which relate to more than one of its series are allocated among such series by the Adviser and Standish in an equitable manner, primarily on the basis of relative net asset values.

Portfolio Transactions. Subject to the supervision of the Trustees of the Portfolio Trust, the Adviser selects the brokers and dealers that execute orders to purchase and sell portfolio securities for the Portfolio. The Adviser will generally seek to obtain the best available price and most favorable execution with respect to all transactions for the Portfolio. The Adviser may also consider the extent to which a broker or dealer provides research to the Adviser.

ITEM 6.           CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Portfolio Trust has five series:
Standish  Fixed Income  Portfolio,  Standish  Equity  Portfolio,  Standish Small
Capitalization Equity Portfolio, Standish Global Fixed Income Portfolio and Standish Small Capitalization Equity Portfolio II.

         Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, British West Indies.

         Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.           PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

         An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

         The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time").

         Fixed income securities (other than money market instruments) for which accurate market prices are readily available are valued at their current market value on the basis of quotations, which may be furnished by a pricing service or provided by dealers in such securities. Securities not listed on an exchange or national securities market, certain mortgage-backed and asset-backed securities and securities for which there were no reported transactions are valued at the last quoted bid prices. Fixed income securities for which accurate market prices are not readily available and all other assets are valued at fair value as determined in good faith by Standish in accordance with procedures approved by the Trustees, which may include the use of yield equivalents or matrix pricing. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

         The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) in discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

         Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Code and applicable tax regulations.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such terms are used in the 1940 Act) in the Portfolio.

ITEM 8.           REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.           PENDING LEGAL PROCEEDINGS.

         Not applicable.

                                    APPENDIX

MOODY'S RATINGS DEFINITIONS
FOR CORPORATE BONDS AND
SOVEREIGN, SUBNATIONAL AND
SOVEREIGN RELATED ISSUES

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds which are rated Ba are judged to have speculative elements. Their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

                            STANDARD & POOR'S RATINGS
DEFINITIONS

AAA - Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA- Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB - Debt rated BB is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                                STANDARD & POOR'S
                          CHARACTERISTICS OF SOVEREIGN
                           DEBT OF FOREIGN COUNTRIES

AAA-  Stable,   predictable   governments  with  demonstrated  track  record  of
responding flexibly to changing economic and political circumstances

Key players in the global trade and financial system:

-        Prosperous and resilient
         economies, high per capita
         incomes

-        Low fiscal deficits and
         government debt, low inflation

- Low external debt AA- Stable, predictable governments with demonstrated track record of responding to changing economic and political circumstances

-        Tightly integrated into global
         trade and financial system

-        Differ from AAAs only to a small
         degree because:

-        Economies are smaller, less
         prosperous and generally more
         vulnerable to adverse external
         influences (e.g., protection and
         terms of trade shocks)
-        More variable fiscal deficits,
         government debt and inflation

-        Moderate to high external debt

A- Politics evolving toward more open, predictable forms of governance in environment of rapid economic and social change

-        Established trend of integration
         into global trade and financial
         system

-        Economies are smaller, less
         prosperous and generally more
         vulnerable to adverse external
         influences (e.g., protection and
         terms of trade shocks), but

-        Usually rapid growth in output
         and per capita incomes

-        Manageable through variable
         fiscal deficits, government debt
         and inflation

-        Usually low but variable debt

-        Integration into global trade and
         financial system growing but
         untested

-        Low to moderate income
         developing economies but
         variable performance and quite
         vulnerable to adverse external
         influences

-        Variable to high fiscal deficits,
         government debt and inflation

-        Very high and variable debt, often
         graduates of Brady plan but track
         record not well established

BBB-- Political factors a source of significant uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change

-        Integration into global trade and
         financial system growing but
         untested

-        Economies less prosperous and
         often more vulnerable to adverse
         external influences

-        Variable to high fiscal deficits,
         government debt and inflation

-        High and variable external debt

BB-- Political factors a source of major uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change

-        Integration into global trade and
         financial system growing but untested

-        Low to moderate income
         developing economies, but
         variable performance and quite
         vulnerable to adverse external
         influences

-        Variable to high fiscal deficits,
         government debt and inflation

-        Very high and variable debt, often
         graduates of Brady Plan but track
         record not well established

BB- Political factors a source of major uncertainty, either because system is in transition or due to external threats, or both, often in environment of rapid economic and social change

In the case of sovereign, subnational and sovereign related issuers, the Portfolio uses the foreign currency or domestic (local) currency rating depending upon how a security in the portfolio is denominated. In the case where the Portfolio holds a security denominated in a domestic (local) currency and one of the rating services does not provide a domestic (local) currency rating for the issuer, the Portfolio will use the foreign currency rating for the issuer; in the case where the Portfolio holds a security denominated in a foreign currency and one of the rating services does not provide a foreign currency rating for the issuer, the Portfolio will treat the security as being unrated.

                          DESCRIPTION OF DUFF & PHELPS
                              RATINGS FOR CORPORATE
                            BONDS AND FOR SOVEREIGN,
                            SUBNATIONAL AND SOVEREIGN
                                 RELATED ISSUERS

AAA - Highest credit quality.  The risk
factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

AA - High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

A - Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

BBB - Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

BB - Below investment grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.


                          FITCH INVESTORS SERVICE, INC.
                              LONG-TERM DEBT RATING
                                   DEFINITIONS

AAA - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB - Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

                             IBAC LONG TERM RATINGS
                             FOR CORPORATE BONDS AND
                           FOR SOVEREIGN, SUBNATIONAL
                              AND SOVEREIGN RELATED
                                     ISSUES

AAA - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk substantially.

AA - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk, albeit not very significantly.

A - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

BBB - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in other categories.

BB - Obligations for which there is a possibility of investment risk developing. Capacity for timely repayment of principal and interest exists, but is susceptible over time to adverse changes in business, economic or financial conditions.

Dated April 30, 1997

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                     STANDISH GLOBAL FIXED INCOME PORTFOLIO

                                     PART B


ITEM 10.          COVER PAGE.

         This Part B expands upon and supplements the information contained in Part A of Standish Global Fixed Income Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH GLOBAL FIXED INCOME PORTFOLIO.

ITEM 11.          TABLE OF CONTENTS.                                PAGE

General Information and History..................................... B-1
Investment Objective and Policies................................... B-1
Management of the Portfolio......................................... B-16
Control Persons and Principal Holders of Securities................. B-19
Investment Advisory and Other Services.............................. B-20
Brokerage Allocations and Other Practices........................... B-22
Capital Stock and Other Securities.................................. B-23
Purchase, Redemption and Pricing of Securities Being Offered........ B-24
Tax Status.......................................................... B-25
Underwriters........................................................ B-31
Calculation of Performance Data..................................... B-31
Financial Statements................................................ B-31

ITEM 12.          GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.          INVESTMENT OBJECTIVE AND POLICIES.

         Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

         Money Market Instruments and Repurchase Agreements. Money market instruments include short-term U.S. Government securities, commercial paper (promissory notes issued by corporations to finance their short-term credit needs), negotiable certificates of deposit, non-negotiable fixed time deposits, bankers' acceptances and repurchase agreements.

         U.S. Government securities include securities which are direct obligations of the U.S. Government backed by the full faith and credit of the United States and securities issued by agencies and instrumentalities of the U.S. Government which may be guaranteed by the U.S. Treasury or supported by the issuer's right to borrow from the U.S. Treasury or may be backed by the credit of the federal agency or instrumentality itself. Agencies and instrumentalities of the U.S. Government include, but are not limited to, Federal Land Banks, the Federal Farm Credit Bank, the Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks and the Federal National Mortgage Association.

         Investments in commercial paper by the Portfolio will be rated Prime-1 by Moody's Investors Service, Inc. ("Moody's") or A-1 by Standard & Poor's Ratings Group ("S&P") or Duff 1+ by Duff & Phelps ("Duff"), which are the highest ratings assigned by these rating services (even if rated lower by one or more of the other agencies), or which, if not rated or rated lower by one or more of the agencies and not rated by the other agency or agencies, are judged by Standish, International Management Company, L.P. ("SIMCO" or the "Adviser") to be of equivalent quality to the securities so rated. In determining whether securities are of equivalent quality, SIMCO may take into account, but will not reply entirely on, ratings assigned by foreign rating agencies.

         A repurchase agreement is an agreement under which the Portfolio acquires money market instruments (generally U.S. Government securities) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed-upon price and date (normally the next business day). The resale price reflects an agreed-upon interest rate effective for the period the instruments are held by the Portfolio and is unrelated to the interest rate on the instruments. The instruments acquired by the Portfolio (including accrued interest) must have an aggregate market value in excess of the resale price and will be held by the custodian bank for the Portfolio until they are repurchased. In evaluating whether to enter into a repurchase agreement, the Portfolio will carefully consider the creditworthiness of the seller pursuant to procedures reviewed and approved by the Board of Trustees of the Portfolio Trust.

         The use of repurchase agreements involves certain risks. For example, if the seller defaults on its obligation to repurchase the instruments acquired by the

Portfolio at a time when their market value has declined, the Portfolio may incur a loss. If the seller becomes insolvent or subject to liquidation or reorganization under bankruptcy or other laws, a court may determine that the instruments acquired by the Portfolio are collateral for a loan by the Portfolio and therefore are subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the instruments it acquires. While the Trustees acknowledge these risks, it is expected that they can be controlled through careful documentation and monitoring.

         Strategic Transactions. The Portfolio may, but is not required to, utilize various other investment strategies as described below to seek to hedge various market risks, to manage the effective maturity or duration of fixed-income securities, or to enhance potential gain. Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objectives, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, equity and fixed-income indices and other financial instruments; purchase and sell financial futures contracts and options thereon; enter into various interest rate transactions such as swaps, caps, floors or collars; and enter into various currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currencies or currency futures (collectively, all the above are called "Strategic Transactions"). Strategic Transactions may be used in an attempt to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from general market, interest rate or currency exchange rate fluctuations, to protect the Portfolio's unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes, to manage effective maturity or duration, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to enhance potential gain in circumstances where hedging is not involved although the Portfolio will attempt to limit its net loss exposure from Strategic Transaction entered into for non-hedging purposes to 3% of its net assets. (Transactions such as writing covered call options are considered to involve hedging for the purposes of this limitation.) In calculating the Portfolio's net loss exposure from such Strategic Transactions, an unrealized gain from a particular Strategic Transaction position would be netted against an unrealized loss from a related Strategic Transaction position. For example, if the Adviser believes that short-term interest rates as indicated in the forward yield curve are too high, the Portfolio may take a short position in a near-term Eurodollar futures contract and a long position in a longer-dated Eurodollar futures contract. Under such circumstances, any unrealized loss in the near-term Eurodollar futures position would be netted against any unrealized gain in the longer-dated Eurodollar futures position (and vice versa) for purposes of calculating the Portfolio's net loss exposure. The ability of the Portfolio to utilize these Strategic Transactions successfully will depend on the Adviser's ability to predict pertinent market and interest rate movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited in order to enable certain investors in the Portfolio to comply with the requirements of Subchapter M of the Code for qualification as regulated investment companies.

         Risks of Strategic Transactions. Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Adviser's view as to certain market or interest rate movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. The writing of put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of purchases due to the exercise of put options) or lower than (in the case of sales due to the exercise of call options) current market values, limit the amount of appreciation the Portfolio can realize on its investments or cause the Portfolio to hold a security it might otherwise sell. The use of currency transactions can result in the Portfolio incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The use of options and futures transactions entails certain other risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. The writing of options could significantly increase the
Portfolio's portfolio turnover rate and, therefore, associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses, if at all. Although the use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time, in certain circumstances, they tend to limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited; however, as described above, the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for non-hedging purposes. Futures markets are highly volatile and the use of futures may increase the volatility of the Portfolio's net asset value. Finally, entering into futures contracts would create a greater ongoing potential financial risk than would purchases of options where the exposure is limited to the cost of the initial premium. Losses resulting from the use of Strategic Transactions would reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized.

         General Characteristics of Options. Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold. Thus, the following general discussion relates to each of the particular types of options discussed in greater detail below. In addition, many Strategic Transactions involving options require segregation of the Portfolio's assets in special accounts, as described below under "Use of Segregated Accounts."

         A put option gives the purchaser of the option, in consideration for the payment of a premium, the right to sell, and the writer the obligation to buy (if the option is exercised), the underlying security, commodity, index, currency or other instrument at the exercise price. For instance, the Portfolio's purchase of a put option on a security might be designed to protect its holdings in the underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value by giving the Portfolio the right to sell such instrument at the option exercise price. A call option, in consideration for the payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell (if the option is exercised), the underlying instrument at the exercise price. The Portfolio may purchase a call option on a security, futures contract, index, currency or other instrument to seek to protect the Portfolio against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase such instrument. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. The Portfolio is authorized to purchase and sell exchange listed options and over-the-counter options ("OTC" options). Exchange listed options are issued by a regulated intermediary such as the Options Clearing Corporation ("OCC"), which guarantees the performance of the obligations of the parties to such options. The discussion below uses the OCC as an example, but is also applicable to other financial intermediaries.

         With certain exceptions, exchange listed options generally settle by physical delivery of the underlying security or currency, although in the future cash settlement may become available. Index options and Eurodollar instruments are cash settled for the net amount, if any, by which the option is in-the-money (i.e., where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

         The Portfolio's ability to close out its position as a purchaser or seller of an exchange listed put or call option is dependent, in part, upon the liquidity of the option market. There is no assurance that a liquid option market on an exchange will exist. In the event that the relevant market for an option on an exchange ceases to exist, outstanding options on that exchange would generally continue to be exercisable in accordance with their terms.

         The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

         OTC options are purchased from or sold to securities dealers, financial institutions or other parties ("Counterparties") through direct agreement with the Counterparty. In contrast to exchange listed options, which generally have standardized terms and performance mechanics, all the terms of an OTC option, including such terms as method of settlement, term, exercise price, premium, guarantees and security, are set by negotiation of the parties. The Portfolio will generally sell (write) OTC options that are subject to a buy-back provision permitting the Portfolio to require the Counterparty to sell the option back to the Portfolio at a formula price within seven days. OTC options purchased by the Portfolio, and portfolio securities "covering" the amount of the Portfolio's obligation pursuant to an OTC option sold by it (the cost of the sell-back plus the in-the-money amount, if any) are subject to the Portfolio's restriction on illiquid securities, unless determined to be liquid in accordance with procedures adopted by the Board of Trustees. For OTC options written with "primary dealers" pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount which is considered to be illiquid may be calculated by reference to a formula price. The Portfolio expects generally to enter into OTC options that have cash settlement provisions, although it is not required to do so.

         Unless the parties provide for it, there is no central clearing or guaranty function in an OTC option. As a result, if the Counterparty fails to make delivery of the security, currency or other instrument underlying an OTC option it has entered into with the Portfolio or fails to make a cash settlement payment due in accordance with the terms of that option, the Portfolio will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Accordingly, the Adviser must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the Counterparty's credit to determine the likelihood that the terms of the OTC option will be satisfied. The Portfolio will engage in OTC option transactions only with U.S. Government securities dealers recognized by the Federal Reserve Bank of New York as "primary dealers," or broker dealers, domestic or foreign banks or other financial institutions which have received, combined with any credit enhancements, a long-term debt rating of A from S&P or Moody's or an equivalent rating from any other nationally recognized statistical rating organization ("NRSRO") or the debt of which is determined to be of equivalent credit quality by the Adviser.

         If the Portfolio sells (writes) a call option, the premium that it receives may serve as a partial hedge, to the extent of the option premium, against a decrease in the value of the underlying securities or instruments in its portfolio or will increase the Portfolio's income. The sale (writing) of put options can also provide income.

         The Portfolio may purchase and sell (write) call options on securities including U.S. Treasury and agency securities, mortgage-backed securities, asset backed securities, corporate debt securities, equity securities (including convertible securities) and Eurodollar instruments that are traded on U.S. and foreign securities exchanges and in the over-the-counter markets, and on securities indices, currencies and futures contracts. All calls sold by the Portfolio must be covered (i.e., the Portfolio must own the securities or the futures contract subject to the call) or must meet the asset segregation requirements described below as long as the call is outstanding. In addition, the Portfolio may cover a written call option or put option by entering into an offsetting forward contract and/or by purchasing an offsetting option or any other option which, by virtue of its exercise price or otherwise, reduces the Portfolio's net exposure on its written option position. Even though the Portfolio will receive the option premium to help offset any loss, the Portfolio may incur a loss if the exercise price is below the market price for the security subject to the call at the time of exercise. A call sold by the Portfolio also exposes the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or instrument and may require the Portfolio to hold a security or instrument which it might otherwise have sold.

         The Portfolio may purchase and sell (write) put options on securities including U.S. Treasury and agency securities, mortgage backed securities, asset backed securities, foreign sovereign debt, corporate debt securities, equity securities (including convertible securities) and Eurodollar instruments (whether or not it holds the above securities in its portfolio), and on securities indices, currencies and futures contracts. The Portfolio will not sell put options if, as a result, more than 50% of the Portfolio's assets would be required to be segregated to cover its potential obligations under such put options other than those with respect to futures and options thereon. In selling put options, there is a risk that the Portfolio may be required to buy the underlying security at a price above the market price.

         Options on Securities Indices and Other Financial Indices. The Portfolio may also purchase and sell (write) call and put options on securities indices and other financial indices. Options on securities indices and other financial indices are similar to options on a security or other instrument except that, rather than settling by physical delivery of the underlying instrument, they settle by cash settlement. For example, an option on an index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the index upon which the option is based exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option (except if, in the case of an OTC option, physical delivery is specified). This amount of cash is equal to the differential between the closing price of the index and the exercise price of the option, which also may be multiplied by a formula value. The seller of the option is obligated, in return for the premium received, to make delivery of this amount upon exercise of the option. In addition to the methods described above, the Portfolio may cover call options on a securities index by owning securities whose price changes are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio.

         General Characteristics of Futures. The Portfolio may enter into financial futures contracts or purchase or sell put and call options on such futures. Futures are generally bought and sold on the commodities exchanges where they are listed and involve payment of initial and variation margin as described below. All futures contracts entered into by the Portfolio are traded on U.S. exchanges or boards of trade that are licensed and regulated by the Commodity Futures Trading Commission ("CFTC") or on certain foreign exchanges.

         The sale of futures contracts creates a firm obligation by the Portfolio, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or, with respect to index futures and Eurodollar instruments, the net cash amount). The purchase of futures contracts creates a corresponding obligation by the Portfolio, as purchaser to purchase a financial instrument at a specific time and price. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract and obligates the seller to deliver such position, if the option is exercised.

         The Portfolio's use of financial futures and options thereon will in all cases be consistent with applicable regulatory requirements and in particular the regulations of the CFTC relating to exclusions from regulation as a commodity pool operator. Those regulations currently provide that the Portfolio may use commodity futures and option positions (i) for bona fide hedging purposes without regard to the percentage of assets committed to margin and option premiums, or (ii) for other purposes permitted by the CFTC to the extent that the aggregate initial margin and option premiums required to establish such non-hedging positions (net of the amount that the positions were "in the money" at the time of purchase) do not exceed 5% of the net asset value of the Portfolio's portfolio, after taking into account unrealized profits and losses on such positions. Typically, maintaining a futures contract or selling an option thereon requires the Portfolio to deposit, with its custodian for the benefit of a futures commission merchant, or directly with the futures commission merchant, as security for its obligations an amount of cash or other specified assets (initial margin) which initially is typically 1% to 10% of the face amount of the contract (but may be higher in some circumstances). Additional cash or assets (variation margin) may be required to be deposited directly with the futures commission merchant thereafter on a daily basis as the value of the contract fluctuates. The purchase of an option on financial futures involves payment of a premium for the option without any further obligation on the part of the Portfolio. If the Portfolio exercises an option on a futures contract it will be obligated to post initial margin (and potential subsequent variation margin) for the resulting futures position just as it would for any position. Futures contracts and options thereon are generally settled by entering into an offsetting transaction but there can be no assurance that the position can be offset prior to settlement at an advantageous price, nor that delivery will occur. The segregation requirements with respect to futures contracts and options thereon are described below.

         Currency   Transactions.   The   Portfolio   may  engage  in   currency
transactions with Counterparties to seek to hedge the value of portfolio holdings denominated in particular currencies against fluctuations in relative value or to enhance potential gain. Currency transactions include currency contracts, exchange listed currency futures, exchange listed and OTC options on currencies, and currency swaps. A forward currency contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A currency swap is an agreement to exchange cash flows based on the notional (agreed upon) difference among two or more currencies and operates similarly to an interest rate swap, which is described below. The Portfolio may enter into over-the-counter currency transactions with Counterparties which have received, combined with any credit enhancements, a long term debt rating of A by S&P or Moody's, respectively, or that have an equivalent rating from a NRSRO or (except for OTC currency options) are determined to be equivalent credit quality by the Adviser.

         The Portfolio's transactions in forward currency contracts and other currency transactions such as futures, options, options on futures and swaps will generally be limited to hedging involving either specific transactions or portfolio positions. See "Strategic Transactions." Transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of the Portfolio, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. Position hedging is entering into a currency transaction with respect to portfolio security positions denominated or generally quoted in that currency.

         The Portfolio will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held in its portfolio that are denominated or generally quoted in or currently convertible into such currency, other than with respect to proxy hedging as described below.

         The Portfolio may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value in relation to other currencies to which the Portfolio has or in which the Portfolio expects to have portfolio exposure. For example, the Portfolio may hold a French government bond and the Adviser may believe that French francs will deteriorate against German marks. The Portfolio would sell French francs to reduce its exposure to that currency and buy German marks. This strategy would be a hedge against a decline in the value of French francs, although it would expose the Portfolio to declines in the value of the German mark relative to the U.S. dollar.

         To seek to reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities, the Portfolio may also engage in proxy hedging. Proxy hedging is often used when the currency to which the Portfolio's portfolio is exposed is difficult to hedge or to hedge against the U.S. dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which certain of the Portfolio's portfolio securities are or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the portfolio securities denominated in linked currencies. For example, if the Adviser considers that the Austrian schilling is linked to the German deutschemark (the "D- mark"), and a portfolio contains securities denominated in schillings and the Adviser believes that the value of schillings will decline against the U.S. dollar, the Adviser may enter into a contract to sell D-marks and buy dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Portfolio if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Portfolio is engaging in proxy hedging. If the Portfolio enters into a currency hedging transaction, it will comply with the asset segregation requirements described below.

         Risks of Currency Transactions. Currency transactions are subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to the Portfolio if it is unable to deliver or receive currency or funds in settlement of obligations and itcould also cause hedges entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid market which may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy.

         Combined Transactions. The Portfolio may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple currency transactions (including forward currency contracts and multiple interest rate transactions, structured notes and any combination of futures, options, currency and interest rate transactions ("combined transactions"), instead of a single Strategic Transaction, as part of a single or combined strategy when, in the opinion of the Adviser, it is in the best interests of the Portfolio to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions are normally entered into based on the Adviser's judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination will instead increase such risks or hinder achievement of the portfolio management objective.

         Swaps, Caps, Floors and Collars. Among the Strategic Transactions into which the Portfolio may enter are interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars. The Portfolio expects to enter into these transactions primarily for hedging purposes, including, but not limited to, preserving a return or spread on a particular investment or portion of the Portfolio's portfolio, protecting against currency fluctuations, as a duration management technique or protecting against an increase in the price of securities the Portfolio anticipates purchasing at a later date. Swaps, caps, floors and collars may also be used to enhance potential gain in circumstances where hedging is not involved although, as described above, the Portfolio will attempt to limit its net loss exposure resulting from swaps, caps, floors and collars and other Strategic Transactions entered into for such purposes. The Portfolio will attempt to limit net loss exposure from Strategic Transaction entered into for non-hedging purposes to not more than 3% of its net assets. The Portfolio will not sell interest rate caps or floors where it does not own securities or other instruments providing the income stream the Portfolio may be obligated to pay. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. A currency swap is an agreement to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them and an index swap is an agreement to swap cash flows on a notional amount based on changes in the values of the reference indices. The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling such cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of a floor entitles the purchaser to receive payments on a notional principal amount from the party selling such floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain rate of return within a predetermined range of interest rates or values.

         The Portfolio will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. The Portfolio will not enter into any swap, cap, floor or collar transaction unless, at the time of entering into such transaction, the unsecured long-term debt of the Counterparty, combined with any credit enhancements, is rated at least A by S&P or Moody's or has an equivalent rating from an NRSRO or the Counterparty issues debt that is determined to be of equivalent credit quality by the Adviser. If there is a default by the Counterparty, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed. Swaps, caps, floors and collars are considered illiquid for purposes of the Portfolio's policy regarding illiquid securities, unless it is determined, based upon continuing review of the trading markets for the specific security, that such security is liquid. The Board of Trustees of the Portfolio Trust has adopted guidelines and delegated to the Adviser the daily function of determining and monitoring the liquidity of swaps, caps, floors and collars. The Board of Trustees, however, retains oversight focusing on factors such as valuation, liquidity and availability of information and is ultimately responsible for such determinations. The Staff of the SEC currently takes the position that swaps, caps, floors and collars are illiquid and are subject to the Portfolio's limitation on investing in illiquid securities.

         Eurodollar Contracts. The Portfolio may make investments in Eurodollar contracts. Eurodollar contracts are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate ("LlBOR"), although foreign currency-denominated contracts are available from time to time.

Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Portfolio might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed income instruments are linked.

         Risks of Strategic Transactions Outside the United States. The Portfolio may use strategic transactions to seek to hedge against currency exchange rate risks. When conducted outside the United States, Strategic Transactions may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. The value of such positions also could be adversely affected by: (i) lesser availability than in the United States of data on which to make trading decisions, (ii) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iii) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, (iv) lower trading volume and liquidity, and (v) other complex foreign political, legal and economic factors. At the same time, Strategic Transactions may offer advantages such as trading in instruments that are not currently traded in the United States or arbitrage possibilities not available in the United States.

         Use of Segregated Accounts. The Portfolio will hold securities or other instruments whose values are expected to offset its obligations under the Strategic Transactions. The Portfolio will cover Strategic Transactions as required by interpretive positions of the SEC. The Portfolio will not enter into Strategic Transactions that expose the Portfolio to an obligation to another party unless it owns either (i) an offsetting position in securities or other options, futures contracts or other instruments or (ii) cash, receivables or liquid securities with a value sufficient to cover its potential obligations. The Portfolio may have to comply with any applicable regulatory requirements for Strategic Transactions, and if required, will set aside cash and other assets in a segregated account with its custodian bank in the amount prescribed. In that case, the Portfolio's custodian would maintain the value of such segregated account equal to the prescribed amount by adding or removing additional cash or other assets to account for fluctuations in the value of the account and the Portfolio's obligations on the underlying Strategic Transactions. Assets held in a segregated account would not be sold while the Strategic Transaction is outstanding, unless they are replaced with similar assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to make distributions or satisfy other current obligations.

         "When-Issued", "Delayed Delivery Securities" and "Forward Commitment" Securities. The Portfolio may invest up to 25% of its net assets in securities purchased on a when-issued or delayed delivery basis. Delivery and payment for securities purchased on a when-issued or delayed delivery basis will normally take place 15 to 45 days after the date of the transaction. The payment obligation and interest rate on the securities are fixed at the time that the Portfolio enters into the commitment, but interest will not accrue to the Portfolio until delivery of and payment for the securities. Although the Portfolio will only make commitments to purchase "when-issued" and "delayed delivery" securities with the intention of actually acquiring the securities, the Portfolio may sell the securities before the settlement date if deemed advisable by the Adviser.

         Unless the Portfolio has entered into an offsetting agreement to sell the securities purchased on a when-issued or forward commitment basis, cash or liquid obligations with a market value at least equal to the amount of the Portfolio's commitment will be segregated with the Portfolio's custodian bank. If the market value of these securities declines, additional cash or securities will be segregated daily so that the aggregate market value of the segregated securities equals the amount of the Portfolio's commitment.

         Securities purchased on a "when-issued", "delayed delivery" or "forward commitment" basis may have a market value on delivery which is less than the amount paid by the Portfolio. Changes in market value may be based upon the public's perception of the creditworthiness of the issuer or changes in the level of interest rates. Generally, the value of "when-issued", "delayed delivery" and "forward commitment" securities will fluctuate inversely to changes in interest rates, i.e., they will appreciate in value when interest rates fall and will depreciate in value when interest rates rise.

         Portfolio Turnover. It is not the policy of the Portfolio to purchase or sell securities for trading purposes. However, the Portfolio places no restrictions on portfolio turnover and it may sell any portfolio security without regard to the period of time it has been held, except to the extent sales may be limited in order to enable certain investors in the Portfolio to maintain their status as regulated investment companies under the Code. The Portfolio may therefore generally change its portfolio investments at any time in accordance with the Adviser's appraisal of factors affecting any particular issuer or market, or the economy in general. A rate of turnover of 100% would occur if the value of the lesser of purchases and sales of portfolio securities for a particular year equaled the average monthly value of portfolio securities owned during the year (excluding short-term securities). A high rate of portfolio turnover (100% or more) involves a correspondingly greater amount of brokerage commissions and other costs which must be borne directly by the Portfolio and thus indirectly by its shareholders. It may also result in the realization of larger amounts of net short-term capital gains and may, under certain circumstances, make it more difficult for investors in the Portfolio to qualify as regulated investment companies under the Code.

                             INVESTMENT RESTRICTIONS

         The Portfolio has adopted the following fundamental policies. Each of the Portfolio's fundamental policies cannot be changed unless the change is approved by the "vote of the outstanding voting securities" of the Portfolio, which phrase as used herein means the lesser of (i) 67% or more of the voting securities of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio.

         As a matter of fundamental policy, the Portfolio may not:

1. Invest more than 25% of the current value of its total assets in any single industry, provided that this restriction shall not apply to debt securities issued or guaranteed by the United States Government or its agencies or instrumentalities.

2. Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter under the Securities Act of 1933.

3. Purchase real estate or real estate mortgage loans, although the Portfolio may purchase marketable securities of companies which deal in real estate, real estate mortgage loans or interests therein.

4. Purchase securities on margin (except that the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities).

5. Purchase or sell commodities or commodity contracts except that the Portfolio may purchase and sell financial futures contracts and options on financial futures contracts and engage in foreign currency exchange transactions.

6. With respect to at least 50% of its total assets, invest more than 5% in the securities of any one issuer (other than the U.S. Government, its agencies or instrumentalities) or acquire more than 10% of the outstanding voting securities of any issuer.

7. Issue senior securities, borrow money, enter into reverse repurchase agreements or pledge or mortgage its assets, except that the Portfolio may (a) borrow from banks as a temporary measure for extraordinary or emergency purposes (but not investment purposes) in an amount up to 15% of the current value of its total assets to secure such borrowings, (b) enter into forward roll transactions, and (c) pledge its assets to an extent not greater than 15% of the current value of its total assets to secure such borrowings.

8. Lend portfolio securities, except that the Portfolio may lend its portfolio securities with a value up to 20% of its total assets (with a 10% limit for any borrower), except that the Portfolio may enter into repurchase agreements.


         The following restrictions are not fundamental policies and may be changed by the Trustees of the Portfolio Trust without investor approval in accordance with applicable laws, regulations or regulatory policy. The Portfolio may not:

         a. Invest in the securities of an issuer for the purpose of exercising control or management, but it may do so where it is deemed advisable to protect or enhance the value of an existing investment.

         b. Purchase the securities of any other investment company except to the extent permitted by the 1940 Act.

         c.       Invest  more  than  25%  of  its  net  assets  in   repurchase
                  agreements.

         d. Purchase additional securities if the Portfolio's borrowings exceed 5% of its net assets.

         If any percentage restriction described above is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction.

ITEM 14.          MANAGEMENT OF THE PORTFOLIO.

         Trustees and Officers of the Portfolio Trust. The Trustees and executive officers of the Portfolio Trust are listed below. All executive officers of the Portfolio Trust are affiliates of Standish, Ayer & Wood, Inc., the Portfolio's investment adviser.

Name, Address and Date                              Position Held                        Principal Occupation
of Birth                                              with Trust                         During Past 5 Years
--------------------------------------- --------------------------------------  --------------------------------------
*D. Barr Clayson, 7/29/35                     Vice President and Trustee             Vice President and Managing
c/o Standish, Ayer & Wood,                                                                    Director,
Inc.                                                                                 Standish, Ayer & Wood, Inc.;
One Financial Center                                                                    Chairman and Director,
Boston, MA 02111                                                                        Standish International
                                                                                       Management Company, L.P.


                                      B-16




Name, Address and Date                              Position Held                        Principal Occupation
of Birth                                              with Trust                         During Past 5 Years
--------------------------------------- --------------------------------------  --------------------------------------
Samuel C. Fleming, 9/30/40                             Trustee                          Chairman of the Board
c/o Decision Resources, Inc.                                                         and Chief Executive Officer,
1100 Winter Street                                                                    Decision Resources, Inc.;
Waltham, MA 02154                                                                     through 1989, Senior V.P.
                                                                                           Arthur D. Little
Benjamin M. Friedman, 8/5/44                           Trustee                           William Joseph Maier
c/o Harvard University                                                             Professor of Political Economy,
Cambridge, MA 02138                                                                       Harvard University
John H. Hewitt, 4/11/35                                Trustee                           Trustee, The Peabody
P.O. Box 307                                                                             Foundation; Trustee,
So. Woodstock, VT 05071                                                               Visiting Nurse Alliance of
                                                                                               Vermont
                                                                                          and New Hampshire
*Edward H. Ladd, 1/3/38                       Trustee and Vice President              Chairman of the Board and
c/o Standish, Ayer & Wood,                                                           Managing Director, Standish,
Inc.                                                                                            Ayer &
One Financial Center                                                                    Wood, Inc. since 1990;
Boston, MA 02111                                                                   formerly President of Standish,
                                                                                           Ayer & Wood, Inc.
                                                                                             Director of
                                                                                        Standish International
                                                                                       Management Company, L.P.
Caleb Loring III, 11/14/43                             Trustee                     Trustee, Essex Street Associates
c/o Essex Street Associates                                                       (family investment trust office);
P.O. Box 5600                                                                          Director, Holyoke Mutual
Beverly Farms, MA 01915                                                                   Insurance Company
*Richard S. Wood, 5/21/54                       President and Trustee                 Vice President, Secretary,
c/o Standish, Ayer & Wood,                                                              and Managing Director,
Inc.                                                                                 Standish, Ayer & Wood, Inc.;
One Financial Center                                                                 Executive Vice President and
Boston, MA 02111                                                                              Director,
                                                                                        Standish International
                                                                                       Management Company, L.P.
James E. Hollis III, 11/21/48                  Executive Vice President              Vice President and Director,
c/o Standish, Ayer & Wood,                                                           Standish, Ayer & Wood, Inc.
Inc.
One Financial Center
Boston, MA 02111


                                      B-17




Name, Address and Date                              Position Held                        Principal Occupation
of Birth                                              with Trust                         During Past 5 Years
--------------------------------------- --------------------------------------  --------------------------------------
Paul G. Martins, 3/10/56                     Vice President and Treasurer           Vice President, Standish, Ayer
c/o Standish, Ayer & Wood,                                                            & Wood, Inc. since October
Inc.                                                                                  1996; formerly Senior Vice
One Financial Center                                                                President, Treasurer and Chief
Boston, MA  02111                                                                    Financial Officer of Liberty
                                                                                   Financial Bank Group (1993-95);
                                                                                       prior to 1993, Corporate
                                                                                       Controller, The Berkeley
                                                                                           Financial Group
Beverly E. Banfield, 7/6/56                         Vice President                  Vice President and Compliance
c/o Standish, Ayer & Wood,                                                                     Officer,
Inc.                                                                                 Standish, Ayer & Wood, Inc.;
One Financial Center                                                                 Assistant Vice President and
Boston, MA 02111                                                                         Compliance Officer,
                                                                                      Freedom Capital Management
                                                                                          Corp. (1989-1992)
Lavinia B. Chase, 6/4/46                            Vice President                   Vice President and Associate
c/o Standish, Ayer & Wood,                                                                    Director,
Inc.                                                                                 Standish, Ayer & Wood, Inc.
One Financial Center
Boston, MA 02111
Anne P. Herrmann, 1/26/56                    Vice President and Secretary             Mutual Fund Administrator,
c/o Standish, Ayer & Wood,                                                           Standish, Ayer & Wood, Inc.
Inc.
One Financial Center
Boston, MA  02111
Denise B. Kneeland, 8/19/51                         Vice President                   Senior Operations, Manager,
c/o Standish, Ayer & Wood,                                                           Standish, Ayer & Wood, Inc.
Inc.                                                                                since December 1995; formerly
One Financial Center                                                                   Vice President, Scudder,
Boston, MA  02111                                                                         Stevens and Clark


*Indicates that Trustee is an interested person of the Portfolio Trust for purposes of the 1940 Act.

         Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the year ended December 31, 1996.

         The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended December 31, 1996:

                                                                         Pension or
                                                                         Retirement
                                                                      Benefits Accrued         Total Compensation
                                                                         as Part of                   from
                                                                        Portfolio's           Portfolio and Other
              Name of Trustee                   The Portfolio             Expenses             Funds in Complex*
              ---------------                   -------------             --------             -----------------
D. Barr Clayson                                       $0                     $0                        $0
Samuel C. Fleming                                    $750                    $0                     $49,250
Benjamin M. Friedman                                 $693                    $0                     $45,500
John H. Hewitt                                       $693                    $0                     $45,500
Edward H. Ladd                                        $0                     $0                        $0
Caleb Loring, III                                    $693                    $0                     $45,500
Richard S. Wood                                       $0                     $0                        $0

  * As of the date of this Statement of Additional Information there were 20 registered investment companies (or series thereof) in the fund complex, five of which were series of the Portfolio Trust. Total compensation is presented for the calendar year ended December 31, 1996.

ITEM 15.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of April 1, 1997, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. At April 1, 1997, the Standish Global Fixed Income Fund beneficially owned approximately 100% of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. The Standish Global Fixed Income Fund is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open end investment company, located at One Financial Center, Boston, MA 02111.

         Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 16.          INVESTMENT ADVISORY AND OTHER SERVICES.

         Investment Adviser of the Portfolio Trust. SIMCO serves as the adviser to the Portfolio pursuant to a written investment advisory agreement. SIMCO is a Delaware limited partnership organized in 1991 and is registered under the Investment Advisers Act of 1940. The General Partner of the Adviser is Standish, Ayer & Wood, Inc. ("Standish"), One Financial Center, Boston, MA 02111, which holds a 99.98% partnership interest. The Limited Partners, who each hold a 0.01% interest in SIMCO, are Walter M. Cabot, Sr., a Director of and a Senior Adviser to Standish, and D. Barr Clayson, Chairman of the Board of SIMCO and a Managing Director of Standish. Ralph S. Tate, a Managing Director of Standish, is President and a Director of SIMCO. Richard S. Wood, a Managing Director and Vice President of Standish and the President of the Trust, is the Executive Vice President of SIMCO.

         The following, constituting all of the Directors and all of the shareholders of Standish, are the Standish controlling persons: Caleb F. Aldrich, Nicholas S. Battelle, Walter M. Cabot, Sr., David H. Cameron, Karen K. Chandor, D. Barr Clayson, Richard C. Doll, Dolores S. Driscoll, Mark A. Flaherty, Maria D. Furman, James E. Hollis III, Raymond J. Kubiak, Edward H.
Ladd, Laurence A. Manchester, George W. Noyes, Arthur H. Parker, Howard B. Rubin, Austin C. Smith, David C. Stuehr, Ralph S. Tate, and Richard S. Wood.

         Certain services provided by the Adviser under the advisory agreement are described in Part A. These services are provided without reimbursement by the Portfolio for any costs incurred. Under the investment advisory agreement, the Adviser is paid a fee based on the Portfolio's average daily net asset value. The advisory fees are payable monthly.



                                         Contractual Advisory Fee Rate
                                 (as a percentage of average daily net assets)
The Portfolio                                        0.40%

During the last three fiscal years ended December 31, the Portfolio paid advisory fees in the following amounts:

                    1994                 1995                  1996
                    ----                 ----                  ----
The Portfolio       N/A                  N/A                 412,2161

------------------------
1  The Portfolio commenced operations on May 3, 1996.

         The Portfolio bears expenses of its operations other than those incurred by the Adviser pursuant to the investment advisory agreement. Among other expenses, the Portfolio will pay share pricing and shareholder servicing fees and expenses; custodian fees and expenses; legal and auditing fees and expenses; expenses of prospectuses, statements of additional information and shareholder reports; registration and reporting fees and expenses; and Trustees' fees and expenses.

         Unless terminated as provided below, the investment advisory agreement continues in full force and effect from year to year but only so long as each such continuance is approved annually (i) by either the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio, and, in either event (ii) by vote of a majority of the Trustees of the Portfolio Trust who are not parties to the investment advisory agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The investment advisory agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio or by the Adviser, on sixty days' written notice to the other parties. The investment advisory agreement terminates in the event of its assignment as defined in the 1940 Act.

         In an attempt to avoid any potential conflict with portfolio transactions for the Portfolio, the Adviser, the Principal Underwriter and the Portfolio Trust have each adopted extensive restrictions on personal securities trading by personnel of the Adviser and its affiliates. These restrictions include: pre-clearance of all personal securities transactions and a prohibition of purchasing initial public offerings of securities. These restrictions are a continuation of the basic principle that the interests of the Portfolio and its investors come before those of the Adviser and its employees.

Administrator of the Portfolio

         IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator currently receives a fee from the Portfolio in the amount of $7,500 annually. The Portfolio's administration agreement can be terminated by either party on not more than sixty days' written notice.

Custodian

         Investors Bank & Trust Company, 89 South Street, Boston, Massachusetts 02111, serves as custodian of all cash and securities of the Portfolio.

Independent Accountants

         Coopers & Lybrand, P.O. Box 219, Grand Cayman, Cayman Islands, BWI, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 17.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Adviser is responsible for placing the Portfolio's portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in all portfolio transactions will be prompt execution of orders in an efficient manner at the most favorable price. In selecting broker-dealers and in negotiating commissions, the Adviser will consider the firm's reliability, the quality of its execution services on a continuing basis and its financial condition. In addition, if the Adviser determines in good faith that the amount of commissions charged by a broker is reasonable in relation to the value of the brokerage and research services provided by such broker, the Portfolio may pay commissions to such broker in an amount greater than the amount another firm may charge. Research services may include (i) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, (ii) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, and (iii) effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Research services furnished by firms through which the Portfolio effects securities transactions may be used by the Adviser in servicing other accounts; not all of these services may be used by the Adviser in connection with the Portfolio generating the soft dollar credits. The investment advisory fee paid by the Portfolio under the investment advisory agreements will not be reduced as a result of the Adviser's receipt of research services.

         The Adviser also places portfolio transactions for other advisory accounts. The Adviser will seek to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Portfolio and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Portfolio. In making such allocations, the main factors considered by the Adviser will be the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and opinions of the persons responsible for recommending the investment.

         Because most of the Portfolio's securities transactions are effected on a principal basis involving a "spread" or "dealer mark-up," the Portfolio has not paid any brokerage commissions during the past three years.

ITEM 18.          CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a series of Standish, Ayer & Wood Master Portfolio, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Portfolio Trust was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Interests in the Portfolio have no preemptive or conversion rights, and are fully paid and non-assessable, except as set forth in the Prospectus. The Portfolio normally will not hold meetings of holders of such interests except as required under the 1940 Act. The Portfolio would be required to hold a meeting of holders in the event that at any time less than a majority of its Trustees holding office had been elected by holders. The Trustees of the Portfolio continue to hold office until their successors are elected and have qualified. Holders holding a specified percentage of interests in the Portfolio may call a meeting of holders in the Portfolio for the purpose of removing any Trustee. A Trustee of the Portfolio may be removed upon a majority vote of the interests held by holders in the Portfolio qualified to vote in the election. The 1940 Act requires the Portfolio to assist its holders in calling such a meeting. Upon liquidation of the Portfolio, holders in the Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to holders. Each holder in the Portfolio is entitled to a vote in proportion to its percentage interest in the Portfolio.

ITEM 19.          PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING
                  OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

         The value of the Portfolio's net assets (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day on which the New York Stock Exchange is open (a "Business Day"). Currently, the New York Stock Exchange is not open on weekends, New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. As of 4:00 p.m. (Eastern time) on each Business Day, the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m. on the following Business Day.

         Portfolio securities that are fixed income securities (other than money market instruments) for which accurate market prices are readily available are valued at their current market value on the basis of quotations, which may be furnished by a pricing service or provided by dealers in such securities. Fixed income securities for which accurate market prices are not readily available and other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees, which may include the use of yield equivalents or matrix pricing.

         Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

         Generally, trading in securities on foreign securities exchanges is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange. The values of foreign securities (whose principal trading markets are such foreign exchanges) used in computing the net asset value of the Portfolio's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of regular trading on the New York Stock Exchange. Occasionally, events which affect the values of such securities and such exchange rates may occur between the times at which they are determined and the close of regular trading on the New York Stock Exchange and will therefore not be reflected in the computation of the Portfolio's net asset value. If events materially affecting the value of such securities occur during such period, then these securities are valued at their fair value as determined in good faith by the Trustees.

         The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of which securities were deposited by the investor or the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 20.          TAX STATUS.

         The Portfolio is treated as a partnership for federal income tax purposes. As such, the Portfolio is not subject to federal income taxation. Instead, each investor in the Portfolio that is subject to U.S. federal income taxation must take into account, in computing its federal income tax liability (if any), its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Because at least one investor in the Portfolio has qualified and elected to be treated as a "regulated investment company" ("RIC") under Subchapter M of the Code, the Portfolio normally must satisfy the applicable source of income and diversification requirements in order for this investor and any other investor that is a RIC to satisfy them. The Portfolio will allocate at least annually among its investors the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio will make allocations to its investors in a manner intended to comply with the Code and applicable regulations and will make moneys available for withdrawal at appropriate times and in sufficient amounts to enable an investor that seeks to qualify as a RIC to satisfy the tax distribution requirements that apply to the investor and that must be satisfied in order to avoid Federal income and/or excise tax on the investor. For purposes of applying the requirements of the Code regarding qualification as a RIC, the investor will be deemed (i) to own its proportionate share of each of the assets of the Portfolio and (ii) to be entitled to the gross income of the Portfolio attributable to such share.

         If the Portfolio invests in zero coupon securities, certain increasing rate or deferred interest securities or, in general, other securities with original issue discount

(or with market discount if the Portfolio elects to include market discount in income currently), the Portfolio must accrue income on such investments prior to the receipt of the corresponding cash payments. However, an investor must distribute, at least annually, all or substantially all of its net income, including its distributive share of such income accrued by the Portfolio, to its shareholders to qualify as a RIC under the Code and avoid federal income and excise taxes. Therefore, the Portfolio may have to dispose of its portfolio securities under disadvantageous circumstances to generate cash, or may have to leverage itself by borrowing the cash, to enable its investors to satisfy the distribution requirements.

         Limitations imposed by the Code on RICs may, due to the fact that one or more of such companies invest in the Portfolio, restrict the Portfolio's ability to enter into futures, options or currency forward transactions.

         Certain options, futures or currency forward transactions undertaken by the Portfolio may cause the Portfolio to recognize gains or losses from marking to market even though the Portfolio's positions have not been sold or terminated and affect the character as long-term or short-term (or, in the case of certain options, futures or forward contracts relating to foreign currency, as ordinary income or loss) and timing of some capital gains and losses realized by the Portfolio and allocable to its investors. Any net mark to market gains may also have to be distributed by an investor that is a RIC to satisfy the distribution requirements referred to above even though no corresponding cash amounts may concurrently be received, possibly requiring the disposition by the Portfolio of portfolio securities or borrowing to obtain the necessary cash. Also, certain losses on transactions involving options, futures or forward contracts and/or offsetting or successor positions may be deferred rather than being taken into account currently in calculating the Portfolio's taxable income or gain. Certain of the applicable tax rules may be modified if one or more of certain tax elections are available and are made. Because the income, gains and losses of an investor that is a RIC consist primarily of its share of the income, gains and losses of the Portfolio, which are directly affected by the provisions described in this paragraph, these transactions may affect the amount, timing and character of the distributions to shareholders by such an investor. The Portfolio will take into account the special tax rules applicable to options, futures or forward contracts in order to seek to minimize any potential adverse tax consequences.

         The Federal income tax rules applicable to dollar rolls, currency swaps and interest rate swaps, caps, floors and collars are unclear in certain respects, and the Portfolio may be required to account for these instruments under tax rules in a manner that, under certain circumstances, may limit its transactions in these instruments. Due to possible unfavorable consequences under present tax law, the Portfolio does not currently intend to acquire "residual" interests in real estate mortgage investment conduits ("REMICs"), although it may acquire "regular" interests in REMICs.

         Foreign exchange gains and losses realized by the Portfolio in connection with certain transactions, if any, involving foreign currency-denominated debt securities, certain foreign currency futures and options, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income and losses and may affect the amount, timing and character of distributions to shareholders of an investor that is a RIC. In some cases, elections may be available that would alter this treatment. Any such transactions that are not directly related to the Portfolio's investment in stock or securities, possibly including speculative currency positions or currency derivatives not used for hedging purposes, may increase the amount of gain it is deemed to recognize from the sale of certain investments held for less than three months. The share of such gain of an investor qualifying as a RIC (plus any such gain the investor may realize from other sources) is limited under the Code to less than 30% of such investor's gross income for its taxable year, and such transactions could under future Treasury regulations produce income not among the types of "qualifying income" from which the investor must derive at least 90% of its gross income for its taxable year.

         The Portfolio may be subject to withholding and other taxes imposed by foreign countries with respect to investments in foreign securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. Shareholders of an investor that qualifies as a RIC may be entitled to claim U.S. foreign tax credits or deductions with respect to such taxes, subject to certain provisions and limitations contained in the Code, only if more than 50% of the value of the investor's total assets at the close of any taxable year were to consist of stock or securities of foreign corporations. In that event, the investor may file an election with the Internal Revenue Service pursuant to which shareholders of the investor will be required to (i) include in ordinary gross income (in addition to taxable dividends actually received) their pro rata share of foreign income taxes paid by the Portfolio and allocable to the investor even though not actually received by such shareholders, and (ii) treat such respective pro rate portions as foreign income taxes paid by such shareholders. The investments of the Portfolio are such that investors that are RICs may, but will not necessarily, be able to meet the 50% requirement described above for any particular taxable year.

         If the Portfolio acquires stock in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their assets in investments producing such passive income ("passive foreign investment companies"), an investor could be subject to Federal income tax and additional interest charges on its allocable portion of "excess distributions" actually or constructively received from such companies or gain from the actual or deemed sale or other disposition (possibly including dispositions deemed to occur when an investor's interest in the Portfolio is reduced by a withdrawal or otherwise) of stock in such companies, even if all income or gain actually realized and allocated to the investor is timely distributed to its shareholders. An investor that is a RIC would not be able to pass through to its shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election could require the investor to recognize taxable income or gain without the concurrent receipt of cash. The Portfolio may limit and/or manage stock holdings, if any, in passive foreign investment companies to minimize each investor's tax liability or maximize its return from these investments.

         Investment in debt obligations by the Portfolio that are at risk of or in default presents special tax issues for its investors. Tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount, or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income, and whether exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by the Portfolio, in the event that it holds such obligations, in order to reduce the risk of its investors who intend to qualify as RICs, distributing insufficient income to preserve their status as a RIC or becoming subject to Federal income or excise tax.

         For purposes of the dividends received reduction available to corporations, dividends, if any, received by the Portfolio from U.S. domestic corporations in respect of the stock of such corporations held by the Portfolio, for U.S. Federal income tax purposes, for at least a minimum holding period, generally 46 days, and allocated to an investor that is a RIC should be eligible to be distributed and designated by such an investor and treated by its corporate shareholders as qualifying dividends, subject to the limitations and requirements applicable to such shareholders under the Code. The Portfolio's dividend income from U.S. corporations, if any, probably will generally qualify for this deduction, but the Portfolio does not expect that it will generally earn material amounts of qualifying dividend income.

         There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

         The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign

Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

         The Portfolio intends to operate so as not to be considered to be engaged in a trade or business in the U.S. under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. In accordance with such provisions, the Portfolio intends to maintain its principal office outside the U.S. and to conduct at least a substantial portion of certain of its activities outside the U.S. If the Portfolio is not engaged in a trade or business in the U.S., then a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Code (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as portfolio interest, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

         If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. As stated above, the Portfolio intends to operate in a manner that will not result in the Portfolio's income being treated as Effectively Connected Income.

         The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

         A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and has obtained an opinion of Price Waterhouse LLC generally to the effect that, based on and subject to certain assumptions and representations, an Investor that is not otherwise subject to Massachusetts taxation will not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. The Portfolio has also applied for a letter ruling from the Massachusetts Department of Revenue (the "Department") to confirm this conclusion. If the Department takes a contrary position, the Portfolio may consider possible alternative approaches for avoiding Massachusetts corporate tax liability for Investors. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the Code will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 21.          UNDERWRITERS.

         Not applicable.

ITEM 22.          CALCULATION OF PERFORMANCE DATA.

         Not applicable.



ITEM 23.          FINANCIAL STATEMENTS.

         Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants. The Portfolio's annual report to interest holders for the fiscal year ended December 31, 1996, which contains financial statements audited by Coopers & Lybrand, is attached to and incorporated into this Part B.

Dated April 30, 1997

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                 STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO.

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.           GENERAL DESCRIPTION OF REGISTRANT.

         Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust") is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Standish Small Capitalization Equity Portfolio (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                       INVESTMENT OBJECTIVE AND STRATEGIES

Investment  Objective.  The  Portfolio's  investment  objective  is  to  achieve
long-term  growth  of  capital  through  investment   primarily  in  equity  and
equity-related securities of small capitalization companies.

Principal Investments. The Portfolio seeks to achieve its investment objective by investing at least 80% of its total assets in equity and equity-related securities of small capitalization companies. The Portfolio will focus its investments in small capitalization companies on those with market values less than $700 million. When Standish, Ayer & Wood, Inc. ("Standish" or the
"Adviser") believes that securities of small capitalization companies are overvalued, the Portfolio may invest in securities of larger, more mature companies, provided that such investments do not exceed 20% of the Portfolio's total assets. The Portfolio may participate in initial public offerings for previously privately held companies which are generally expected to have market capitalizations less than $700 million after the consummation of the offering, and whose securities are expected to be liquid after the offering.

         The equity and equity-related securities in which the Portfolio invests include exchange-traded and over-the-counter common and preferred stock but may also include warrants, rights, convertible securities, depositary receipts, depositary shares, trust certificates, shares of other investment companies, limited partnership interests and equity participations. These equity securities may be issued by U.S. or foreign companies. The Portfolio may also enter into repurchase agreements, engage in short selling and is permitted to invest in restricted and illiquid securities, although it intends to invest in restricted and illiquid securities on an occasional basis only. Because of the uncertainty inherent in all investments, no assurance can be given that the Portfolio will achieve its investment objective.

Investment Strategies. The Portfolio will pursue investments in rapidly growing, high quality companies that are involved with value added products or services. These companies will have market capitalizations less than $700 million. Companies with small market capitalizations may have more limited operating histories and/or less experienced management than larger capitalization companies and may pose additional risks.

Other Investments. When Standish believes that foreign markets offer above average growth potential, the Portfolio may invest up to 15% of its total assets in equity and equity-related securities of foreign issuers, including issuers located in emerging markets. The Portfolio may also purchase and sell put and call options, enter into futures contracts, purchase and sell options on such futures contracts and engage in currency transactions. See "Descriptions of the Securities and Related Risks" and the "Investment Techniques and Related Risks" below for additional information.

                   DESCRIPTION OF SECURITIES AND RELATED RISKS

Common Stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits of the corporation, if any, without preference over any other shareholder or class of shareholders, including holders of the entity's preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Small Capitalization Stocks. The Portfolio invests primarily in securities of small capitalization companies. Although investments in small capitalization companies may present greater opportunities for growth, they also involve greater risks than are customarily associated with investments in larger, more established companies. The securities of small companies may be subject to more volatile market movements than securities of larger, more established companies. Smaller companies may have limited product lines, markets or financial resources, and they may depend upon a limited or less experienced management group. The securities of small capitalization companies may be traded only on the over-the-counter market or on a regional securities exchange and may not be traded daily or in the volume typical of trading on a national securities exchange. As a result, the disposition by the Portfolio of securities in order to meet redemptions or otherwise may require the Portfolio to sell securities at a discount from market prices, over a longer period of time or during periods when disposition is not desirable.

Convertible Securities. Convertible debt securities and preferred stock entitle the holder to acquire the issuer's stock by exchange or purchase for a predetermined rate. Convertible securities are subject both to the credit and interest rate risks associated with fixed income securities and to the stock market risk associated with equity securities.

Warrants. Warrants acquired by the Portfolio entitle it to buy common stock from the issuer at a specified price and time. Warrants are subject to the same market risks as stocks, but may be more volatile in price. The Portfolio's investment in warrants will not entitle it to receive dividends or exercise voting rights and will become worthless if the warrants cannot be profitably exercised before their expiration dates.

Foreign Securities. The Portfolio limits its investments in foreign securities to 15% of its total assets, including securities of foreign issuers that trade on a U.S. exchange or in the U.S. OTC market.

Investing in Foreign Securities. Investing in the securities of foreign issuers involves risks that are not typically associated with investing in U.S.
dollar-denominated securities of domestic issuers. Investments in foreign issuers may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. Commissions on transactions in foreign securities may be higher than those for similar transactions on domestic stock markets. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have on occasion been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

         Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S.

issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the U. S. Most foreign securities markets may have substantially less trading volume than U.S.
securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or in some cases, capital gains), limitations on the removal of funds or other assets, political or social instability or diplomatic developments which could affect investments in those countries.

Currency Risks. The U.S. dollar value of securities denominated in a foreign currency will vary with changes in currency exchange rates, which can be volatile. Accordingly, changes in the value of the currencies in which the Portfolio's investments are denominated relative to the U.S. dollar will affect the Portfolio's net asset value. Exchange rates are generally affected by the forces of supply and demand in the international currency markets, the relative merits of investing in different countries and the intervention or failure to intervene of U.S. or foreign governments and central banks. Some countries in emerging markets also may have managed currencies, which are not free floating against the U.S. dollar. In addition, emerging markets are subject to the risk of restrictions upon the free conversion of their currencies into other currencies. Any devaluations relative to the U.S. dollar in the currencies in which the Portfolio's securities are quoted would reduce the Portfolio's net asset value per share.

         The Portfolio may enter into forward foreign currency exchange contracts and cross currency forward contracts with banks or other foreign currency brokers or dealers to purchase or sell foreign currencies at a future date and may purchase and sell foreign currency futures contracts and cross-currency futures contracts to seek to hedge against changes in foreign currency exchange rates, although the Portfolio has no current intention to engage in such transactions. A forward foreign currency exchange contract is a negotiated agreement between the contracting parties to exchange a specified amount of currency at a specified future time at a specified rate. A cross-currency forward contract is a forward contract that uses one currency which historically moves in relation to a second currency to hedge against changes in that second currency. See the "Strategic Transactions" section for a further discussion of the risks associated with currency transactions.

Emerging Markets. The Portfolio is permitted to invest up to 10% of its total assets in issuers located in emerging markets generally and up to 3% of its total assets in issuers of any one specific emerging market country. Investments in emerging markets involves risks in addition to those generally associated with investments in foreign securities. Political and economic structures in many emerging markets may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristics of more developed countries. As a result, the risks described above relating to investments in foreign securities, including the risks of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the values of the Portfolio's investments and the availability to the Portfolio of additional investments in such emerging markets. The small size of the securities markets in certain emerging markets and the limited volume of trading in securities in those markets may make the Portfolio's investments in such countries less liquid and more volatile than investments in countries with more developed securities markets (such as the U.S., Japan and most Western European countries).

Depositary Receipts and Depositary Shares. Depositary receipts and depositary shares are typically issued by a U.S. or foreign bank or trust company and evidence ownership of underlying securities of a U.S. or foreign issuer. Unsponsored programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored depositary instruments and their prices may be more volatile than if they were sponsored by the issuers of the underlying securities. Examples of such investments include, but are not limited to, American Depositary Receipts and Shares ("ADRs" and "ADSs"), Global Depositary Receipts and Shares ("GDRs" and "GDSs") and European Depository Receipts and Shares ("EDRs" and "EDSs").

Short Term Debt Securities; Money Market Instruments. Although the Portfolio intends to stay invested in equity and equity-related securities to the extent practical in light of its objective, the Portfolio may, under normal market conditions, establish and maintain cash balances and may purchase money market instruments with maturities of less than one year and short-term interest bearing fixed income securities with maturities of one to three years ("Short-Term Obligations") to maintain liquidity to meet redemptions. The Portfolio may hold up to 20% of its assets in money market instruments and Short-Term Obligations without regard to the liquidity needs of its portfolio. The Portfolio may also maintain cash balances and invest in money market instruments and Short-Term Obligations without limitation as a temporary defensive measure.

         Money market instruments in which the Portfolio invests will be rated at the time of purchase P-1 by Moody's Investors Service, Inc. or A-1 or Duff-1 by Standard & Poor's Ratings Group, Duff and Phelps and Fitch Investors Service, Inc. or, if unrated, determined by the Adviser to be of comparable quality. Money market instruments and Short-Term Obligations include obligations issued or guaranteed by the U.S. Government or any of its agencies and instrumentalities, U.S. and foreign commercial paper, bank obligations, repurchase agreements and other debt obligations of U.S. and foreign issuers. At least 95% of the Portfolio's assets that are invested in Short-Term Obligations must be invested in obligations rated at the time of purchase Aaa, Aa, A or P-1 by Moody's or AAA, AA, A, A-1 or Duff-1 by Standard & Poor's, Duff or Fitch or, if unrated, determined by the Adviser to be of comparable credit quality. Up to 5% of the Portfolio's total assets invested in Short-Term Obligations may be invested in obligations rated Baa by Moody's or BBB by Standard & Poor's, Duff or Fitch or, if unrated, determined by the Adviser to be of comparable credit quality.

         Generally, U.S. Government securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. Government agencies, instrumentalities or sponsored enterprises which are supported by (a) the full faith and credit of the U.S. Treasury (such as the Government National Mortgage Association), (b) the right of the issuer to borrow from the U.S. Treasury (such as securities of the Student Loan Marketing Association), (c) the discretionary authority of the U.S. Government to purchase certain obligations of the issuer (such as the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation), or (d) only the credit of the agency. No assurance can be given that the U.S. Government will provide financial support to U.S. Government agencies, instrumentalities or sponsored enterprises in the future. U.S. Government securities also include Treasury receipts, zero coupon bonds, deferred interest securities and other stripped U.S. Government securities, where the interest and principal components of stripped U.S. Government securities are traded independently ("STRIPS").

         Securities rated within the top three investment grade ratings (i.e., Aaa, Aa, A or P-1 by Moody's or AAA, AA, A, A-1 or Duff-1 by Standard & Poor's, Duff or Fitch) are generally regarded as high grade obligations. Securities rated Baa by Moody's or BBB by Standard & Poor's, Duff or Fitch are generally considered medium grade obligations and have some speculative characteristics. Adverse changes in economic conditions or other circumstances are more likely to weaken the medium grade issuer's capability to pay interest and repay principal than is the case for high grade securities. If a security is rated differently by two or more rating agencies, the Adviser uses the highest rating to determine its rating category. If the rating of a security held by the Portfolio is downgraded below the minimum rating, the Adviser will determine whether to retain that security in the Portfolio's portfolio.

                     INVESTMENT TECHNIQUES AND RELATED RISKS

Strategic Transactions. The Portfolio may, but is not required to, utilize various investment strategies to seek to hedge market risks (such as interest rates, currency exchange rates and broad or specific equity market movements), or to enhance potential gain. Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objectives, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, equity indices and other financial instruments; purchase and sell financial futures contracts and options thereon; and, enter into currency transactions such as forward foreign currency exchange contracts, currency futures contracts, currency swaps and options on currencies or currency futures (collectively, all the above are called "Strategic Transactions"). Strategic Transactions may be used in an attempt to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from securities markets, currency exchange rate fluctuations, to seek to protect the Portfolio's unrealized gains in the value of portfolio securities, to facilitate the sale of such securities for investment purposes, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to enhance potential gain in circumstances where hedging is not involved.

         The ability of the Portfolio to utilize Strategic Transactions successfully will depend on the Adviser's ability to predict pertinent market and interest rate movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited in order to enable certain investors in the Portfolio to comply with the requirements of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as regulated investment companies.

         Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Adviser's view as to certain market, interest rate or currency movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. The writing of put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of purchases due to the exercise of put options) or lower than (in the case of sales due to the exercise of call options) current market values, limit the amount of appreciation the Portfolio can realize on its investments or cause the Portfolio to hold a security it might otherwise sell.

         The use of options and futures transactions entails certain other risks. Futures markets are highly volatile and the use of futures may increase the volatility of the Portfolio's net asset value. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. The writing of options could significantly increase the Portfolio's portfolio turnover rate and associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses. Losses resulting from the use of Strategic Transactions could reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized. Although the use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the position, at the same time, such transactions can limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited.

         The use of currency transactions can result in the Portfolio incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for non-hedging purposes to 3% of its net assets. In calculating the Portfolio's net loss exposure from such Strategic Transactions, an unrealized gain from a particular Strategic Transaction would be netted against an unrealized loss from a related position. Further information concerning the Portfolio's strategic transactions is set forth in Part B.

Repurchase Agreements. The Portfolio may invest up to 10% of its net assets in repurchase agreements. In a repurchase agreement, the Portfolio buys a security at one price and simultaneously agrees to sell it back at a higher price. Delays or losses could result if the other party to the agreement defaults or becomes involvement. Repurchase agreements acquired by the Portfolio will always be fully collateralized as to principal and interest by money market instruments and will be entered into only with commercial banks, brokers and dealers considered creditworthy by the Adviser.

Short-selling. The Portfolio may engage in short sales and short sales against the box. In a short sale, the Portfolio sells a security it does not own in anticipation of a decline in the market value of that security. In a short sale against the box, the Portfolio either owns or has the right to obtain at no extra cost the security sold short. The broker holds the proceeds of the short sale until the settlement date, at which time the Portfolio delivers the security (or an identical security) to cover the short position. The Portfolio receives the net proceeds from the short sale. When the Portfolio enters into a short sale other than against the box, the Portfolio must first borrow the security to make delivery to the buyer and must place cash or liquid assets in a segregated account with the Portfolio's custodian that is marked to market daily. Short sales other than against the box involve unlimited exposure to loss. No securities will be sold short if, after giving effect to any such short sale, the total market value of all securities sold short would exceed 5% of the value of the Portfolio's net assets.

Restricted and Illiquid Securities. The Portfolio may invest up to 15% of its net assets in illiquid securities; however, the Portfolio invests in these securities only on an occasional basis. Illiquid securities are those that are not readily marketable, repurchase agreements maturing in more than seven days, time deposits with a notice or demand period of more than seven days, swap transactions, certain over-the-counter options and certain restricted securities. Based upon continuing review of the trading markets for a specific restricted security, the security may be determined to be eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and, therefore, to be liquid. Also, certain illiquid securities may be determined to be liquid if they are found to satisfy certain relevant liquidity requirements.

         The Board of Trustees has adopted guidelines and delegated to the Adviser the daily function of determining and monitoring the liquidity of portfolio securities, including restricted and illiquid securities. The Board of Trustees, however, retains oversight and is ultimately responsible for such determinations. The purchase price and subsequent valuation of illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

Other Investment Companies. The Portfolio is permitted to invest up to 10% of its total assets in shares of other investment companies and up to 5% of its total assets in any one investment company as long as that investment does not represent more than 3% of the total voting stock of the acquired investment company. Investments in the securities of other investment companies may involve duplication of advisory fees and other expenses. Because certain emerging markets are closed to investment by foreigners, the Portfolio may invest in issuers in those markets primarily through specifically authorized investment funds. In addition, the Portfolio may invest in investment companies that are designed to replicate the composition and performance of a particular index. For example, Standard & Poor's Depositary Receipts ("SPDERS") are exchange-traded shares of a closed-end investment company designed to replicate the price performance and dividend yield of the Standard & Poor's 500 Composite Stock Price Index. Another example is World Equity Benchmark Series ("WEBS") which are exchange traded shares of open-end investment companies designed to replicate the composition and performance of publicly traded issuers in particular countries. Investments in index baskets involve the same risks associated with a direct investment in the types of securities included in the baskets.

Portfolio Turnover. A high rate of portfolio turnover (100% or more) involves correspondingly higher transaction costs which must be borne directly by the

Portfolio and thus indirectly by its shareholders. It may also result in the Portfolio's realization of larger amounts of short-term capital gains and may, under certain circumstances, make it more difficult for an investor in the Portfolio to qualify as a regulated investment company under the Code. See the Portfolio's annual report for the Portfolio's portfolio turnover rates.

Short-Term Trading. The Portfolio will sell a portfolio security without regard to the length of time such security has been held if, in the Adviser's view, the security meets the criteria for disposal.

Investment Restrictions. The investment objective of the Portfolio is not fundamental and may be changed by the Board of Trustees without the approval of shareholders. If there is a change in the Portfolio's investment objectives, shareholders should consider whether the Portfolio remains an appropriate investment in light of their current financial situations. The Portfolio's investment policies set forth in this Part A are non-fundamental and may be changed without shareholder approval. The Portfolio has adopted fundamental policies which may not be changed without the approval of the Portfolio's shareholders. See Part B for additional information. If any percentage restriction is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction.

ITEM 5.           MANAGEMENT OF THE FUND.

Trustees. The Portfolio is a separate investment series of Standish, Ayer & Wood Master Portfolio, a master trust fund organized under the laws of the State of New York. Under the terms of the Declaration of Trust, the affairs of the Portfolio are managed under the supervision of the Trustees of the Portfolio Trust.

         A majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio Trust have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Portfolio Trust and investors in the Portfolio Trust, up to and including creating separate boards of trustees. See "Management of the Portfolio" in Part B for more information about the Trustees and officers of the Portfolio Trust.

Investment Adviser. Standish, One Financial Center, Boston, Massachusetts 02111, serves as investment adviser to the Portfolio pursuant to an investment advisory agreement and manages the Portfolio's investments and affairs subject to the supervision of the Trustees of the Portfolio Trust. The Adviser is a Massachusetts corporation incorporated in 1933 and is a registered investment adviser under the Investment Advisers Act of 1940.

         The Adviser provides fully discretionary management services and counseling and advisory services to a broad range of clients throughout the United States and abroad. As of February 28, 1997, Standish or its affiliate, Standish International Management Company, L.P. ("SIMCO"), managed approximately $30 billion of assets.

         The Portfolio's portfolio manager is Mr. Nicholas S. Battelle. Mr. Battelle has been primarily responsible for the day-to-day management of the Portfolio since its inception in August of 1990. During the past five years, Mr. Battelle has served as a Vice President as well as a Director of Standish.

         Subject to the supervision and direction of the Trustees of the Portfolio Trust, the Adviser manages the Portfolio in accordance with its stated investment objective and policies, recommends investment decisions for the Portfolio, places orders to purchase and sell securities on behalf of the Portfolio and permits the Portfolio to use the name "Standish." For its services to the Portfolio, the Adviser receives a monthly fee equal on an annual basis to 0.60% of the Portfolio's average daily net assets.

Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator will receive a fee from the Portfolio in the amount of $7,500 annually.

Expenses. The Portfolio bears the expenses of its operations other than those incurred by Standish under the investment advisory agreement. Among other expenses, the Portfolio pays investment advisory fees; bookkeeping, share pricing and custodian fees and expenses; expenses of notices and reports to interest-holders; expenses of the Portfolio's administrator; pays legal and auditing fees; any registration and reporting fees and expenses; and Trustees' fees and expenses. Expenses of the Portfolio Trust which relate to more than one of its series are allocated among such series by the Adviser and SIMCO in an equitable manner, primarily on the basis of relative net asset values.

         Standish has agreed in the investment advisory agreement to limit the Portfolio's total annual operating expenses (excluding brokerage commissions, taxes and extraordinary expenses) to 1.50% of the Portfolio's average daily net assets. If the expense limit is exceeded, the compensation due Standish for such fiscal year shall be proportionately reduced by the amount of such excess by a reduction or refund thereof at the time such compensation is payable after the end of each calendar month, subject to readjustment during such fiscal year.

Portfolio Transactions. Subject to the supervision of the Trustees of the Portfolio Trust, the Adviser selects the brokers and dealers that execute orders to purchase and sell portfolio securities for the Portfolio. The Adviser will generally seek to obtain the best available price and most favorable execution with respect to all transactions for the Portfolio. The Adviser may also consider the extent to which a broker or dealer provides research to the Adviser.

ITEM 6.           CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Portfolio Trust has five series: Standish Fixed Income Portfolio, Standish Equity Portfolio,
Standish Small Capitalization Equity Portfolio, Standish Global Fixed Income Portfolio and Standish Small
Capitalization Equity Portfolio II.

         Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more

Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, British West Indies.

         Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.           PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

         An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

         The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time").

         The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money Market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Portfolio Trust's Board of Trustees determines that amortized cost does not represent fair value. If the

Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees of the Portfolio Trust determine during such sixty-day period that amortized cost does not represent fair value. Additional information concerning the Portfolio's valuation policies is contained in Part B.

         Portfolio securities traded on more than one U.S. national securities exchange or on a U.S. exchange and a foreign securities exchange are valued at the last sale price from the exchange representing the principal market for such securities on the business day when such value is determined. The value of all assets and liabilities expressed in foreign currencies will be converted into U.S. dollar values at currency exchange rates determined by Investors Bank and Trust Company, the Portfolio's custodian, to be representative of fair levels at times prior to the close of trading on the NYSE. If such rates are not available, the rate of exchange will be determined in good faith under procedures established by the Trustees. Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on the NYSE and may not take place on all business days that the NYSE is open and may take place on days when the NYSE is closed. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of regular trading on the NYSE will not be reflected in the Portfolio's calculation of net asset values unless the Adviser determines that the particular event would materially affect net asset value, in which case an adjustment will be made.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

         The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) in discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

         Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Code and applicable tax regulations.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such terms are used in the 1940 Act) in the Portfolio.

ITEM 8.           REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.           PENDING LEGAL PROCEEDINGS.

         Not applicable.

Dated April 30, 1997

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                 STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO

                                     PART B


ITEM 10.          COVER PAGE.

         This Part B expands upon and supplements the information contained in Part A of Standish Small Capitalization Equity Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II.

ITEM 11.          TABLE OF CONTENTS.                                  PAGE

General Information and History....................................... B-1
Investment Objective and Policies..................................... B-1
Management of the Portfolio........................................... B-17
Control Persons and Principal Holders of Securities................... B-21
Investment Advisory and Other Services................................ B-22
Brokerage Allocation and Other Practices.............................. B-23
Capital Stock and Other Securities.................................... B-24
Purchase, Redemption and Pricing of Securities Being Offered.......... B-25
Tax Status............................................................ B-27
Underwriters.......................................................... B-31
Calculation of Performance Data....................................... B-31
Financial Statements.................................................. B-32

ITEM 12.          GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.          INVESTMENT OBJECTIVE AND POLICIES.

         Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

Suitability and Risk Factors. An investor should not expect, and the Portfolio does not intend, that the Portfolio will provide an investment program which meets all of the requirements of that investor. The companies in which the Portfolio invests generally reinvest their earnings, and dividend income should not be expected. Also, notwithstanding the Portfolio's ability to spread risk by holding securities of a number of companies, shareholders should be able and be prepared to bear the risk of investment losses which may accompany the investments contemplated by the Portfolio.

Common Stocks. The common stocks of small growth companies in which the Portfolio invests typically have market capitalizations up to $700 million. Morningstar Mutual Funds, a leading mutual fund monitoring service, includes in the small-cap category all funds with median portfolio market capitalizations of less than $ 1 billion. Its investments are expected to emphasize companies involved with value added products or services in expanding industries. At times, particularly when Standish believes that the securities of small companies are overvalued, its portfolio may include securities of larger, more mature companies, provided that the value of the securities of such larger, more mature companies shall not exceed 20% of the Portfolio's total assets. The Portfolio will attempt to reduce risk by diversifying its investments within the investment policies set forth in the Prospectus and will invest in publicly traded equity securities and, excluding equity securities received as distributions on portfolio securities, will not normally hold equity securities which are restricted as to disposition under federal securities laws or are otherwise illiquid or not readily marketable.

Foreign Securities. Foreign securities may be purchased and sold on foreign stock exchanges or in over-the-counter markets (but persons affiliated with the Portfolio will not act as principal in such purchases and sales). Foreign stock markets are generally not as developed or efficient as those in the United States. While growing in volume, they usually have substantially less volume than the New York Stock Exchange ("NYSE"), and securities of some foreign companies are less liquid and more volatile than securities of comparable United States companies. Fixed commissions on foreign stock exchanges are generally higher than negotiated commissions on United States exchanges, although the Portfolio will endeavor to achieve the most favorable net results on its portfolio transactions. There is generally less government supervision and regulation of stock exchanges, brokers and listed companies abroad than in the United States.

         The dividends and interest payable on certain foreign securities may be subject to foreign withholding taxes and in some cases capital gains from such securities may also be subject to foreign tax, thus reducing the net amount of income or gain available for distribution to the Portfolio's shareholders.

         Investors should understand that the expense ratio of the Portfolio may be higher than that of investment companies investing exclusively in domestic securities because of the cost of maintaining the custody of foreign securities.

         The Portfolio may invest in foreign securities which take the form of sponsored and unsponsored American Depositary Receipts and Shares ("ADRs" and "ADSs"), Global Depositary Receipts and Shares ("GDRs" and "GDSs") and European Depositary Receipts and Shares ("EDRs" and "EDSs") or other similar instruments representing securities of foreign issuers (together, "Depositary Receipts" and "Depositary Shares"). ADRs and ADSs represent the right to receive securities of foreign issuers deposited in a domestic bank or a correspondent bank. Prices of ADRs and ADSs are quoted in U.S. dollars and are traded in the United States on exchanges or over-the-counter and are sponsored and issued by domestic banks. EDRs and EDSs and GDRs and GDSs are receipts evidencing an arrangement with a non-U.S. bank. EDRs and EDSs and GDRs and GDSs are not necessarily quoted in the same currency as the underlying security. To the extent that the Portfolio acquires Depositary Receipts or Shares through banks which do not have a contractual relationship with the foreign issuer of the security underlying the Depositary Receipts or Shares to issue and service such Depositary Receipts or Shares (unsponsored Depositary Receipts or Shares), there may be an increased possibility that the Portfolio would not become aware of and be able to respond to corporate actions, such as stock splits or rights offerings involving the foreign issuer, in a timely manner. In addition, certain benefits which may be associated with the security underlying the Depositary Receipt or Share may not inure to the benefit of the holder of such Depositary Receipt or Share. Further, the lack of information may result in inefficiencies in the valuation of such instruments. Investment in Depositary Receipts or Shares does not eliminate all the risks inherent in investing in securities of non-U.S. issuers. The market value of Depositary Receipts or Shares is dependent upon the market value of the underlying securities and fluctuations in the relative value of the currencies in which the Depositary Receipt or Share and the underlying securities are quoted. However, by investing in Depositary Receipts or Shares, such as ADRs or ADSs, that are quoted in U.S. dollars, the Portfolio will avoid currency risks during the settlement period for purchases and sales.

Strategic Transactions. The Portfolio may, but is not required to, utilize various other investment strategies as described below to seek to hedge various market risks (such as interest rates, currency exchange rates, and broad or specific equity market movements), or to enhance potential gain. Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the

Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objective, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, equity, indices and other financial instruments; purchase and sell financial futures contracts and options thereon; enter into various interest rate transactions such as swaps, caps, floors or collars; and enter into various currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currencies or currency futures (collectively, all the above are called "Strategic Transactions"). Strategic Transactions may be used in an attempt to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from securities market or currency exchange rate fluctuations, to protect the Portfolio's unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to enhance potential gain in circumstances where hedging is not involved although the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for such purposes to not more than 3% of its net assets at any one time and, to the extent necessary, the Portfolio will close out transactions in order to comply with this limitation. (Transactions such as writing covered call options are considered to involve hedging for the purposes of this limitation.). In calculating the Portfolio's net loss exposure from such Strategic Transactions, an unrealized gain from a particular Strategic Transaction position would be netted against an unrealized loss from a related Strategic Transaction position. For example, if the Adviser believes that the Portfolio is underweighted in cyclical stocks and overweighted in consumer stocks, the Portfolio may buy a cyclical index call option and sell a cyclical index put option and sell a consumer index call option and buy a consumer index put option. Under such circumstances, any unrealized loss in the cyclical position would be netted against any unrealized gain in the consumer position (and vice versa) for purposes of calculating the Portfolio's net loss exposure. The ability of the Portfolio to utilize these Strategic Transactions successfully will depend on the Adviser's ability to predict pertinent market movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited in order to enable certain investors in the Portfolio to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as a regulated investment company.

Risks of Strategic Transactions. Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Adviser's view as to certain market movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. The writing of put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of purchases due to the exercise of put options) or lower than (in the case of sales due to the exercise of call options) current market values, limit the amount of appreciation the Portfolio can realize on its investments or cause it to hold a security it might otherwise sell. The use of currency transactions can result in the Portfolio's incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The use of options and futures transactions entails certain other risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. The writing of options could significantly increase the Portfolio's portfolio turnover rate and, therefore, associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses, if at all. Although the use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time, in certain circumstances, they tend to limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited; however, as described above, the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for non-hedging purposes to not more than 3% of its net assets at any one time. Futures markets are highly volatile and the use of futures may increase the volatility of the Portfolio's net asset value. Finally, entering into futures contracts would create a greater ongoing potential financial risk than would purchases of options where the exposure is limited to the cost of the initial premium. Losses resulting from the use of Strategic Transactions would reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized.

General Characteristics of Options. Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold. Thus, the following general discussion relates to each of the particular types of options discussed in greater detail below. In addition, many Strategic Transactions involving options require segregation of the Portfolio's assets in special accounts, as described below under "Use of Segregated Accounts."

         A put option gives the purchaser of the option, in consideration for the payment of a premium, the right to sell, and the writer the obligation to buy (if the option is exercised) the underlying security, commodity, index, currency or other instrument at the exercise price. For instance, the Portfolio's purchase of a put option on a security might be designed to protect its holdings in the underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value by giving the Portfolio the right to sell such instrument at the option exercise price. A call option, in consideration for the payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell (if the option is exercised), the underlying instrument at the exercise price. The Portfolio may purchase a call option on a security, futures contract, index, currency or other instrument to seek to protect the Portfolio against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase such instrument. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. The Portfolio is authorized to purchase and sell exchange listed options and over-the counter options ("OTC options"). Exchange listed options are issued by a regulated intermediary such as the Options Clearing Corporation ("OCC"), which guarantees the performance of the obligations of the parties to such options. The discussion below uses the OCC as an example, but is also applicable to other financial intermediaries.

         With certain exceptions, exchange listed options generally settle by physical delivery of the underlying security or currency, although in the future cash settlement may become available. Index options and Eurodollar instruments are cash settled for the net amount, if any, by which the option is "in-the-money" (i.e., where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

         The Portfolio's ability to close out its position as a purchaser or seller of an exchange listed put or call option is dependent, in part, upon the liquidity of the option market. There is no assurance that a liquid option market on an exchange will exist. In the event that the relevant market for an option on an exchange ceases to exist, outstanding options on that exchange would generally continue to be exercisable in accordance with their terms.

         The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

         OTC options are purchased from or sold to securities dealers, financial institutions or other parties ("Counterparties") through direct agreement with the Counterparty. In contrast to exchange listed options, which generally have standardized terms and performance mechanics, all the terms of an OTC option, including such terms as method of settlement, term, exercise price, premium, guarantees and security, are set by negotiation of the parties. The Portfolio will generally sell (write) OTC options that are subject to a buy-back provision permitting the Portfolio to require the Counterparty to sell the option back to the Portfolio at a formula price within seven days. OTC options purchased by the Portfolio, and portfolio securities covering the amount of the Portfolio's obligation pursuant to an OTC option sold by it (the cost of the sell-back plus the in-the-money amount, if any), are subject to the Portfolio's restriction on illiquid securities, unless determined to be liquid in accordance with procedures adopted by the Boards of Trustees. For OTC options written with "primary dealers" pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount which is considered to be illiquid may be calculated by reference to a formula price. The Portfolio expects generally to enter into OTC options that have cash settlement provisions, although it is not required to do so.

         Unless the parties provide for it, there is no central clearing or guaranty function in an OTC option. As a result, if the Counterparty fails to make delivery of the security, currency or other instrument underlying an OTC option it has entered into with the Portfolio or fails to make a cash settlement payment due in accordance with the terms of that option, the Portfolio will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Accordingly, the Adviser must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the Counterparty's credit to determine the likelihood that the terms of the OTC option will be satisfied. The Portfolio will engage in OTC option transactions only with U.S. Government securities dealers recognized by the Federal Reserve Bank of New York as "primary dealers", or broker dealers, domestic or foreign banks or other financial institutions which have received, combined with any credit enhancements, a long-term debt rating of A from Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's") or an equivalent rating from any other nationally recognized statistical rating organization ("NRSRO") or which issue debt that is determined to be of equivalent credit quality by the Adviser.

         If the Portfolio sells (writes) a call option, the premium that it receives may serve as a partial hedge, to the extent of the option premium, against a decrease in the value of the underlying securities or instruments in its portfolio or will increase the Portfolio's income. The sale (writing) of put options can also provide income.

         The Portfolio may purchase and sell (write) call options on securities, equity securities (including convertible securities) and Eurodollar instruments that are traded on U.S. and foreign securities exchanges and in the over-the-counter markets, and on securities indices, currencies and futures contracts. All calls sold by the Portfolio must be "covered" (i.e., the Portfolio must own the securities or futures contract subject to the call) or must meet the asset segregation requirements described below as long as the call is outstanding. In addition, the Portfolio may cover a written call option or put option by entering into an offsetting forward contract and/or by purchasing an offsetting option or any other option which, by virtue of its exercise price or otherwise, reduces the Portfolio's net exposure on its written option position. Even though the Portfolio will receive the option premium to help offset any loss, the Portfolio may incur a loss if the exercise price is below the market price for the security subject to the call at the time of exercise. A call sold by the Portfolio also exposes the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or instrument and may require the Portfolio to hold a security or instrument which it might otherwise have sold.

         The Portfolio may purchase and sell (write) put options on securities including equity securities (including convertible securities) and Eurodollar instruments (whether or not it holds the above securities in its portfolio), and on securities indices, currencies and futures contracts. The Portfolio will not sell put options if, as a result, more than 50% of the Portfolio's assets would be required to be segregated to cover its potential obligations under such put options other than those with respect to futures and options thereon. In selling put options, there is a risk that the Portfolio may be required to buy the underlying security at a price above the market price.

Options on Securities Indices and Other Financial Indices. The Portfolio may also purchase and sell (write) call and put options on securities indices and other financial indices. Options on securities indices and other financial indices are similar to options on a security or other instrument except that, rather than settling by physical delivery of the underlying instrument, they settle by cash settlement. For example, an option on an index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the index upon which the option is based exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option (except if, in the case of an OTC option, physical delivery is specified). This amount of cash is equal to the differential between the closing price of the index and the exercise price of the option, which also may be multiplied by a formula value. The seller of the option is obligated, in return for the premium received, to make delivery of this amount upon exercise of the option. In addition to the methods described above, the Portfolio may cover call options on a securities index by owning securities whose price changes are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio.

General Characteristics of Futures. The Portfolio may enter into financial futures contracts or purchase or sell put and call options on such futures. Futures are generally bought and sold on the commodities exchanges where they are listed and involve payment of initial and variation margin as described below. All futures contracts entered into by the Portfolio are traded on U.S. exchanges or boards of trade that are licensed and regulated by the Commodity Futures Trading Commission ("CFTC") or on certain foreign exchanges. The sale of futures contracts creates a firm obligation by the Portfolio, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or, with respect to index futures and Eurodollar instruments, the net cash amount). The purchase of futures contracts creates a corresponding obligation by the Portfolio, as purchaser to purchase a financial instrument at a specific time and price. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract and obligates the seller to deliver such position upon exercise of the option.

         The Portfolio's use of financial futures and options thereon will in all cases be consistent with applicable regulatory requirements and in particular the regulations of the CFTC relating to exclusions from regulation as a commodity pool operator. Those regulations currently provide that the Portfolio may use commodity futures and option positions (i) for bona fide hedging purposes without regard to the percentage of assets committed to margin and option premiums, or (ii) for other purposes permitted by the CFTC to the extent that the aggregate initial margin and option premiums required to establish such non-hedging positions (net of the amount the positions were "in the money" at the time of purchase) do not exceed 5% of the net asset value of the Portfolio, after taking into account unrealized profits and losses on such positions. Typically, maintaining a futures contract or selling an option thereon requires the Portfolio to deposit with its custodian for the benefit of a futures commission merchant, or directly with the futures commission merchant, as security for its obligations an amount of cash or other specified assets (initial margin) which initially is typically 1% to 10% of the face amount of the contract (but may be higher in some circumstances). Additional cash or assets (variation margin) may be required to be deposited directly with the futures commission merchant thereafter on a daily basis as the value of the contract fluctuates. The purchase of an option on financial futures involves payment of a premium for the option without any further obligation on the part of the Portfolio. If the Portfolio exercises an option on a futures contract it will be obligated to post initial margin (and potential subsequent variation margin) for the resulting futures position just as it would for any position. Futures contracts and options thereon are generally settled by entering into an offsetting transaction but there can be no assurance that the position can be offset prior to settlement at an advantageous price, nor that delivery will occur. The segregation requirements with respect to futures contracts and options thereon are described below.

Currency Transactions. The Portfolio may engage in currency transactions with Counterparties to seek to hedge the value of portfolio holdings denominated in particular currencies against fluctuations in relative value or to enhance potential gain. Currency transactions include currency contracts, exchange listed currency futures, exchange listed and OTC options on currencies, and currency swaps. A forward currency contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A currency swap is an agreement to exchange cash flows based on the notional (agreed-upon) difference among two or more currencies and operates similarly to an interest rate swap, which is described below. The Portfolio may enter into over-the-counter currency transactions with Counterparties which have received, combined with any credit enhancements, a long term debt rating of A by S&P or Moody's, respectively, or that have an equivalent rating from a NRSRO or (except for OTC currency options) whose obligations are determined to be of equivalent credit quality by the Adviser.

         The Portfolio's transactions in forward currency contracts and other currency transactions such as futures, options, options on futures and swaps will generally be limited to hedging involving either specific transactions or portfolio positions. See, "Strategic Transactions." Transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of the Portfolio, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. Position hedging is entering into a currency transaction with respect to portfolio security positions denominated or generally quoted in that currency.

         The Portfolio will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held in its portfolio that are denominated or generally quoted in or currently convertible into such currency, other than with respect to proxy hedging as described below.

         The Portfolio may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value in relation to other currencies to which the Portfolio has or in which the Portfolio expects to have portfolio exposure. For example, the Portfolio may hold a French security and the Adviser may believe that French francs will deteriorate against German marks. The Portfolio would sell French francs to reduce its exposure to that currency and buy German marks. This strategy would be a hedge against a decline in the value of French francs, although it would expose the Portfolio to declines in the value of the German mark relative to the U.S. dollar.

         To seek to reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities, the Portfolio may also engage in proxy hedging. Proxy hedging is often used when the currency to which the Portfolio's portfolio is exposed is difficult to hedge or to hedge against the U.S. dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which certain of the Portfolio's portfolio securities are or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the portfolio securities denominated in linked currencies. For example, if the Adviser considers that the Austrian schilling is linked to the German Deutsche mark (the "D- mark"), and a portfolio contains securities denominated in schillings and the Adviser believes that the value of schillings will decline against the U.S. dollar, the Adviser may enter into a contract to sell D-marks and buy dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Portfolio if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Portfolio is engaging in proxy hedging. If the Portfolio enters into a currency hedging transaction, the Portfolio will comply with the asset segregation requirements described below.

Risks of Currency Transactions. Currency transactions are subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to the Portfolio if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid market which may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy.

Combined Transactions. The Portfolio may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple currency transactions (including forward currency contracts) and multiple interest rate transactions, structured notes and any combination of futures, options, currency and interest rate transactions ("combined transactions"), instead of a single Strategic Transaction, as part of a single or combined strategy when, in the opinion of the Adviser, it is in the best interests of the Portfolio to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions are normally entered into based on the Adviser's judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination will instead increase such risks or hinder achievement of the portfolio management objective.

Swaps, Caps, Floors and Collars. Among the Strategic Transactions into which the Portfolio may enter are interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars. The Portfolio expects to enter into these transactions primarily for hedging purposes, including, but not limited to, preserving a return or spread on a particular investment or portion of its portfolio, protecting against currency fluctuations, or protecting against an increase in the price of securities the Portfolio anticipates purchasing at a later date. Swaps, caps, floors and collars may also be used to enhance potential gain in circumstances where hedging is not involved although, as described above, the Portfolio will attempt to limit its net loss exposure resulting from swaps, caps, floors and collars and other Strategic Transactions entered into for such purposes to not more than 3% of its net assets at any one time. The Portfolio will not sell interest rate caps or floors where it does not own securities or other instruments providing the income stream the Portfolio may be obligated to pay. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. A currency swap is an agreement to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them and an index swap is an agreement to swap cash flows on a notional amount based on changes in the values of the reference indices. The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling such cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of a floor entitles the purchaser to receive payments on a notional principal amount from the party selling such floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain rate of return within a predetermined range of interest rates or values.

         The Portfolio will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. The Portfolio will not enter into any swap, cap, floor or collar transaction unless, at the time of entering into such transaction, the unsecured long-term debt of the Counterparty, combined with any credit enhancements, is rated at least A by S&P or Moody's or has an equivalent rating from an NRSRO or the Counterparty issues debt that is determined to be of equivalent credit quality by the Adviser. If there is a default by the Counterparty, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed. Swaps, caps, floors and collars are considered illiquid for purposes of the Portfolio's policy regarding illiquid securities, unless it is determined, based upon continuing review of the trading markets for the specific security, that such security is liquid. The Board of Trustees of the Portfolio Trust has adopted guidelines and delegated to the Adviser the daily function of determining and monitoring the liquidity of swaps, caps, floors and collars. The Board of Trustees, however, retains oversight focusing on factors such as valuation, liquidity and availability of information and is ultimately responsible for such determinations. The staff of the SEC currently takes the position that swaps, caps, floors and collars are illiquid and are subject to the Portfolio's limitation on investing in illiquid securities.

Eurodollar Contracts. The Portfolio may make investments in Eurodollar contracts. Eurodollar contracts are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate ("LIBOR"), although foreign currency-denominated instruments are available from time to time. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Portfolio might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed income instruments are linked.

Risks of Strategic Transactions Outside the United States. When conducted outside the United States, Strategic Transactions may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. The value of such positions also could be adversely affected by:
(i) lesser availability than in the United States of data on which to make trading decisions, (ii) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iii) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, (iv) lower trading volume and liquidity, and (v) other complex foreign political, legal and economic factors. At the same time, Strategic Transactions may offer advantages such as trading in instruments that are not currently traded in the United States or arbitrage possibilities not available in the United States.

Use of Segregated Accounts. The Portfolio will hold securities or other instruments whose values are expected to offset its obligations under the Strategic Transactions. The Portfolio will cover Strategic Transactions as required by interpretive positions of the SEC. The Portfolio will not enter into Strategic Transactions that expose the Portfolio to an obligation to another party unless it owns either (i) an offsetting position in securities or other options, futures contracts or other instruments or (ii) cash, receivables or liquid securities with a value sufficient to cover its potential obligations. The Portfolio may have to comply with any applicable regulatory requirements for Strategic Transactions, and if required, will set aside cash and other assets in a segregated account with its custodian bank in the amount prescribed. In that case, the Portfolio's custodian would maintain the value of such segregated account equal to the prescribed amount by adding or removing additional cash or other assets to account for fluctuations in the value of the account and the Portfolio's obligations on the underlying Strategic Transactions. Assets held in a segregated account would not be sold while the Strategic Transaction is outstanding, unless they are replaced with similar assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

Money Market Instruments and Repurchase Agreements. When the Adviser considers investments in equity securities to present excessive risks and to maintain liquidity for redemptions, the Portfolio may invest all or a portion of its assets in money market instruments or short-term interest-bearing securities. It may also invest uncommitted cash in such instruments and securities.

         Money market instruments include short-term U.S. government securities, U.S. and foreign commercial paper (promissory notes issued by corporations to finance their short term credit needs), negotiable certificates of deposit, nonnegotiable fixed time deposits, bankers' acceptances and repurchase agreements.

         U.S. government securities include securities which are direct obligations of the U.S. government backed by the full faith and credit of the United States, and securities issued by agencies and instrumentalities of the U.S. government, which may be guaranteed by the U.S. Treasury or supported by the issuer's right to borrow from the Treasury or may be backed by the credit of the federal agency or instrumentality itself. Agencies and instrumentalities of the U.S. government include, but are not limited to, Federal Land Banks, the Federal Farm Credit Bank, the Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks and the Federal National Mortgage Association.

         A repurchase agreement is an agreement under which the Portfolio acquires money market instruments (generally U.S. government securities, bankers' acceptances or certificates of deposit) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed-upon price and date (normally the next business day). The resale price reflects an agreed-upon interest rate effective for the period the instruments are held by the Portfolio and is unrelated to the interest rate on the instruments. The instruments acquired by the Portfolio (including accrued interest) must have an aggregate market value in excess of the resale price and will be held by the Portfolio's custodian bank until they are repurchased. The Trustees will monitor the standards which the Adviser will use in reviewing the creditworthiness of any party to a repurchase agreement with the Portfolio.

         The use of repurchase agreements involves certain risks. For example, if the seller defaults on its obligation to repurchase the instruments acquired by the Portfolio at a time when their market value has declined, the Portfolio may incur a loss. If the seller becomes insolvent or subject to liquidation or reorganization under bankruptcy or other laws, a court may determine that the instruments acquired by the Portfolio are collateral for a loan by the Portfolio and therefore are subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the instruments it acquires. While the Trustees acknowledge these risks, it is expected that they can be controlled through careful documentation and monitoring.

Short-term Debt Securities. For defensive or temporary purposes, the Portfolio may invest in investment grade money market instruments and short-term interest-bearing securities. Such securities may be used to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or to take a defensive position against potential stock market declines. These investments will include U.S. Government obligations and obligations issued or guaranteed by any U.S. Government agencies or instrumentalities, instruments of U.S. and foreign banks (including negotiable certificates of deposit, nonnegotiable fixed time deposits and bankers' acceptances), repurchase agreements, prime commercial paper of U.S. and foreign companies, and debt securities that make periodic interest payments at variable or floating rates.

         Yields on debt securities depend on a variety of factors, such as general conditions in the money and bond markets, and the size, maturity and rating of a particular issue. Debt securities with longer maturities tend to produce higher yields and are generally subject to greater potential capital appreciation and depreciation. The market prices of debt securities usually vary depending upon available yields, rising when interest rates decline and declining when interest rates rise.

Portfolio Turnover. The Portfolio places no restrictions on portfolio turnover and it may sell any portfolio security without regard to the period of time it has been held, except to the extent sales may be limited in order to enable certain investors in the Portfolio to maintain their status as regulated investment companies under the Internal Revenue Code. The Portfolio may therefore generally change its investments at any time in accordance with the Adviser's appraisal of factors affecting any particular issuer or market, or the economy in general.

Investment Restrictions. The Portfolio has adopted the following fundamental policies. The Portfolio's fundamental policies cannot be changed unless the change is approved by a "vote of the outstanding voting securities" of the Portfolio, which phrase as used herein means the lesser of (i) 67% or more of the voting securities of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio.

         As a matter of fundamental policy, the Portfolio may not:

1. Invest more than 25% of the current value of its total assets in any single industry, provided that this restriction shall not apply to U.S. Government securities.

2. Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter under the Securities Act of 1933.

3.       Purchase real estate or real estate mortgage loans.

4. Purchase securities on margin (except that the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities).

5. Purchase or sell commodities or commodity contracts except that the Portfolio may purchase and sell financial futures contracts and options on financial futures contracts and engage in foreign currency exchange transactions.

6. With respect to at least 75% of its total assets, invest more than 5% in the securities of any one issuer (other than the U.S. Government, its agencies or instrumentalities) or acquire more than 10% of the outstanding voting securities of any issuer.

7. Issue senior securities, borrow money, enter into reverse repurchase agreements or pledge or mortgage its assets, except that the Portfolio may borrow from banks in an amount up to 15% of the current value of its total assets as a temporary measure for extraordinary or emergency purposes (but not investment purposes), and pledge its assets to an extent not greater than 15% of the current value of its total assets to secure such borrowings.

8. Make loans of portfolio securities, except that the Portfolio may enter into repurchase agreements with respect to 10% of the value of its net assets.

         For purposes of the fundamental investment restriction (1) regarding industry concentration, the adviser generally classifies issuers by industry in accordance with classifications set forth in the Directory of Companies Filing Annual Reports With The Securities and Exchange Commission. In the absence of such classification or if the Adviser determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, the Adviser may classify an issuer according to its own sources. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly-owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

         The following restrictions are not fundamental policies and may be changed by the Trustees of the Portfolio Trust without investor approval in accordance with applicable laws, regulations or regulatory policy. The Portfolio may not:

a. Invest in the securities of an issuer for the purpose of exercising control or management, but it may do so where it is deemed advisable to protect or enhance the value of an existing investment.

b. Purchase the securities of any other investment company except to the extent permitted by the 1940 Act.

c. Invest more than 15% of its net assets in securities which are illiquid.

d. Purchase additional securities if the Portfolio's borrowings exceed 5% of the its net assets.

         If any percentage restriction described above is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction.

ITEM 14.          MANAGEMENT OF THE PORTFOLIO.

Trustees and Officers of the Portfolio Trust. The Trustees and executive officers of the Portfolio Trust are listed below. All executive officers of the Portfolio Trust are affiliates of Standish, Ayer & Wood, Inc., the Portfolio's investment adviser.

                                                          Position Held               Principal Occupation
Name, Address and Date of Birth                            With Trust                 During Past 5 Years
-------------------------------                            ----------                 -------------------
*D. Barr Clayson, 7/29/35                                Vice President                Vice President and
c/o Standish, Ayer & Wood, Inc.                            and Trustee                 Managing Director,
One Financial Center                                                                 Standish, Ayer & Wood,
Boston, MA  02111                                                                      Inc.; Chairman and
                                                                                       Director, Standish
                                                                                         International
                                                                                      Management Company,
                                                                                              L.P.
Samuel C. Fleming, 9/30/40                                   Trustee                 Chairman of the Board
c/o Decision Resources, Inc.                                                          and Chief Executive
1100 Winter Street                                                                     Officer, Decision
Waltham, MA  02154                                                                  Resources, Inc.; through
                                                                                       1989, Senior V.P.
                                                                                        Arthur D. Little
Benjamin M. Friedman, 8/5/44                                 Trustee                  William Joseph Maier
c/o Harvard University                                                               Professor of Political
Cambridge, MA  02138                                                                        Economy,
                                                                                       Harvard University
John H. Hewitt, 4/11/35                                      Trustee                  Trustee, The Peabody
P.O. Box 307                                                                          Foundation; Trustee,
So. Woodstock, VT  05071                                                            Visiting Nurse Alliance
                                                                                         of Vermont and
                                                                                         New Hampshire
*Edward H. Ladd, 1/3/38                                    Trustee and               Chairman of the Board
c/o Standish, Ayer & Wood, Inc.                          Vice President              and Managing Director,
One Financial Center                                                                 Standish, Ayer & Wood,
Boston, MA  02111                                                                  Inc. since 1990; formerly
                                                                                     President of Standish,
                                                                                       Ayer & Wood, Inc.,
                                                                                      Director of Standish
                                                                                         International
                                                                                           Management
                                                                                         Company, L.P.


                                      B-18




                                                          Position Held               Principal Occupation
Name, Address and Date of Birth                            With Trust                 During Past 5 Years
-------------------------------                            ----------                 -------------------
Caleb Loring III, 11/14/43                                   Trustee                 Trustee, Essex Street
c/o Essex Street Associates                                                            Associates (family
P.O. Box 5600                                                                      investment trust officer);
Beverly Farms, MA  01915                                                               Director, Holyoke
                                                                                        Mutual Insurance
                                                                                            Company
*Richard S. Wood, 5/21/54                                 President and                 Vice President,
c/o Standish, Ayer & Wood, Inc.                              Trustee                Secretary, and Managing
One Financial Center                                                                Director, Standish, Ayer
Boston, MA  02111                                                                   & Wood, Inc.; Executive
                                                                                       Vice President and
                                                                                       Director, Standish
                                                                                         International
                                                                                           Management
                                                                                         Company, L.P.
James E. Hollis III, 11/21/48                            Executive Vice                Vice President and
c/o Standish, Ayer & Wood, Inc.                            President,               Director, Standish, Ayer
One Financial Center                                      Secretary and                   & Wood, Inc.
Boston, MA  02111                                           Treasurer
Paul G. Martins, 3/10/56                                 Vice President            Vice President, Standish,
c/o Standish, Ayer & Wood, Inc.                                                     Ayer & Wood, Inc. since
One Financial Center                                                                 October 1996; formerly
Boston, MA  02111                                                                    Senior Vice President,
                                                                                      Treasurer and Chief
                                                                                      Financial Officer of
                                                                                     Liberty Financial Bank
                                                                                   Group (1993-95); prior to
                                                                                        1993, Corporate
                                                                                    Controller, The Berkeley
                                                                                        Financial Group


                                      B-19




                                                          Position Held               Principal Occupation
Name, Address and Date of Birth                            With Trust                 During Past 5 Years
-------------------------------                            ----------                 -------------------
Beverly E. Banfield, 7/6/56                              Vice President                Vice President and
c/o Standish, Ayer & Wood, Inc.                                                       Compliance Officer,
One Financial Center                                                                 Standish, Ayer & Wood,
Boston, MA  02111                                                                     Inc.; Assistant Vice
                                                                                         President and
                                                                                      Compliance Officer,
                                                                                        Freedom Capital
                                                                                        Management Corp.
                                                                                          (1989-1992)
Lavinia B. Chase, 6/4/46                                 Vice President            Vice President, Associate
c/o Standish, Ayer & Wood, Inc.                                                     Director, Standish, Ayer
One Financial Center                                                                      & Wood, Inc.
Boston, MA  02111
Anne P. Herrmann, 1/26/56                                Vice President                   Mutual Fund
c/o Standish, Ayer & Wood, Inc.                                                     Administrator, Standish,
One Financial Center                                                                   Ayer & Wood, Inc.
Boston, MA  02111
Denise B. Kneeland, 8/19/51                              Vice President                Senior Operations,
c/o Standish, Ayer & Wood, Inc.                                                     Manager, Standish, Ayer
One Financial Center                                                                   & Wood, Inc. since
Boston, MA  02111                                                                        December 1995,
                                                                                    formerly Vice President
                                                                                        Scudder, Stevens
                                                                                           and Clark

*Indicates that Trustee is an interested person of the Portfolio Trust for purposes of the 1940 Act.

Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the year ended December 31, 1996.

         The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended December 31, 1996:




                                                                         Pension or                  Total
                                                                         Retirement               Compensation
                                                                          Benefits                    from
                                                                         Accrued as              Portfolio and
                                                                          Part of                    Other
                                                     The                Portfolio's                 Funds in
              Name of Trustee                     Portfolio               Expenses                  Complex*
              ---------------                     ---------               --------                  -------
D. Barr Clayson                                       $0                     $0                        $0
Samuel C. Fleming                                   $1,110                   $0                     $49,250
Benjamin M. Friedman                                $1,025                   $0                     $45,500
John H. Hewitt                                      $1,025                   $0                     $45,500
Edward H. Ladd                                        $0                     $0                        $0
Caleb Loring, III                                   $1,025                   $0                     $45,500
Richard S. Wood                                       $0                     $0                        $0

  * As of the date of this Statement of Additional Information there were 20 registered investment companies (or series thereof) in the fund complex, five of which were series of the Portfolio Trust. Total compensation is presented for the calendar year ended December 31, 1996.

ITEM 15.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of April 1, 1997, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. At April 1, 1997, the Standish Small Capitalization Equity Fund beneficially owned approximately 100% of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. The Standish Small Capitalization Equity Fund is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open end investment company, located at One Financial Center, Boston, MA 02111.

         Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 16.          INVESTMENT ADVISORY AND OTHER SERVICES.

Investment Adviser of the Portfolio Trust. Standish serves as the adviser to the Portfolio pursuant to a written investment advisory agreement. Standish is a Massachusetts corporation organized in 1933 and is registered under the Investment Advisers Act of 1940.

         The following, constituting all of the Directors and all of the shareholders of Standish, are the Standish controlling persons: Caleb F. Aldrich, Nicholas S. Battelle, Walter M. Cabot, Sr., David H. Cameron, Karen K. Chandor, D. Barr Clayson, Richard C. Doll, Dolores S. Driscoll, Mark A. Flaherty, Maria D. Furman, James E. Hollis III, Raymond J. Kubiak, Edward H.
Ladd, Laurence A. Manchester, George W. Noyes, Arthur H. Parker, Howard B. Rubin, Austin C. Smith, David C. Stuehr, Ralph S. Tate, and Richard S. Wood.

         Certain services provided by the Adviser under the advisory agreement are described in Part A. These services are provided without reimbursement by the Portfolio for any costs incurred. Under the investment advisory agreement, the Adviser is paid a fee of 0.60% of the Portfolio's average daily net asset value. The advisory fees are payable monthly.

         For the period April 26, 1996 (commencement of operations) through December 31, 1996, the Portfolio paid $920,742 in advisory fees to the Adviser:

         The Portfolio bears expenses of its operations other than those incurred by the Adviser pursuant to the investment advisory agreement. Among other expenses, the Portfolio will pay share pricing and shareholder servicing fees and expenses; custodian fees and expenses; legal and auditing fees and expenses; expenses of prospectuses, statements of additional information and shareholder reports; registration and reporting fees and expenses; and Trustees' fees and expenses.

         Unless terminated as provided below, the investment advisory agreement continues in full force and effect from year to year but only so long as each such continuance is approved annually (i) by either the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio, and, in either event (ii) by vote of a majority of the Trustees of the Portfolio Trust who are not parties to the investment advisory agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The investment advisory agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio or by the Adviser, on sixty days' written notice to the other parties. The investment advisory agreement terminates in the event of its assignment as defined in the 1940 Act.

         In an attempt to avoid any potential conflict with portfolio transactions for the Portfolio, the Adviser, the Principal Underwriter, the investors and the Portfolio Trust have each adopted extensive restrictions on personal securities trading by personnel of the Adviser and its affiliates. These restrictions include: pre-clearance of all personal securities transactions and a prohibition of purchasing initial public offerings of securities. These restrictions are a continuation of the basic principle that the interests of the Portfolio and its investors come before those of the Adviser and its employees.

Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator currently receives a fee from the Portfolio in the amount of $7,500 annually. The Portfolio's administration agreement can be terminated by either party on not more than sixty days' written notice.

Custodian.   Investors   Bank  &  Trust  Company,   89  South  Street,   Boston,
Massachusetts 02111, serves as custodian of all cash and securities of the Portfolio.

Independent Accountants. Coopers & Lybrand, P.O. Box 219, Grand Cayman, Cayman Islands, BWI, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 17.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

         The Adviser is responsible for placing the Portfolio's portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in all portfolio transactions will be prompt execution of orders in an efficient manner at the most favorable price. In selecting broker-dealers and in negotiating commissions, the Adviser will consider the firm's reliability, the quality of its execution services on a continuing basis and its financial condition. In addition, if the Adviser determines in good faith that the amount of commissions charged by a broker is reasonable in relation to the value of the brokerage and research services provided by such broker, the Portfolio may pay commissions to such broker in an amount greater than the amount another firm may charge. Research services may include (i) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, (ii) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, and (iii) effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Research services furnished by firms through which the Portfolio effects securities transactions may be used by the Adviser in servicing other accounts; not all of these services may be used by the Adviser in connection with the Portfolio generating the soft dollar credits. The investment advisory fee paid by the Portfolio under the investment advisory agreements will not be reduced as a result of the Adviser's receipt of research services.

         The Adviser also places portfolio transactions for other advisory accounts. The Adviser will seek to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Portfolio and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Portfolio. In making such allocations, the main factors considered by the Adviser will be the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and opinions of the persons responsible for recommending the investment.

                              BROKERAGE COMMISSIONS



                                     Aggregate Brokerage
                                   Commissions Paid by the
                                   Portfolio for portfolio
                                        transactions*
                           ---------------------------------------
                               1994         1995          1996
                               ----         ----          ----
The Portfolio                  N/A           N/A          $255,346




*        The Portfolio commenced operations on April 26, 1996.

ITEM 18.          CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a series of Standish, Ayer & Wood Master Portfolio, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Portfolio Trust was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Interests in the Portfolio have no preemptive or conversion rights, and are fully paid and non-assessable, except as set forth in the Prospectus. The Portfolio normally will not hold meetings of holders of such interests except as required under the 1940 Act. The Portfolio would be required to hold a meeting of holders in the event that at any time less than a majority of its Trustees holding office had been elected by holders. The Trustees of the Portfolio continue to hold office until their successors are elected and have qualified. Holders holding a specified percentage of interests in the Portfolio may call a meeting of holders in the Portfolio for the purpose of removing any Trustee. A Trustee of the Portfolio may be removed upon a majority vote of the interests held by holders in the Portfolio qualified to vote in the election. The 1940 Act requires the Portfolio to assist its holders in calling such a meeting. Upon liquidation of the Portfolio, holders in the Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to holders. Each holder in the Portfolio is entitled to a vote in proportion to its percentage interest in the Portfolio.

ITEM 19.          PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING
                  OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

         The value of the Portfolio's net assets (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day on which the New York Stock Exchange is open (a "Business Day"). Currently, the New York Stock Exchange is not open on weekends, New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. As of 4:00 p.m. (Eastern time) on each Business Day, the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m. on the following Business Day.

         Portfolio securities are valued at the last sale prices on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid price. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith at the direction of the Trustees.

         Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees of the Portfolio Trust determine during such sixty-day period that amortized cost does not represent fair value.

         Generally, trading in securities on foreign exchanges is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange. If a security's primary exchange is outside the U.S., the value of such security used in computing the net asset value of the Portfolio's shares is determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of regular trading on the New York Stock Exchange. Occasionally, events which affect the values of such securities and such exchange rates may occur between the times at which they are determined and the close of regular trading on the New York Stock Exchange and will therefore not be reflected in the computation of the Portfolio's net asset value. If events materially affecting the value of such securities occur during such period, then these securities are valued at their fair value as determined in good faith by the Trustees of the Portfolio Trust.

         The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of which securities were deposited by the investor or the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 20.          TAX STATUS.

         The Portfolio is treated as a partnership for federal income tax purposes. As such, the Portfolio is not subject to federal income taxation. Instead, each investor in the Portfolio that is subject to U.S. federal income taxation must take into account, in computing its federal income tax liability (if any), its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Because at least one investor in the Portfolio has qualified and elected to be treated as a "regulated investment company" ("RIC") under Subchapter M of the Code, the Portfolio normally must satisfy the applicable source of income and diversification requirements in order for this investor and any other investor that is a RIC to satisfy them. The Portfolio will allocate at least annually among its investors the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio will make allocations to its investors in a manner intended to comply with the Code and applicable regulations and will make moneys available for withdrawal at appropriate times and in sufficient amounts to enable an investor that seeks to qualify as a RIC to satisfy the tax distribution requirements that apply to the investor and that must be satisfied in order to avoid Federal income and/or excise tax on the investor. For purposes of applying the requirements of the Code regarding qualification as a RIC, the investor will be deemed (i) to own its proportionate share of each of the assets of the Portfolio and (ii) to be entitled to the gross income of the Portfolio attributable to such share.

         Limitations imposed by the Code on regulated investment companies may, due to the fact that one or more of such companies invest in the Portfolio, restrict the Portfolio's ability to enter into futures, options or currency forward transactions.

         Certain options, futures or currency forward transactions undertaken by the Portfolio may cause the Portfolio to recognize gains or losses from marking to market even though the Portfolio's positions have not been sold or terminated and affect the character as long-term or short-term (or, in the case of certain options, futures or forward contracts relating to foreign currency, as ordinary income or loss) and timing of some capital gains and losses realized by the Portfolio and allocable to its investors. Any net mark to market gains may also have to be distributed by an investor that is a RIC to satisfy the distribution requirements referred to above even though no corresponding cash amounts may concurrently be received, possibly requiring the disposition by the Portfolio of portfolio securities or borrowing to obtain the necessary cash. Also, certain losses on transactions involving options, futures or forward contracts and/or offsetting or successor positions may be deferred rather than being taken into account currently in calculating the Portfolio's taxable income or gain. Certain of the applicable tax rules may be modified if one or more of certain tax elections are available and are made. Because the income, gains and losses of an investor that is a RIC consist primarily of its share of the income, gains and losses of the Portfolio, which are directly affected by the provisions described in this paragraph, these transactions may affect the amount, timing and character of the distributions to shareholders by such an investor. The Portfolio will take into account the special tax rules applicable to options, futures or forward contracts in order to seek to minimize any potential adverse tax consequences.

         The Federal income tax rules applicable to currency swaps or interest rate swaps, caps, floors and collars are unclear in certain respects, and the Portfolio may be required to account for these instruments under tax rules in a manner that, under certain circumstances, may limit its transactions in these instruments.

         Foreign exchange gains and losses realized by the Portfolio in connection with certain transactions, if any, involving foreign currency-denominated debt securities, certain foreign currency futures and options, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income and losses and may affect the amount, timing and character of distributions to shareholders of an investor that is a RIC. In some cases, elections may be available that would alter this treatment. Any such transactions that are not directly related to the Portfolio's investment in stock or securities, possibly including speculative currency positions or currency derivatives not used for hedging purposes, may increase the amount of gain it is deemed to recognize from the sale of certain investments held for less than three months. The share of such gain of an investor qualifying as a RIC (plus any such gain the investor may realize from other sources) is limited under the Code to less than 30% of such investor's gross income for its taxable year, and such transactions could under future Treasury regulations produce income not among the types of "qualifying income" from which the investor must derive at least 90% of its gross income for its taxable year.

         The Portfolio may be subject to withholding and other taxes imposed by foreign countries with respect to investments in foreign securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. Shareholders of an investor that qualifies as a RIC would be entitled to claim U.S. foreign tax credits or deductions with respect to such taxes, subject to certain provisions and limitations contained in the Code, only if more than 50% of the value of the investor's total assets at the close of any taxable year were to consist of stock or securities of foreign corporations and the investor were to file an election with the Internal Revenue Service. The investments of the Portfolio are such that an investor that invests substantially all of its assets in the Portfolio will not meet this 50% requirement.

         If the Portfolio acquires stock in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their assets in investments producing such passive income ("passive foreign investment companies"), an investor could be subject to Federal income tax and additional interest charges on its allocable portion of "excess distributions" actually or constructively received from such companies or gain from the actual or deemed sale or other disposition (possibly including dispositions deemed to occur when an investor's interest in the Portfolio is reduced by a withdrawal or otherwise) of stock in such companies, even if all income or gain actually realized and allocated to the investor is timely distributed to its shareholders. An investor that is a RIC would not be able to pass through to its shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election could require the investor to recognize taxable income or gain without the concurrent receipt of cash. The Portfolio may limit and/or manage stock holdings, if any, in passive foreign investment companies to minimize each investor's tax liability or maximize its return from these investments.

         For purposes of the dividends received reduction available to corporations, dividends, if any, received by the Portfolio from U.S. domestic corporations in respect of the stock of such corporations held by the Portfolio, for U.S. Federal income tax purposes, for at least a minimum holding period, generally 46 days, and allocated to an investor that is a RIC, should be eligible to be distributed and designated by such an investor and treated by its corporate shareholders as qualifying dividends, subject to the limitations and requirements applicable to such shareholders under the Code. The Portfolio's dividend income, if any, probably will generally qualify for this deduction.

         There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

         The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

         The Portfolio intends to operate so as not to be considered to be engaged in a trade or business in the U.S. under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. In accordance with such provisions, the Portfolio intends to maintain its principal office outside the U.S. and to conduct at least a substantial portion of certain of its activities outside the U.S. If the Portfolio is not engaged in a trade or business in the U.S., then a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Code (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as portfolio interest, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

         If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. As stated above, the Portfolio intends to operate in a manner that will not result in the Portfolio's income being treated as Effectively Connected Income.

         The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

         A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and has obtained an opinion of Price Waterhouse LLC generally to the effect that, based on and subject to certain assumptions and representations, an Investor that is not otherwise subject to Massachusetts taxation will not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. The Portfolio has also applied for a letter ruling from the Massachusetts Department of Revenue (the "Department") to confirm this conclusion. If the Department takes a contrary position, the Portfolio may consider possible alternative approaches for avoiding Massachusetts corporate tax liability for Investors. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the Code will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 21.          UNDERWRITERS.

         Not applicable.

ITEM 22.          CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.          FINANCIAL STATEMENTS.

         Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants. The Portfolio's annual report to interest holders for the fiscal year ended December 31, 1996, which contains financial statements audited by Coopers & Lybrand, is attached to and incorporated into this Part B.

Dated April 30, 1997


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II.

         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.           GENERAL DESCRIPTION OF REGISTRANT.

         Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust") is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Standish Small Capitalization Equity Portfolio II (the "Portfolio"), is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                        INVESTMENT OBJECTIVE AND POLICIES

         Investment Objective. The Portfolio's investment objective is to achieve long- term growth of capital.

         Principal Investments. The Portfolio seeks to achieve its investment objective by investing at least 80% of its total assets in equity and equity-related securities of small capitalization companies under normal circumstances. The Portfolio will focus its investments in small capitalization companies on those with market values less than $1 billion. When Standish, Ayer & Wood, Inc. ("Standish" or the "Adviser") believes that securities of small capitalization companies are overvalued, the Portfolio may invest in securities of larger, more mature companies, provided that such investments do not exceed 20% of the Portfolio's total assets. The Portfolio may participate in initial public offerings for previously privately held companies which are generally expected to have market capitalizations less than $1 billion after the consummation of the offering, and whose securities are expected to be liquid after the offering.

         The equity and equity-related securities in which the Portfolio invests include exchange-traded and over-the-counter common and preferred stock but may also include warrants, rights, convertible securities, depositary receipts, depositary shares, trust certificates, shares of other investment companies, limited partnership interests and equity participations. These equity securities may be issued by U.S. or foreign companies. The Portfolio may also enter into repurchase agreements, engage in short selling and is permitted to invest in restricted and illiquid securities, although it intends to invest in restricted and illiquid securities on an occasional basis only. Because of the uncertainty inherent in all investments, no assurance can be given that the Portfolio will achieve its investment objective.

         Investment Strategies. The Portfolio will pursue investments in rapidly growing, high quality companies that are involved with value added products or services. These companies will have market capitalizations less than $1 billion. Companies with small market capitalizations may have more limited operating histories and/or less experienced management than larger capitalization companies and may pose additional risks.

         Other Investments. When Standish believes that foreign markets offer above average growth potential, the Portfolio may invest up to 15% of its total assets in equity and equity-related securities of foreign issuers, including issuers located in emerging markets. The Portfolio may also purchase and sell put and call options, enter into futures contracts, purchase and sell options on such futures contracts and engage in currency transactions. See "Descriptions of Securities and Related Risks" and "Investment Techniques and Related Risks" below for additional information.

                   DESCRIPTION OF SECURITIES AND RELATED RISKS

         Common Stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits of the corporation, if any, without preference over any other shareholder or class of shareholders, including holders of the entity's preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

         Small Capitalization Stocks. The Portfolio invests primarily in securities of small capitalization companies. Although investments in small capitalization companies may present greater opportunities for growth, they also involve greater risks than are customarily associated with investments in larger, more established companies. The securities of small companies may be subject to more volatile market movements than securities of larger, more established companies. Smaller companies may have limited product lines, markets or financial resources, and they may depend upon a limited or less experienced management group. The securities of small capitalization companies may be traded only on the over-the-counter market or on a regional securities exchange and may not be traded daily or in the volume typical of trading on a national securities exchange. As a result, the disposition by the Portfolio of securities in order to meet redemptions or otherwise may require the Portfolio to sell securities at a discount from market prices, over a longer period of time or during periods when disposition is not desirable.

         Convertible Securities. Convertible debt securities and preferred stock entitle the holder to acquire the issuer's stock by exchange or purchase for a predetermined rate. Convertible securities are subject both to the credit and interest rate risks associated with fixed income securities and to the stock market risk associated with equity securities.

         Warrants. Warrants acquired by the Portfolio entitle it to buy common stock from the issuer at a specified price and time. Warrants are subject to the same market risks as stocks, but may be more volatile in price. The Portfolio's investment in warrants will not entitle it to receive dividends or exercise voting rights and will become worthless if the warrants cannot be profitably exercised before their expiration dates.

         Foreign Securities. The Small Cap II Portfolio limits its investments in foreign securities to 15% of its total assets, including securities of foreign issuers that trade on a U.S. exchange or in the U.S. OTC market.

         Investing in Foreign Securities. Investing in the securities of foreign issuers involves risks that are not typically associated with investing in U.S. dollar-denominated securities of domestic issuers. Investments in foreign issuers may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. Commissions on transactions in foreign securities may be higher than those for similar transactions on domestic stock markets. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have on occasion been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

         Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the U.
S. Most foreign securities markets may have substantially less trading volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or in some cases, capital gains), limitations on the removal of funds or other assets, political or social instability or diplomatic developments which could affect investments in those countries.

         Currency Risks. The U.S. dollar value of securities denominated in a foreign currency will vary with changes in currency exchange rates, which can be volatile. Accordingly, changes in the value of the currencies in which the Portfolio's investments are denominated relative to the U.S. dollar will affect the Portfolio's net asset value. Exchange rates are generally affected by the forces of supply and demand in the international currency markets, the relative merits of investing in different countries and the intervention or failure to intervene of U.S. or foreign governments and central banks. Some countries in emerging markets also may have managed currencies, which are not free floating against the U.S. dollar. In addition, emerging markets are subject to the risk of restrictions upon the free conversion of their currencies into other currencies. Any devaluations relative to the U.S. dollar in the currencies in which the Portfolio's securities are quoted would reduce the Portfolio's net asset value per share.

         The Portfolio may enter into forward foreign currency exchange contracts and cross currency forward contracts with banks or other foreign currency brokers or dealers to purchase or sell foreign currencies at a future date and may purchase and sell foreign currency futures contracts and cross-currency futures contracts to seek to hedge against changes in foreign currency exchange rates, although the Portfolio has no current intention to engage in such transactions. A forward foreign currency exchange contract is a negotiated agreement between the contracting parties to exchange a specified amount of currency at a specified future time at a specified rate. A cross-currency forward contract is a forward contract that uses one currency which historically moves in relation to a second currency to hedge against changes in that second currency. See the "Strategic Transactions" section for a further discussion of the risks associated with currency transactions.

         Emerging  Markets.  The  Portfolio  may  invest  up to 10% of its total assets in issuers located in emerging markets generally and up to 3% of its total assets in issuers of any one specific emerging market country. Investments in emerging markets involves risks in addition to those generally associated with investments in foreign securities. Political and economic structures in many emerging markets may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristics of more developed countries. As a result, the risks described above relating to investments in foreign securities, including the risks of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the values of the Portfolio's investments and the availability to the Portfolio of additional investments in such emerging markets. The small size of the securities markets in certain emerging markets and the limited volume of trading in securities in those markets may make the Portfolio's investments in such countries less liquid and more volatile than investments in countries with more developed securities markets (such as the U.S., Japan and most Western European countries).

         Depositary Receipts and Depositary Shares. Depositary receipts and depositary shares are typically issued by a U.S. or foreign bank or trust company and evidence ownership of underlying securities of a U.S. or foreign issuer. Unsponsored programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored depositary instruments and their prices may be more volatile than if they were sponsored by the issuers of the underlying securities. Examples of such investments include, but are not limited to, American Depositary Receipts and Shares ("ADRs" and "ADSs"), Global Depositary Receipts and Shares ("GDRs" and "GDSs") and European Depository Receipts and Shares ("EDRs" and "EDSs").

         Short Term Debt Securities; Money Market Instruments. Although the Portfolio intends to stay invested in equity and equity-related securities to the extent practical in light of its objective, the Portfolio may, under normal market conditions, establish and maintain cash balances and may purchase money market instruments with maturities of less than one year and short-term interest bearing fixed income securities with maturities of one to three years ("Short-Term Obligations") to maintain liquidity to meet redemptions. The Portfolio may hold up to 20% of its assets in money market instruments and Short-Term Obligations without regard to the liquidity needs of its portfolio. The Portfolio may also maintain cash balances and invest in money market instruments and Short-Term Obligations without limitation as a temporary defensive measure.

         Money market instruments in which the Portfolio invests will be rated at the time of purchase P-1 by Moody's Investors Service, Inc. ("Moody's") or A-1 or Duff-1 by Standard & Poor's Ratings Group ("Standard & Poor's"), Duff and Phelps Credit Rating Co. ("Duff ") and Fitch Investors Service, Inc. ("Fitch") or, if unrated, determined by the Adviser to be of comparable quality. Money market instruments and Short-Term Obligations include obligations issued or guaranteed by the U.S.

Government or any of its agencies and instrumentalities, U.S. and foreign commercial paper, bank obligations, repurchase agreements and other debt obligations of U.S. and foreign issuers. At least 95% of the Portfolio's assets that are invested in Short-Term Obligations must be invested in obligations rated at the time of purchase Aaa, Aa, A or P-1 by Moody's or AAA, AA, A, A-1 or Duff-1 by Standard & Poor's, Duff or Fitch or, if unrated, determined by the Adviser to be of comparable credit quality. Up to 5% of the Portfolio's total assets invested in Short-Term Obligations may be invested in obligations rated Baa by Moody's or BBB by Standard & Poor's, Duff or Fitch or, if unrated, determined by the Adviser to be of comparable credit quality.

         Generally, U.S. Government securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. Government agencies, instrumentalities or sponsored enterprises which are supported by (a) the full faith and credit of the U.S. Treasury (such as the Government National Mortgage Association), (b) the right of the issuer to borrow from the U.S. Treasury (such as securities of the Student Loan Marketing Association), (c) the discretionary authority of the U.S. Government to purchase certain obligations of the issuer (such as the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation), or (d) only the credit of the agency. No assurance can be given that the U.S. Government will provide financial support to U.S. Government agencies, instrumentalities or sponsored enterprises in the future. U.S. Government securities also include Treasury receipts, zero coupon bonds, deferred interest securities and other stripped U.S. Government securities, where the interest and principal components of stripped U.S. Government securities are traded independently ("STRIPS").

         Securities rated within the top three investment grade ratings (i.e., Aaa, Aa, A or P-1 by Moody's or AAA, AA, A, A-1 or Duff-1 by Standard & Poor's, Duff or Fitch) are generally regarded as high grade obligations. Securities rated Baa by Moody's or BBB by Standard & Poor's, Duff or Fitch are generally considered medium grade obligations and have some speculative characteristics. Adverse changes in economic conditions or other circumstances are more likely to weaken the medium grade issuer's capability to pay interest and repay principal than is the case for high grade securities. If a security is rated differently by two or more rating agencies, the Adviser uses the highest rating to determine its rating category. If the rating of a security held by the Portfolio is downgraded below the minimum rating, the Adviser will determine whether to retain that security in the Portfolio's portfolio.

                     INVESTMENT TECHNIQUES AND RELATED RISKS

         Strategic Transactions. The Portfolio may, but is not required to, utilize various investment strategies to seek to hedge market risks (such as interest rates, currency exchange rates and broad or specific equity market movements), or to enhance potential gain. Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objectives, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, equity indices and other financial instruments; purchase and sell financial futures contracts and options thereon; and, enter into currency transactions such as forward foreign currency exchange contracts, currency futures contracts, currency swaps and options on currencies or currency futures (collectively, all the above are called "Strategic Transactions"). Strategic Transactions may be used in an attempt to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from securities markets, currency exchange rate fluctuations, to seek to protect the Portfolio's unrealized gains in the value of portfolio securities, to facilitate the sale of such securities for investment purposes, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to enhance potential gain in circumstances where hedging is not involved.

         The ability of the Portfolio to utilize Strategic Transactions successfully will depend on the Adviser's ability to predict pertinent market and interest rate movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited in order to enable certain investors in the Portfolio to comply with the requirements of the Internal Revenue Code of 1986, as amended (the "Code") to enable its investors to qualify as a regulated investment company.

         Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Adviser's view as to certain market, interest rate or currency movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. The writing of put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of purchases due to the exercise of put options) or lower than (in the case of sales due to the exercise of call options) current market values, limit the amount of appreciation the Portfolio can realize on its investments or cause the Portfolio to hold a security it might otherwise sell.

         The use of options and futures transactions entails certain other risks. Futures markets are highly volatile and the use of futures may increase the volatility of the Portfolio's net asset value. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. The writing of options could significantly increase the Portfolio's portfolio turnover rate and associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses. Losses resulting from the use of Strategic Transactions could reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized. Although the use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the position, at the same time, such transactions can limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited.

         The use of currency transactions can result in the Portfolio incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for non-hedging purposes to 3% of its net assets. In calculating the Portfolio's net loss exposure from such Strategic Transactions, an unrealized gain from a particular Strategic Transaction would be netted against an unrealized loss from a related position. Further information concerning the Portfolio's strategic transactions is set forth in Part B.

         Repurchase Agreements. The Portfolio may invest up to 10% of its net assets in repurchase agreements. In a repurchase agreement, the Portfolio buys a security at one price and simultaneously agrees to sell it back at a higher price. Delays or losses could result if the other party to the agreement defaults or becomes involvement. Repurchase agreements acquired by the Portfolio will always be fully collateralized as to principal and interest by money market instruments and will be entered into only with commercial banks, brokers and dealers considered creditworthy by the Adviser.

         Short-selling. The Portfolio may engage in short sales and short sales against the box. In a short sale, the Portfolio sells a security it does not own in anticipation of a decline in the market value of that security. In a short sale against the box, the Portfolio either owns or has the right to obtain at no extra cost the security sold short. The broker holds the proceeds of the short sale until the settlement date, at which time the Portfolio delivers the security (or an identical security) to cover the short position. The Portfolio receives the net proceeds from the short sale. When the Portfolio enters into a short sale other than against the box, the Portfolio must first borrow the security to make delivery to the buyer and must place cash or liquid assets in a segregated account with the Portfolio's custodian that is marked to market daily. Short sales other than against the box involve unlimited exposure to loss. No securities will be sold short if, after giving effect to any such short sale, the total market value of all securities sold short would exceed 5% of the value of the Portfolio's net assets.

         Restricted and Illiquid Securities. The Portfolio may invest up to 15% of its net assets in illiquid securities; however, the Portfolio invests in these securities only on an occasional basis. Illiquid securities are those that are not readily marketable, repurchase agreements maturing in more than seven days, time deposits with a notice or demand period of more than seven days, swap transactions, certain over-the-counter options and certain restricted securities. Based upon continuing review of the trading markets for a specific restricted security, the security may be determined to be eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and, therefore, to be liquid. Also, certain illiquid securities may be determined to be liquid if they are found to satisfy certain relevant liquidity requirements.

         The Board of Trustees has adopted guidelines and delegated to the Adviser the daily function of determining and monitoring the liquidity of portfolio securities, including restricted and illiquid securities. The Board of Trustees, however, retains oversight and is ultimately responsible for such determinations. The purchase price and subsequent valuation of illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

         Other Investment Companies. The Portfolio is permitted to invest up to 10% of its total assets in shares of other investment companies and up to 5% of its total assets in any one investment company as long as that investment does not represent more than 3% of the total voting stock of the acquired investment company. Investments in the securities of other investment companies may involve duplication of advisory fees and other expenses. Because certain emerging markets are closed to investment by foreigners, the Portfolio may invest in issuers in those markets primarily through specifically authorized investment funds. In addition, the Portfolio may invest in investment companies that are designed to replicate the composition and performance of a particular index. For example, Standard & Poor's Depositary Receipts ("SPDERS") are exchange-traded shares of a closed-end investment company designed to replicate the price performance and dividend yield of the Standard & Poor's 500 Composite Stock Price Index. Another example is World Equity Benchmark Series ("WEBS") which are exchange traded shares of open-end investment companies designed to replicate the composition and performance of publicly traded issuers in particular countries. Investments in index baskets involve the same risks associated with a direct investment in the types of securities included in the baskets.

         Portfolio Turnover. A high rate of portfolio turnover (100% or more) involves correspondingly higher transaction costs which must be borne directly by the Portfolio and thus indirectly by its shareholders. It may also result in the Portfolio's realization of larger amounts of short-term capital gains and may, under certain circumstances, make it more difficult for an investor in the Portfolio to qualify as a regulated investment company under the Code. See the Portfolio's annual report for the Portfolio's portfolio turnover rates.

         Short-Term Trading. The Portfolio will sell a portfolio security without regard to the length of time such security has been held if, in the Adviser's view, the security meets the criteria for disposal.

         Investment Restrictions. The investment objective of the Portfolio is not fundamental and may be changed by the Board of Trustees without the approval of shareholders. If there is a change in the Portfolio's investment objectives, shareholders should consider whether the Portfolio remains an appropriate investment in light of their current financial situations. The Portfolio's investment policies set forth in this Part A are non-fundamental and may be changed without shareholder approval. The Portfolio has adopted fundamental policies which may not be changed without the approval of the Portfolio's shareholders. See Part B for additional information. If any percentage restriction is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction.

ITEM 5.           MANAGEMENT OF THE PORTFOLIO.

         Trustees. The Portfolio is a separate investment series of Standish, Ayer & Wood Master Portfolio, a master trust fund organized under the laws of the State of New York. Under the terms of the Declaration of Trust, the affairs of the Portfolio are managed under the supervision of the Trustees of the Portfolio Trust.

         A majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio Trust, as the case may be, have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Portfolio Trust and investors in the Portfolio Trust, up to and including creating separate boards of trustees. See "Management of the Portfolio" in Part B for more information about the Trustees and officers of the Portfolio Trust.

         Investment Adviser. Standish, One Financial Center, Boston, Massachusetts 02111, serves as investment adviser to the Portfolio pursuant to an investment advisory agreement and manages the Portfolio's investments and affairs subject to the supervision of the Trustees of the Portfolio Trust. The Adviser is a Massachusetts corporation incorporated in 1933 and is a registered investment adviser under the Investment Advisers Act of 1940.

         The Adviser provides fully discretionary management services and counseling and advisory services to a broad range of clients throughout the United States and abroad. As of February 28, 1997, Standish or its affiliate, Standish International Management Company, L.P. ("SIMCO"), managed approximately $30 billion of assets.

         The Portfolio has two portfolio managers: Mr. Nicholas S. Battelle and Mr. Andrew L. Beja. Mr. Battelle has been primarily responsible for the day-to-day management of the Standish Small Capitalization Equity Fund, a series of the Standish, Ayer & Wood Master Trust (the "Fund") since 1990. During the past five years, Mr. Battelle has served as a Vice President as well as a Director of Standish. Mr. Beja has been associated with Standish since March 1996 as Senior Analyst on the small capitalization company team and is a Vice President of Standish. Prior to joining Standish, Mr. Beja was a Vice President and analyst at Advest, Inc. from 1985-1996.

         Subject to the supervision and direction of the Trustees of the Portfolio Trust, the Adviser manages the Portfolio in accordance with its stated investment objective and policies, recommends investment decisions for the Portfolio, places orders to purchase and sell securities on behalf of the Portfolio and permits the Portfolio to use the name "Standish." For its services to the Portfolio, the Adviser receives a monthly fee equal on an annual basis to 0.60% of the Portfolio's average daily net assets.

         Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator will receive a fee from the Portfolio in the amount of $7,500 annually.

         Expenses. The Portfolio bears the expenses of its operations other than those incurred by Standish under the investment advisory agreement. Among other expenses, the Portfolio pays investment advisory fees; bookkeeping, share pricing and custodian fees and expenses; expenses of notices and reports to interest-holders; expenses of the Portfolio's administrator; legal and auditing fees; any registration and reporting fees and expenses; and Trustees' fees and expenses. Expenses of the Portfolio Trust which relate to more than one of its series are allocated among such series by the Adviser and SIMCO in an equitable manner, primarily on the basis of relative net asset values.

         Standish has agreed in the investment advisory agreement to limit the Portfolio's total annual operating expenses (excluding brokerage commissions, taxes and extraordinary expenses) to 1.50% of the Portfolio's average daily net assets. If the expense limit is exceeded, the compensation due Standish for such fiscal year shall be proportionately reduced by the amount of such excess by a reduction or refund thereof at the time such compensation is payable after the end of each calendar month, subject to readjustment during such fiscal year.

         Portfolio Transactions. Subject to the supervision of the Trustees of the Portfolio Trust, the Adviser selects the brokers and dealers that execute orders to purchase and sell portfolio securities for the Portfolio. The Adviser will generally seek to obtain the best available price and most favorable execution with respect to all transactions for the Portfolio. The Adviser may also consider the extent to which a broker or dealer provides research to the Adviser.

ITEM 6.           CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Portfolio Trust has five series: Standish Fixed Income Portfolio, Standish Equity Portfolio,
Standish Small Capitalization Equity Portfolio, Standish Global Fixed Income Portfolio and Standish Small
Capitalization Equity Portfolio II.

         Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the

Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified
percentage  of  the  aggregate  value  of  the  Portfolio  Trust's   outstanding
interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, British West Indies.

         Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7.           PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

         An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

         The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time").

         The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money Market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Portfolio Trust's Board of Trustees determines that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees of the Portfolio Trust determine during such sixty-day period that amortized cost does not represent fair value. Additional information concerning the Portfolio's valuation policies is contained in Part B.

         Portfolio securities traded on more than one U.S. national securities exchange or on a U.S. exchange and a foreign securities exchange are valued at the last sale price from the exchange representing the principal market for such securities on the business day when such value is determined. The value of all assets and liabilities expressed in foreign currencies will be converted into U.S. dollar values at currency exchange rates determined by Investors Bank and Trust Company, the Portfolio's custodian, to be representative of fair levels at times prior to the close of trading on the NYSE. If such rates are not available, the rate of exchange will be determined in good faith under procedures established by the Trustees. Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on the NYSE and may not take place on all business days that the NYSE is open and may take place on days when the NYSE is closed. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of regular trading on the NYSE will not be reflected in the Portfolio's calculation of net asset values unless the Adviser determines that the particular event would materially affect net asset value, in which case an adjustment will be made.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the

Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

         The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) in discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

         Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Code and applicable tax regulations.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such terms are used in the 1940 Act) in the Portfolio.

ITEM 8.           REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.           PENDING LEGAL PROCEEDINGS.

         Not applicable.

Dated April 30, 1997

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II

                                     PART B


ITEM 10.          COVER PAGE.

         This Part B expands upon and supplements the information contained in Part A of Standish Small Capitalization Equity Portfolio II (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH SMALL CAPITALIZATION EQUITY PORTFOLIO II.

ITEM 11.          TABLE OF CONTENTS.                                    PAGE

General Information and History........................................  B-1
Investment Objective and Policies......................................  B-1
Management of the Portfolio............................................  B-18
Control Persons and Principal Holders of Securities....................  B-22
Investment Advisory and Other Services.................................  B-22
Brokerage Allocation and Other Practices...............................  B-24
Capital Stock and Other Securities.....................................  B-25
Purchase, Redemption and Pricing of Securities Being Offered...........  B-25
Tax Status.............................................................  B-27
Underwriters...........................................................  B-32
Calculation of Performance Data........................................  B-32
Financial Statements...................................................  B-32

ITEM 12.          GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.          INVESTMENT OBJECTIVE AND POLICIES.

         Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

         Suitability and Risk Factors. An investor should not expect, and the Portfolio does not intend, that the Portfolio will provide an investment program which meets all of the requirements of that investor. The companies in which the Portfolio invests generally reinvest their earnings, and dividend income should not be expected. Also, notwithstanding the Portfolio's ability to spread risk by holding securities of a number of companies, shareholders should be able and be prepared to bear the risk of investment losses which may accompany the investments contemplated by the Portfolio.

         Common Stocks. The common stocks of small growth companies in which the Portfolio invests typically have market capitalizations up to $1 billion. Morningstar Mutual Funds, a leading mutual fund monitoring service, includes in the small-cap category all funds with median portfolio market capitalizations of less than $ 1 billion. Its investments are expected to emphasize companies involved with value added products or services in expanding industries. At times, particularly when Standish believes that the securities of small companies are overvalued, its portfolio may include securities of larger, more mature companies, provided that the value of the securities of such larger, more mature companies shall not exceed 20% of the Portfolio's total assets. The Portfolio will attempt to reduce risk by diversifying its investments within the investment policies set forth in the Prospectus and will invest in publicly traded equity securities and, excluding equity securities received as distributions on portfolio securities, will not normally hold equity securities which are restricted as to disposition under federal securities laws or are otherwise illiquid or not readily marketable.

         Foreign Securities. Foreign securities may be purchased and sold on foreign stock exchanges or in over-the-counter markets (but persons affiliated with the Portfolio will not act as principal in such purchases and sales). Foreign stock markets are generally not as developed or efficient as those in the United States. While growing in volume, they usually have substantially less volume than the New York Stock Exchange ("NYSE"), and securities of some foreign companies are less liquid and more volatile than securities of comparable United States companies. Fixed commissions on foreign stock exchanges are generally higher than negotiated commissions on United States exchanges, although the Portfolio will endeavor to achieve the most favorable net results on its portfolio transactions. There is generally less government supervision and regulation of stock exchanges, brokers and listed companies abroad than in the United States.

         The dividends and interest payable on certain foreign securities may be subject to foreign withholding taxes and in some cases capital gains from such securities may also be subject to foreign tax, thus reducing the net amount of income or gain available for distribution to the Portfolio's shareholders.

         Investors should understand that the expense ratio of the Portfolio may be higher than that of investment companies investing exclusively in domestic securities because of the cost of maintaining the custody of foreign securities.

         The Portfolio may invest in foreign securities which take the form of sponsored and unsponsored American Depositary Receipts and Shares ("ADRs" and "ADSs"), Global Depositary Receipts and Shares ("GDRs" and "GDSs") and European Depositary Receipts and Shares ("EDRs" and "EDSs") or other similar instruments representing securities of foreign issuers (together, "Depositary Receipts" and "Depositary Shares"). ADRs and ADSs represent the right to receive securities of foreign issuers deposited in a domestic bank or a correspondent bank. Prices of ADRs and ADSs are quoted in U.S. dollars and are traded in the United States on exchanges or over-the-counter and are sponsored and issued by domestic banks. EDRs and EDSs and GDRs and GDSs are receipts evidencing an arrangement with a non-U.S. bank. EDRs and EDSs and GDRs and GDSs are not necessarily quoted in the same currency as the underlying security. To the extent that the Portfolio acquires Depositary Receipts or Shares through banks which do not have a contractual relationship with the foreign issuer of the security underlying the Depositary Receipts or Shares to issue and service such Depositary Receipts or Shares (unsponsored Depositary Receipts or Shares), there may be an increased possibility that the Portfolio would not become aware of and be able to respond to corporate actions, such as stock splits or rights offerings involving the foreign issuer, in a timely manner. In addition, certain benefits which may be associated with the security underlying the Depositary Receipt or Share may not inure to the benefit of the holder of such Depositary Receipt or Share. Further, the lack of information may result in inefficiencies in the valuation of such instruments. Investment in Depositary Receipts or Shares does not eliminate all the risks inherent in investing in securities of non-U.S. issuers. The market value of Depositary Receipts or Shares is dependent upon the market value of the underlying securities and fluctuations in the relative value of the currencies in which the Depositary Receipt or Share and the underlying securities are quoted. However, by investing in Depositary Receipts or Shares, such as ADRs or ADSs, that are quoted in U.S. dollars, the Portfolio will avoid currency risks during the settlement period for purchases and sales.

         Strategic Transactions. The Portfolio may, but is not required to, utilize various other investment strategies as described below to seek to hedge various market risks (such as interest rates, currency exchange rates, and broad or specific equity market movements), or to enhance potential gain. Such strategies are generally accepted as part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. Techniques and instruments used by the

Portfolio may change over time as new instruments and strategies are developed or regulatory changes occur.

         In the course of pursuing its investment objective, the Portfolio may purchase and sell (write) exchange-listed and over-the-counter put and call options on securities, equity, indices and other financial instruments; purchase and sell financial futures contracts and options thereon; enter into various interest rate transactions such as swaps, caps, floors or collars; and enter into various currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currencies or currency futures (collectively, all the above are called "Strategic Transactions"). Strategic Transactions may be used in an attempt to protect against possible changes in the market value of securities held in or to be purchased for the Portfolio's portfolio resulting from securities market or currency exchange rate fluctuations, to protect the Portfolio's unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. In addition to the hedging transactions referred to in the preceding sentence, Strategic Transactions may also be used to enhance potential gain in circumstances where hedging is not involved although the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for such purposes to not more than 3% of its net assets at any one time and, to the extent necessary, the Portfolio will close out transactions in order to comply with this limitation. (Transactions such as writing covered call options are considered to involve hedging for the purposes of this limitation.). In calculating the Portfolio's net loss exposure from such Strategic Transactions, an unrealized gain from a particular Strategic Transaction position would be netted against an unrealized loss from a related Strategic Transaction position. For example, if the Adviser believes that the Portfolio is underweighted in cyclical stocks and overweighted in consumer stocks, the Portfolio may buy a cyclical index call option and sell a cyclical index put option and sell a consumer index call option and buy a consumer index put option. Under such circumstances, any unrealized loss in the cyclical position would be netted against any unrealized gain in the consumer position (and vice versa) for purposes of calculating the Portfolio's net loss exposure. The ability of the Portfolio to utilize these Strategic Transactions successfully will depend on the Adviser's ability to predict pertinent market movements, which cannot be assured. The Portfolio will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments. The Portfolio's activities involving Strategic Transactions may be limited in order to enable certain investors in the Portfolio to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") in order to enable its investors to qualify as a regulated investment company.

         Risks of Strategic Transactions. Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Adviser's view as to certain market movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. The writing of put and call options may result in losses to the Portfolio, force the purchase or sale, respectively, of portfolio securities at inopportune times or for prices higher than (in the case of purchases due to the exercise of put options) or lower than (in the case of sales due to the exercise of call options) current market values, limit the amount of appreciation the Portfolio can realize on its investments or cause it to hold a security it might otherwise sell. The use of currency transactions can result in the Portfolio's incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The use of options and futures transactions entails certain other risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Portfolio creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Portfolio's position. The writing of options could significantly increase the Portfolio's portfolio turnover rate and, therefore, associated brokerage commissions or spreads. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Portfolio might not be able to close out a transaction without incurring substantial losses, if at all. Although the use of futures and options transactions for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time, in certain circumstances, they tend to limit any potential gain which might result from an increase in value of such position. The loss incurred by the Portfolio in writing options on futures and entering into futures transactions is potentially unlimited; however, as described above, the Portfolio will attempt to limit its net loss exposure resulting from Strategic Transactions entered into for non-hedging purposes to not more than 3% of its net assets at any one time. Futures markets are highly volatile and the use of futures may increase the volatility of the Portfolio's net asset value. Finally, entering into futures contracts would create a greater ongoing potential financial risk than would purchases of options where the exposure is limited to the cost of the initial premium. Losses resulting from the use of Strategic Transactions would reduce net asset value and the net result may be less favorable than if the Strategic Transactions had not been utilized.

         General Characteristics of Options. Put options and call options typically have similar structural characteristics and operational mechanics regardless of the underlying instrument on which they are purchased or sold. Thus, the following general discussion relates to each of the particular types of options discussed in greater detail below. In addition, many Strategic Transactions involving options require segregation of the Portfolio's assets in special accounts, as described below under "Use of Segregated Accounts."

         A put option gives the purchaser of the option, in consideration for the payment of a premium, the right to sell, and the writer the obligation to buy (if the option is exercised) the underlying security, commodity, index, currency or other instrument at the exercise price. For instance, the Portfolio's purchase of a put option on a security might be designed to protect its holdings in the underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value by giving the Portfolio the right to sell such instrument at the option exercise price. A call option, in consideration for the payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell (if the option is exercised), the underlying instrument at the exercise price. The Portfolio may purchase a call option on a security, futures contract, index, currency or other instrument to seek to protect the Portfolio against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase such instrument. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. The Portfolio is authorized to purchase and sell exchange listed options and over-the counter options ("OTC options"). Exchange listed options are issued by a regulated intermediary such as the Options Clearing Corporation ("OCC"), which guarantees the performance of the obligations of the parties to such options. The discussion below uses the OCC as an example, but is also applicable to other financial intermediaries.

         With certain exceptions, exchange listed options generally settle by physical delivery of the underlying security or currency, although in the future cash settlement may become available. Index options and Eurodollar instruments are cash settled for the net amount, if any, by which the option is "in-the-money" (i.e., where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

         The Portfolio's ability to close out its position as a purchaser or seller of an exchange listed put or call option is dependent, in part, upon the liquidity of the option market. There is no assurance that a liquid option market on an exchange will exist. In the event that the relevant market for an option on an exchange ceases to exist, outstanding options on that exchange would generally continue to be exercisable in accordance with their terms.

         The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

         OTC options are purchased from or sold to securities dealers, financial institutions or other parties ("Counterparties") through direct agreement with the Counterparty. In contrast to exchange listed options, which generally have standardized terms and performance mechanics, all the terms of an OTC option, including such terms as method of settlement, term, exercise price, premium, guarantees and security, are set by negotiation of the parties. The Portfolio will generally sell (write) OTC options that are subject to a buy-back provision permitting the Portfolio to require the Counterparty to sell the option back to the Portfolio at a formula price within seven days. OTC options purchased by the Portfolio, and portfolio securities covering the amount of the Portfolio's obligation pursuant to an OTC option sold by it (the cost of the sell-back plus the in-the-money amount, if any), are subject to the Portfolio's restriction on illiquid securities, unless determined to be liquid in accordance with procedures adopted by the Boards of Trustees. For OTC options written with "primary dealers" pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount which is considered to be illiquid may be calculated by reference to a formula price. The Portfolio expects generally to enter into OTC options that have cash settlement provisions, although it is not required to do so.

         Unless the parties provide for it, there is no central clearing or guaranty function in an OTC option. As a result, if the Counterparty fails to make delivery of the security, currency or other instrument underlying an OTC option it has entered into with the Portfolio or fails to make a cash settlement payment due in accordance with the terms of that option, the Portfolio will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Accordingly, the Adviser must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the Counterparty's credit to determine the likelihood that the terms of the OTC option will be satisfied. The Portfolio will engage in OTC option transactions only with U.S. Government securities dealers recognized by the Federal Reserve Bank of New York as "primary dealers", or broker dealers, domestic or foreign banks or other financial institutions which have received, combined with any credit enhancements, a long-term debt rating of A from Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's") or an equivalent rating from any other nationally recognized statistical rating organization ("NRSRO") or which issue debt that is determined to be of equivalent credit quality by the Adviser.

         If the Portfolio sells (writes) a call option, the premium that it receives may serve as a partial hedge, to the extent of the option premium, against a decrease in the value of the underlying securities or instruments in its portfolio or will increase the Portfolio's income. The sale (writing) of put options can also provide income.

         The Portfolio may purchase and sell (write) call options on securities, equity securities (including convertible securities) and Eurodollar instruments that are traded on U.S. and foreign securities exchanges and in the over-the-counter markets, and on securities indices, currencies and futures contracts. All calls sold by the Portfolio must be "covered" (i.e., the Portfolio must own the securities or futures contract subject to the call) or must meet the asset segregation requirements described below as long as the call is outstanding. In addition, the Portfolio may cover a written call option or put option by entering into an offsetting forward contract and/or by purchasing an offsetting option or any other option which, by virtue of its exercise price or otherwise, reduces the Portfolio's net exposure on its written option position. Even though the Portfolio will receive the option premium to help offset any loss, the Portfolio may incur a loss if the exercise price is below the market price for the security subject to the call at the time of exercise. A call sold by the Portfolio also exposes the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or instrument and may require the Portfolio to hold a security or instrument which it might otherwise have sold.

         The Portfolio may purchase and sell (write) put options on securities including equity securities (including convertible securities) and Eurodollar instruments (whether or not it holds the above securities in its portfolio), and on securities indices, currencies and futures contracts. The Portfolio will not sell put options if, as a result, more than 50% of the Portfolio's assets would be required to be segregated to cover its potential obligations under such put options other than those with respect to futures and options thereon. In selling put options, there is a risk that the Portfolio may be required to buy the underlying security at a price above the market price.

         Options on Securities Indices and Other Financial Indices. The Portfolio may also purchase and sell (write) call and put options on securities indices and other financial indices. Options on securities indices and other financial indices are similar to options on a security or other instrument except that, rather than settling by physical delivery of the underlying instrument, they settle by cash settlement. For example, an option on an index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the index upon which the option is based exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option (except if, in the case of an OTC option, physical delivery is specified). This amount of cash is equal to the differential between the closing price of the index and the exercise price of the option, which also may be multiplied by a formula value. The seller of the option is obligated, in return for the premium received, to make delivery of this amount upon exercise of the option. In addition to the methods described above, the Portfolio may cover call options on a securities index by owning securities whose price changes are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio.

         General Characteristics of Futures. The Portfolio may enter into financial futures contracts or purchase or sell put and call options on such futures. Futures are generally bought and sold on the commodities exchanges where they are listed and involve payment of initial and variation margin as described below. All futures contracts entered into by the Portfolio are traded on U.S. exchanges or boards of trade that are licensed and regulated by the Commodity Futures Trading Commission ("CFTC") or on certain foreign exchanges. The sale of futures contracts creates a firm obligation by the Portfolio, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or, with respect to index futures and Eurodollar instruments, the net cash amount). The purchase of futures contracts creates a corresponding obligation by the Portfolio, as purchaser to purchase a financial instrument at a specific time and price. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract and obligates the seller to deliver such position upon exercise of the option.

         The Portfolio's use of financial futures and options thereon will in all cases be consistent with applicable regulatory requirements and in particular the regulations of the CFTC relating to exclusions from regulation as a commodity pool operator. Those regulations currently provide that the Portfolio may use commodity futures and option positions (i) for bona fide hedging purposes without regard to the percentage of assets committed to margin and option premiums, or (ii) for other purposes permitted by the CFTC to the extent that the aggregate initial margin and option premiums required to establish such non-hedging positions (net of the amount the positions were "in the money" at the time of purchase) do not exceed 5% of the net asset value of the Portfolio, after taking into account unrealized profits and losses on such positions. Typically, maintaining a futures contract or selling an option thereon requires the Portfolio to deposit with its custodian for the benefit of a futures commission merchant, or directly with the futures commission merchant, as security for its obligations an amount of cash or other specified assets (initial margin) which initially is typically 1% to 10% of the face amount of the contract (but may be higher in some circumstances). Additional cash or assets (variation margin) may be required to be deposited directly with the futures commission merchant thereafter on a daily basis as the value of the contract fluctuates. The purchase of an option on financial futures involves payment of a premium for the option without any further obligation on the part of the Portfolio. If the Portfolio exercises an option on a futures contract it will be obligated to post initial margin (and potential subsequent variation margin) for the resulting futures position just as it would for any position. Futures contracts and options thereon are generally settled by entering into an offsetting transaction but there can be no assurance that the position can be offset prior to settlement at an advantageous price, nor that delivery will occur. The segregation requirements with respect to futures contracts and options thereon are described below.

         Currency   Transactions.   The   Portfolio   may  engage  in   currency
transactions with Counterparties to seek to hedge the value of portfolio holdings denominated in particular currencies against fluctuations in relative value or to enhance potential gain. Currency transactions include currency contracts, exchange listed currency futures, exchange listed and OTC options on currencies, and currency swaps. A forward currency contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A currency swap is an agreement to exchange cash flows based on the notional (agreed-upon) difference among two or more currencies and operates similarly to an interest rate swap, which is described below. The Portfolio may enter into over-the-counter currency transactions with Counterparties which have received, combined with any credit enhancements, a long term debt rating of A by S&P or Moody's, respectively, or that have an equivalent rating from a NRSRO or (except for OTC currency options) whose obligations are determined to be of equivalent credit quality by the Adviser.

         The Portfolio's transactions in forward currency contracts and other currency transactions such as futures, options, options on futures and swaps will generally be limited to hedging involving either specific transactions or portfolio positions. See, "Strategic Transactions." Transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of the Portfolio, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. Position hedging is entering into a currency transaction with respect to portfolio security positions denominated or generally quoted in that currency.

         The Portfolio will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held in its portfolio that are denominated or generally quoted in or currently convertible into such currency, other than with respect to proxy hedging as described below.

         The Portfolio may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value in relation to other currencies to which the Portfolio has or in which the Portfolio expects to have portfolio exposure. For example, the Portfolio may hold a French security and the Adviser may believe that French francs will deteriorate against German marks. The Portfolio would sell French francs to reduce its exposure to that currency and buy German marks. This strategy would be a hedge against a decline in the value of French francs, although it would expose the Portfolio to declines in the value of the German mark relative to the U.S. dollar.

         To seek to reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities, the Portfolio may also engage in proxy hedging. Proxy hedging is often used when the currency to which the Portfolio's portfolio is exposed is difficult to hedge or to hedge against the U.S. dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which certain of the Portfolio's portfolio securities are or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the portfolio securities denominated in linked currencies. For example, if the Adviser considers that the Austrian schilling is linked to the German Deutsche mark (the "D- mark"), and a portfolio contains securities denominated in schillings and the Adviser believes that the value of schillings will decline against the U.S. dollar, the Adviser may enter into a contract to sell D-marks and buy dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Portfolio if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Further, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Portfolio is engaging in proxy hedging. If the Portfolio enters into a currency hedging transaction, the Portfolio will comply with the asset segregation requirements described below.

         Risks of Currency Transactions. Currency transactions are subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to the Portfolio if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid market which may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy.

         Combined Transactions. The Portfolio may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple currency transactions (including forward currency contracts) and multiple interest rate transactions, structured notes and any combination of futures, options, currency and interest rate transactions ("combined transactions"), instead of a single Strategic Transaction, as part of a single or combined strategy when, in the opinion of the Adviser, it is in the best interests of the Portfolio to do so. A combined transaction will usually contain elements of risk that are present in each of its component transactions. Although combined transactions are normally entered into based on the Adviser's judgment that the combined strategies will reduce risk or otherwise more effectively achieve the desired portfolio management goal, it is possible that the combination will instead increase such risks or hinder achievement of the portfolio management objective.

         Swaps, Caps, Floors and Collars. Among the Strategic Transactions into which the Portfolio may enter are interest rate, currency and index swaps and the purchase or sale of related caps, floors and collars. The Portfolio expects to enter into these transactions primarily for hedging purposes, including, but not limited to, preserving a return or spread on a particular investment or portion of its portfolio, protecting against currency fluctuations, or protecting against an increase in the price of securities the Portfolio anticipates purchasing at a later date. Swaps, caps, floors and collars may also be used to enhance potential gain in circumstances where hedging is not involved although, as described above, the Portfolio will attempt to limit its net loss exposure resulting from swaps, caps, floors and collars and other Strategic Transactions entered into for such purposes to not more than 3% of its net assets at any one time. The Portfolio will not sell interest rate caps or floors where it does not own securities or other instruments providing the income stream the Portfolio may be obligated to pay. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. A currency swap is an agreement to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them and an index swap is an agreement to swap cash flows on a notional amount based on changes in the values of the reference indices. The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling such cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of a floor entitles the purchaser to receive payments on a notional principal amount from the party selling such floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain rate of return within a predetermined range of interest rates or values.

         The Portfolio will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. The Portfolio will not enter into any swap, cap, floor or collar transaction unless, at the time of entering into such transaction, the unsecured long-term debt of the Counterparty, combined with any credit enhancements, is rated at least A by S&P or Moody's or has an equivalent rating from an NRSRO or the Counterparty issues debt that is determined to be of equivalent credit quality by the Adviser. If there is a default by the Counterparty, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed. Swaps, caps, floors and collars are considered illiquid for purposes of the Portfolio's policy regarding illiquid securities, unless it is determined, based upon continuing review of the trading markets for the specific security, that such security is liquid. The Board of Trustees of the Portfolio Trust has adopted guidelines and delegated to the Adviser the daily function of determining and monitoring the liquidity of swaps, caps, floors and collars. The Board of Trustees, however, retains oversight focusing on factors such as valuation, liquidity and availability of information and is ultimately responsible for such determinations. The staff of the SEC currently takes the position that swaps, caps, floors and collars are illiquid and are subject to the Portfolio's limitation on investing in illiquid securities.

         Eurodollar Contracts. The Portfolio may make investments in Eurodollar contracts. Eurodollar contracts are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate ("LIBOR"), although foreign currency-denominated instruments are available from time to time. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Portfolio might use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps and fixed income instruments are linked.

         Risks of Strategic Transactions Outside the United States. When conducted outside the United States, Strategic Transactions may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. The value of such positions also could be adversely affected by:
(i) lesser availability than in the United States of data on which to make trading decisions, (ii) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iii) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, (iv) lower trading volume and liquidity, and (v) other complex foreign political, legal and economic factors. At the same time, Strategic Transactions may offer advantages such as trading in instruments that are not currently traded in the United States or arbitrage possibilities not available in the United States.

         Use of Segregated Accounts. The Portfolio will hold securities or other instruments whose values are expected to offset its obligations under the Strategic Transactions. The Portfolio will cover Strategic Transactions as required by interpretive positions of the SEC. The Portfolio will not enter into Strategic Transactions that expose the Portfolio to an obligation to another party unless it owns either (i) an offsetting position in securities or other options, futures contracts or other instruments or (ii) cash, receivables or liquid securities with a value sufficient to cover its potential obligations. The Portfolio may have to comply with any applicable regulatory requirements for Strategic Transactions, and if required, will set aside cash and other assets in a segregated account with its custodian bank in the amount prescribed. In that case, the Portfolio's custodian would maintain the value of such segregated account equal to the prescribed amount by adding or removing additional cash or other assets to account for fluctuations in the value of the account and the Portfolio's obligations on the underlying Strategic Transactions. Assets held in a segregated account would not be sold while the Strategic Transaction is outstanding, unless they are replaced with similar assets. As a result, there is a possibility that segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

         Money Market Instruments and Repurchase Agreements. When the Adviser considers investments in equity securities to present excessive risks and to maintain liquidity for redemptions, the Portfolio may invest all or a portion of its assets in money market instruments or short-term interest-bearing securities. It may also invest uncommitted cash in such instruments and securities.

         Money market instruments include short-term U.S. government securities, U.S. and foreign commercial paper (promissory notes issued by corporations to finance their short term credit needs), negotiable certificates of deposit, nonnegotiable fixed time deposits, bankers' acceptances and repurchase agreements.

         U.S. government securities include securities which are direct obligations of the U.S. government backed by the full faith and credit of the United States, and securities issued by agencies and instrumentalities of the U.S. government, which may be guaranteed by the U.S. Treasury or supported by the issuer's right to borrow from the Treasury or may be backed by the credit of the federal agency or instrumentality itself. Agencies and instrumentalities of the U.S. government include, but are not limited to, Federal Land Banks, the Federal Farm Credit Bank, the Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks and the Federal National Mortgage Association.

         A repurchase agreement is an agreement under which the Portfolio acquires money market instruments (generally U.S. government securities, bankers' acceptances or certificates of deposit) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed-upon price and date (normally the next business day). The resale price reflects an agreed-upon interest rate effective for the period the instruments are held by the Portfolio and is unrelated to the interest rate on the instruments. The instruments acquired by the Portfolio (including accrued interest) must have an aggregate market value in excess of the resale price and will be held by the Portfolio's custodian bank until they are repurchased. The Trustees will monitor the standards which the Adviser will use in reviewing the creditworthiness of any party to a repurchase agreement with the Portfolio.

         The use of repurchase agreements involves certain risks. For example, if the seller defaults on its obligation to repurchase the instruments acquired by the Portfolio at a time when their market value has declined, the Portfolio may incur a loss. If the seller becomes insolvent or subject to liquidation or reorganization under bankruptcy or other laws, a court may determine that the instruments acquired by the Portfolio are collateral for a loan by the Portfolio and therefore are subject to sale by the trustee in bankruptcy. Finally, it is possible that the Portfolio may not be able to substantiate its interest in the instruments it acquires. While the Trustees acknowledge these risks, it is expected that they can be controlled through careful documentation and monitoring.

         Short-term Debt Securities. For defensive or temporary purposes, the Portfolio may invest in investment grade money market instruments and short-term interest-bearing securities. Such securities may be used to invest uncommitted cash balances, to maintain liquidity to meet shareholder redemptions, or to take a defensive position against potential stock market declines. These investments will include U.S. Government obligations and obligations issued or guaranteed by any U.S. Government agencies or instrumentalities, instruments of U.S. and foreign banks (including negotiable certificates of deposit, nonnegotiable fixed time deposits and bankers' acceptances), repurchase agreements, prime commercial paper of U.S. and foreign companies, and debt securities that make periodic interest payments at variable or floating rates.

         Yields on debt securities depend on a variety of factors, such as general conditions in the money and bond markets, and the size, maturity and rating of a particular issue. Debt securities with longer maturities tend to produce higher yields and are generally subject to greater potential capital appreciation and depreciation. The market prices of debt securities usually vary depending upon available yields, rising when interest rates decline and declining when interest rates rise.

         Portfolio Turnover. The Portfolio places no restrictions on portfolio turnover and it may sell any portfolio security without regard to the period of time it has been held, except to the extent sales may be limited in order to enable certain investors in the Portfolio to maintain their status as regulated investment companies under the Internal Revenue Code. The Portfolio may therefore generally change its investments at any time in accordance with the Adviser's appraisal of factors affecting any particular issuer or market, or the economy in general.

         Investment Restrictions. The Portfolio has adopted the following fundamental policies. The Portfolio's fundamental policies cannot be changed unless the change is approved by a "vote of the outstanding voting securities" of the Portfolio, which phrase as used herein means the lesser of (i) 67% or more of the voting securities of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio.

         As a matter of fundamental policy, the Portfolio may not:

1. Invest more than 25% of the current value of its total assets in any single industry, provided that this restriction shall not apply to U.S. Government securities or mortgage-backed securities issued or guaranteed as to principal or interest by the U.S. Government, its agencies or instrumentalities.

2. Issue senior securities. For purposes of this restriction, borrowing money in accordance with paragraph 3 below, making loans in accordance with paragraph 8 below, the issuance of shares of beneficial interest in multiple classes or series, the deferral of trustees' fees, the purchase or sale of options, futures contracts, forward commitments and repurchase agreements entered into in accordance with the Portfolio's investment policies or within the meaning of paragraph 6 below, are not deemed to be senior securities.

3. Borrow money, except in amounts not to exceed 33 1/3% of the value of the Portfolio's total assets (including the amount borrowed) taken at market value (i) from banks for temporary or short-term purposes or for the clearance of transactions, (ii) in connection with the redemption of portfolio shares or to finance failed settlements of portfolio trades without immediately liquidating portfolio securities or other assets, (iii) in order to fulfill commitments or plans to purchase additional securities pending the anticipated sale of other portfolio securities or assets and (iv) the Portfolio may enter into reverse repurchase agreements and forward roll transactions. For purposes of this investment restriction, investments in short sales, futures contracts, options on futures contracts, securities or indices and forward commitments shall not constitute borrowing.

4. Underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed to be an underwriter under the Securities Act of 1933.

5. Purchase or sell real estate except that the Portfolio may (i) acquire or lease office space for its own use, (ii) invest in securities of issuers that invest in real estate or interests therein, (iii) invest in securities that are secured by real estate or interests therein,
         (iv) purchase and sell mortgage-related securities and (v) hold and sell real estate acquired by the Portfolio as a result of the ownership of securities.

6. Purchase securities on margin (except that the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities).

7. Purchase or sell commodities or commodity contracts, except the Portfolio may purchase and sell options on securities, securities indices and currency, futures contracts on securities, securities indices and currency and options on such futures, forward foreign currency exchange contracts, forward commitments, securities index put or call warrants and repurchase agreements entered into in accordance with the Portfolio's investment policies.

8. Make loans, except that the Portfolio (1) may lend portfolio securities in accordance with the Portfolio's investment policies up to 33 1/3% of the Portfolio's total assets taken at market value, (2) enter into repurchase agreements, and (3) purchase all or a portion of an issue of debt securities, bank loan participation interests, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities.

9. With respect to 75% of its total assets, purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements collateralized by U.S. Government securities and other investment companies), if: (a) such purchase would cause more than 5% of the Portfolio's total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would at the time result in more than 10% of the outstanding voting securities of such issuer being held by the Portfolio.

         For purposes of the fundamental investment restriction (1) regarding industry concentration, the adviser generally classifies issuers by industry in accordance with classifications set forth in the Directory of Companies Filing Annual Reports With The Securities and Exchange Commission. In the absence of such classification or if the Adviser determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, the Adviser may classify an issuer according to its own sources. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly-owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

         The following restrictions are not fundamental policies and may be changed by the Trustees of the Portfolio Trust without investor approval in accordance with applicable laws, regulations or regulatory policy. The Portfolio may not:

a. Invest in the securities of an issuer for the purpose of exercising control or management, but it may do so where it is deemed advisable to protect or enhance the value of an existing investment.

b. Purchase the securities of any other investment company except to the extent permitted by the 1940 Act.

c. Invest more than 15% of its net assets in securities which are illiquid.

d. Purchase additional securities if the Portfolio's borrowings exceed 5% of the its net assets.

         If any percentage restriction described above is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the value of the Portfolio's assets will not constitute a violation of the restriction.

ITEM 14.          MANAGEMENT OF THE PORTFOLIO.

Trustees and Officers of the Portfolio Trust

         The Trustees and executive officers of the Portfolio Trust are listed below. All executive officers of the Portfolio Trust are affiliates of Standish, Ayer & Wood, Inc., the Portfolio's investment adviser.


Name, Address and Date of Birth                          Position Held                  Principal Occupation
                                                           With Trust                   During Past 5 Years
*D. Barr Clayson, 7/29/35                                Vice President                  Vice President and
c/o Standish, Ayer & Wood, Inc.                           and Trustee                    Managing Director,
One Financial Center                                                                   Standish, Ayer & Wood,
Boston, MA  02111                                                                        Inc.; Chairman and
                                                                                         Director, Standish
                                                                                      International Management
                                                                                           Company, L.P.
Samuel C. Fleming, 9/30/40                                  Trustee                    Chairman of the Board
c/o Decision Resources, Inc.                                                            and Chief Executive
1100 Winter Street                                                                       Officer, Decision
Waltham, MA  02154                                                                    Resources, Inc.; through
                                                                                         1989, Senior V.P.
                                                                                          Arthur D. Little
Benjamin M. Friedman, 8/5/44                                Trustee                     William Joseph Maier
c/o Harvard University                                                                 Professor of Political
Cambridge, MA  02138                                                                          Economy,
                                                                                         Harvard University
John H. Hewitt, 4/11/35                                     Trustee                     Trustee, The Peabody
P.O. Box 307                                                                            Foundation; Trustee,
So. Woodstock, VT  05071                                                             Visiting Nurse Alliance of
                                                                                            Vermont and
                                                                                           New Hampshire
*Edward H. Ladd, 1/3/38                                 Trustee and Vice               Chairman of the Board
c/o Standish, Ayer & Wood, Inc.                            President                   and Managing Director,
One Financial Center                                                                   Standish, Ayer & Wood,
Boston, MA  02111                                                                    Inc. since 1990; formerly
                                                                                       President of Standish,
                                                                                         Ayer & Wood, Inc.,
                                                                                        Director of Standish
                                                                                      International Management
                                                                                           Company, L.P.
Caleb Loring III, 11/14/43                                  Trustee                    Trustee, Essex Street
c/o Essex Street Associates                                                              Associates (family
P.O. Box 5600                                                                        investment trust officer);
Beverly Farms, MA  01915                                                              Director, Holyoke Mutual
                                                                                         Insurance Company


                                      B-19




Name, Address and Date of Birth                          Position Held                  Principal Occupation
                                                           With Trust                   During Past 5 Years
*Richard S. Wood, 5/21/54                                President and               Vice President, Secretary,
c/o Standish, Ayer & Wood, Inc.                             Trustee                    and Managing Director,
One Financial Center                                                                   Standish, Ayer & Wood,
Boston, MA  02111                                                                       Inc.; Executive Vice
                                                                                      President and Director,
                                                                                       Standish International
                                                                                             Management
                                                                                           Company, L.P.
James E. Hollis III, 11/21/48                            Executive Vice                  Vice President and
c/o Standish, Ayer & Wood, Inc.                            President,                Director, Standish, Ayer &
One Financial Center                                     Secretary and                       Wood, Inc.
Boston, MA  02111                                          Treasurer
Paul G. Martins, 3/10/56                                 Vice President              Vice President, Standish,
c/o Standish, Ayer & Wood, Inc.                                                       Ayer & Wood, Inc. since
One Financial Center                                                                   October 1996; formerly
Boston, MA  02111                                                                      Senior Vice President,
                                                                                        Treasurer and Chief
                                                                                    Financial Officer of Liberty
                                                                                        Financial Bank Group
                                                                                     (1993-95); prior to 1993,
                                                                                     Corporate Controller, The
                                                                                      Berkeley Financial Group
Beverly E. Banfield, 7/6/56                              Vice President                  Vice President and
c/o Standish, Ayer & Wood, Inc.                                                         Compliance Officer,
One Financial Center                                                                   Standish, Ayer & Wood,
Boston, MA  02111                                                                       Inc.; Assistant Vice
                                                                                      President and Compliance
                                                                                      Officer, Freedom Capital
                                                                                          Management Corp.
                                                                                            (1989-1992)
Lavinia B. Chase, 6/4/46                                 Vice President              Vice President, Associate
c/o Standish, Ayer & Wood, Inc.                                                      Director, Standish, Ayer &
One Financial Center                                                                         Wood, Inc.
Boston, MA  02111
Anne P. Herrmann, 1/26/56                                Vice President                     Mutual Fund
c/o Standish, Ayer & Wood, Inc.                                                       Administrator, Standish,
One Financial Center                                                                     Ayer & Wood, Inc.
Boston, MA  02111


                                      B-20




Name, Address and Date of Birth                          Position Held                  Principal Occupation
                                                           With Trust                   During Past 5 Years
Denise B. Kneeland, 8/19/51                              Vice President                  Senior Operations,
c/o Standish, Ayer & Wood, Inc.                                                      Manager, Standish, Ayer &
One Financial Center                                                                 Wood, Inc. since December
Boston, MA  02111                                                                       1995, formerly Vice
                                                                                     President Scudder, Stevens
                                                                                             and Clark

*Indicates that Trustee is an interested person of the Portfolio Trust for purposes of the 1940 Act.

Compensation of Trustees and Officers

         The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the year ended December 31, 1996.

         The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended December 31, 1996:


                                                                         Pension or                  Total
                                                                         Retirement               Compensation
                                                                          Benefits                    from
                                                                         Accrued as              Portfolio and
                                                                          Part of                    Other
                                                     The                Portfolio's                 Funds in
              Name of Trustee                     Portfolio               Expenses                  Complex*
              ---------------                     ---------               --------                  -------
D. Barr Clayson                                       $0                     $0                        $0
Samuel C. Fleming                                     $2                     $0                     $49,250
Benjamin M. Friedman                                  $2                     $0                     $45,500
John H. Hewitt                                        $2                     $0                     $45,500
Edward H. Ladd                                        $0                     $0                        $0
Caleb Loring, III                                     $2                     $0                     $45,500
Richard S. Wood                                       $0                     $0                        $0


                                      B-21

  * As of the date of this Statement of Additional Information there were 20 registered investment companies (or series thereof) in the fund complex, five of which were series of the Portfolio Trust. Total compensation is presented for the calendar year ended December 31, 1996.

ITEM 15.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         As of April 1, 1997, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. At April 1, 1997, the Standish Small Capitalization Equity Fund II beneficially owned approximately 100% of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. The Standish Small Capitalization Equity Fund II is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open end investment company, located at One Financial Center, Boston, MA 02111.

         Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 16.          INVESTMENT ADVISORY AND OTHER SERVICES.

         Investment Adviser of the Portfolio Trust. Standish serves as the adviser to the Portfolio pursuant to a written investment advisory agreement. Standish is a Massachusetts corporation organized in 1933 and is registered under the Investment Advisers Act of 1940.

         The following, constituting all of the Directors and all of the shareholders of Standish, are the Standish controlling persons: Caleb F. Aldrich, Nicholas S. Battelle, Walter M. Cabot, Sr., David H. Cameron, Karen K. Chandor, D. Barr Clayson, Richard C. Doll, Dolores S. Driscoll, Mark A. Flaherty, Maria D. Furman, James E. Hollis III, Raymond J. Kubiak, Edward H.
Ladd, Laurence A. Manchester, George W. Noyes, Arthur H. Parker, Howard B. Rubin, Austin C. Smith, David C. Stuehr, Ralph S. Tate, and Richard S. Wood.

         Certain services provided by the Adviser under the advisory agreement are described in Part A. These services are provided without reimbursement by the Portfolio for any costs incurred. Under the investment advisory agreement, the Adviser is paid a fee of 0.60% of the Portfolio's average daily net asset value. The advisory fees are payable monthly.

         For the period December 23, 1996 (commencement of operations) through December 31, 1996, the Portfolio paid $62 in advisory fees to the Adviser:

         The Portfolio bears expenses of its operations other than those incurred by the Adviser pursuant to the investment advisory agreement. Among other expenses, the Portfolio will pay share pricing and shareholder servicing fees and expenses; custodian fees and expenses; legal and auditing fees and expenses; expenses of prospectuses, statements of additional information and shareholder reports; registration and reporting fees and expenses; and Trustees' fees and expenses.

         Unless terminated as provided below, the investment advisory agreement continues in full force and effect from year to year but only so long as each such continuance is approved annually (i) by either the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio, and, in either event (ii) by vote of a majority of the Trustees of the Portfolio Trust who are not parties to the investment advisory agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The investment advisory agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Portfolio Trust or by the "vote of a majority of the outstanding voting securities" of the Portfolio or by the Adviser, on sixty days' written notice to the other parties. The investment advisory agreement terminates in the event of its assignment as defined in the 1940 Act.

         In an attempt to avoid any potential conflict with portfolio transactions for the Portfolio, the Adviser, the Principal Underwriter, and the Portfolio Trust have each adopted extensive restrictions on personal securities trading by personnel of the Adviser and its affiliates. These restrictions include: pre-clearance of all personal securities transactions and a prohibition of purchasing initial public offerings of securities. These restrictions are a continuation of the basic principle that the interests of the Portfolio and its investors come before those of the Adviser and its employees.

         Administrator of the Portfolio. IBT Trust Company (Cayman) Ltd., P.O. Box 501, Grand Cayman, Cayman Islands, BWI, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. For its services to the Portfolio Trust, the Portfolio Administrator currently receives a fee from the Portfolio in the amount of $7,500 annually. The Portfolio's administration agreement can be terminated by either party on not more than sixty days' written notice.

         Custodian. Investors Bank & Trust Company, 89 South Street, Boston, Massachusetts 02111, serves as custodian of all cash and securities of the Portfolio.

         Independent Accountants. Coopers & Lybrand, P.O. Box 219, Grand Cayman, Cayman Islands, BWI, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 17.          BROKERAGE ALLOCATION AND OTHER PRACTICES

         The Adviser is responsible for placing the Portfolio's portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in all portfolio transactions will be prompt execution of orders in an efficient manner at the most favorable price. In selecting broker-dealers and in negotiating commissions, the Adviser will consider the firm's reliability, the quality of its execution services on a continuing basis and its financial condition. In addition, if the Adviser determines in good faith that the amount of commissions charged by a broker is reasonable in relation to the value of the brokerage and research services provided by such broker, the Portfolio may pay commissions to such broker in an amount greater than the amount another firm may charge. Research services may include (i) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, (ii) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, and (iii) effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Research services furnished by firms through which the Portfolio effects securities transactions may be used by the Adviser in servicing other accounts; not all of these services may be used by the Adviser in connection with the Portfolio generating the soft dollar credits. The investment advisory fee paid by the Portfolio under the investment advisory agreements will not be reduced as a result of the Adviser's receipt of research services.

         The Adviser also places portfolio transactions for other advisory accounts. The Adviser will seek to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Portfolio and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Portfolio. In making such allocations, the main factors considered by the Adviser will be the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and opinions of the persons responsible for recommending the investment.

                              BROKERAGE COMMISSIONS



                                     Aggregate Brokerage
                                   Commissions Paid by the
                                   Portfolio for portfolio
                                        transactions*
                           ---------------------------------------
                               1994         1995          1996
                               ----         ----          ----
The Portfolio                  N/A           N/A            $3,480



*        The Portfolio commenced operations on December 23, 1996.

ITEM 18.          CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is a series of Standish, Ayer & Wood Master Portfolio, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Portfolio Trust was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Interests in the Portfolio have no preemptive or conversion rights, and are fully paid and non-assessable, except as set forth in the Prospectus. The Portfolio normally will not hold meetings of holders of such interests except as required under the 1940 Act. The Portfolio would be required to hold a meeting of holders in the event that at any time less than a majority of its Trustees holding office had been elected by holders. The Trustees of the Portfolio continue to hold office until their successors are elected and have qualified. Holders holding a specified percentage of interests in the Portfolio may call a meeting of holders in the Portfolio for the purpose of removing any Trustee. A Trustee of the Portfolio may be removed upon a majority vote of the interests held by holders in the Portfolio qualified to vote in the election. The 1940 Act requires the Portfolio to assist its holders in calling such a meeting. Upon liquidation of the Portfolio, holders in the Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to holders. Each holder in the Portfolio is entitled to a vote in proportion to its percentage interest in the Portfolio.

ITEM 19.          PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING
                  OFFERED.

         Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption or Repurchase" in Part A.

         The value of the Portfolio's net assets (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day on which the New York Stock Exchange is open (a "Business Day"). Currently, the New York Stock Exchange is not open on weekends, New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. As of 4:00 p.m. (Eastern time) on each Business Day, the value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m. on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m. on the following Business Day.

         Portfolio securities are valued at the last sale prices on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid price. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith at the direction of the Trustees.

         Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees of the Portfolio Trust determine during such sixty-day period that amortized cost does not represent fair value.

         Generally, trading in securities on foreign exchanges is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange. If a security's primary exchange is outside the U.S., the value of such security used in computing the net asset value of the Portfolio's shares is determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of regular trading on the New York Stock Exchange. Occasionally, events which affect the values of such securities and such exchange rates may occur between the times at which they are determined and the close of regular trading on the New York Stock Exchange and will therefore not be reflected in the computation of the Portfolio's net asset value. If events materially affecting the value of such securities occur during such period, then these securities are valued at their fair value as determined in good faith by the Trustees of the Portfolio Trust.

         The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of which securities were deposited by the investor or the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 20.          TAX STATUS.

         The Portfolio is treated as a partnership for federal income tax purposes. As such, the Portfolio is not subject to federal income taxation. Instead, each investor in the Portfolio that is subject to U.S. federal income taxation must take into account, in computing its federal income tax liability (if any), its share of the Portfolio's income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Because at least one investor in the Portfolio has qualified and elected to be treated as a "regulated investment company" ("RIC") under Subchapter M of the Code, the Portfolio normally must satisfy the applicable source of income and diversification requirements in order for this investor and any other investor that is a RIC to satisfy them. The Portfolio will allocate at least annually among its investors the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio will make allocations to its investors in a manner intended to comply with the Code and applicable regulations and will make moneys available for withdrawal at appropriate times and in sufficient amounts to enable an investor that seeks to qualify as a RIC to satisfy the tax distribution requirements that apply to the investor and that must be satisfied in order to avoid Federal income and/or excise tax on the investor. For purposes of applying the requirements of the Code regarding qualification as a RIC, the investor will be deemed (i) to own its proportionate share of each of the assets of the Portfolio and (ii) to be entitled to the gross income of the Portfolio attributable to such share.

         Limitations imposed by the Code on regulated investment companies may, due to the fact that one or more of such companies invest in the Portfolio, restrict the Portfolio's ability to enter into futures, options or currency forward transactions.

         Certain options, futures or currency forward transactions undertaken by the Portfolio may cause the Portfolio to recognize gains or losses from marking to market even though the Portfolio's positions have not been sold or terminated and affect the character as long-term or short-term (or, in the case of certain options, futures or forward contracts relating to foreign currency, as ordinary income or loss) and timing of some capital gains and losses realized by the Portfolio and allocable to its investors. Any net mark to market gains may also have to be distributed by an investor that is a RIC to satisfy the distribution requirements referred to above even though no corresponding cash amounts may concurrently be received, possibly requiring the disposition by the Portfolio of portfolio securities or borrowing to obtain the necessary cash. Also, certain losses on transactions involving options, futures or forward contracts and/or offsetting or successor positions may be deferred rather than being taken into account currently in calculating the Portfolio's taxable income or gain. Certain of the applicable tax rules may be modified if one or more of certain tax elections are available and are made. Because the income, gains and losses of an investor that is a RIC consist primarily of its share of the income, gains and losses of the Portfolio, which are directly affected by the provisions described in this paragraph, these transactions may affect the amount, timing and character of the distributions to shareholders by such an investor. The Portfolio will take into account the special tax rules applicable to options, futures or forward contracts in order to seek to minimize any potential adverse tax consequences.

         The Federal income tax rules applicable to currency swaps or interest rate swaps, caps, floors and collars are unclear in certain respects, and the Portfolio may be required to account for these instruments under tax rules in a manner that, under certain circumstances, may limit its transactions in these instruments.

         Foreign exchange gains and losses realized by the Portfolio in connection with certain transactions, if any, involving foreign currency-denominated debt securities, certain foreign currency futures and options, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income and losses and may affect the amount, timing and character of distributions to shareholders of an investor that is a RIC. In some cases, elections may be available that would alter this treatment. Any such transactions that are not directly related to the Portfolio's investment in stock or securities, possibly including speculative currency positions or currency derivatives not used for hedging purposes, may increase the amount of gain it is deemed to recognize from the sale of certain investments held for less than three months. The share of such gain of an investor qualifying as a RIC (plus any such gain the investor may realize from other sources) is limited under the Code to less than 30% of such investor's gross income for its taxable year, and such transactions could under future Treasury regulations produce income not among the types of "qualifying income" from which the investor must derive at least 90% of its gross income for its taxable year.

         The Portfolio may be subject to withholding and other taxes imposed by foreign countries with respect to investments in foreign securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes in some cases. Shareholders of an investor that qualifies as a RIC would be entitled to claim U.S. foreign tax credits or deductions with respect to such taxes, subject to certain provisions and limitations contained in the Code, only if more than 50% of the value of the investor's total assets at the close of any taxable year were to consist of stock or securities of foreign corporations and the investor were to file an election with the Internal Revenue Service. The investments of the Portfolio are such that an investor that invests substantially all of its assets in the Portfolio will not meet this 50% requirement.

         If the Portfolio acquires stock in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their assets in investments producing such passive income ("passive foreign investment companies"), an investor could be subject to Federal income tax and additional interest charges on its allocable portion of "excess distributions" actually or constructively received from such companies or gain from the actual or deemed sale or other disposition (possibly including dispositions deemed to occur when an investor's interest in the Portfolio is reduced by a withdrawal or otherwise) of stock in such companies, even if all income or gain actually realized and allocated to the investor is timely distributed to its shareholders. An investor that is a RIC would not be able to pass through to its shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election could require the investor to recognize taxable income or gain without the concurrent receipt of cash. The Portfolio may limit and/or manage stock holdings, if any, in passive foreign investment companies to minimize each investor's tax liability or maximize its return from these investments.

         For purposes of the dividends received reduction available to corporations, dividends, if any, received by the Portfolio from U.S. domestic corporations in respect of the stock of such corporations held by the Portfolio, for U.S. Federal income tax purposes, for at least a minimum holding period, generally 46 days, and allocated to an investor that is a RIC, should be eligible to be distributed and designated by such an investor treated by its corporate shareholders as qualifying dividends, subject to the limitations and requirements applicable to such shareholders under the Code. The Portfolio's dividend income, if any, probably will generally qualify for this deduction.

         There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

         The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

         The Portfolio intends to operate so as not to be considered to be engaged in a trade or business in the U.S. under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. In accordance with such provisions, the Portfolio intends to maintain its principal office outside the U.S. and to conduct at least a substantial portion of certain of its activities outside the U.S. If the Portfolio is not engaged in a trade or business in the U.S., then a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Code (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as portfolio interest, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

         If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. As stated above, the Portfolio intends to operate in a manner that will not result in the Portfolio's income being treated as Effectively Connected Income.

         The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

         A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and has obtained an opinion of Price Waterhouse LLC generally to the effect that, based on and subject to certain assumptions and representations, an Investor that is not otherwise subject to Massachusetts taxation will not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. The Portfolio has also applied for a letter ruling from the Massachusetts Department of Revenue (the "Department") to confirm this conclusion. If the Department takes a contrary position, the Portfolio may consider possible alternative approaches for avoiding Massachusetts corporate tax liability for Investors. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the Code will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 21.          UNDERWRITERS.

         Not applicable.

ITEM 22.          CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.          FINANCIAL STATEMENTS.

         Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by the Portfolio's independent accountants. The Portfolio's annual report to interest holders for the fiscal year ended December 31, 1996, which contains financial statements audited by Coopers & Lybrand, is attached to and incorporated into this Part B.

                     STANDISH, AYER & WOOD MASTER PORTFOLIO



                                     PART C

ITEM 24.          FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS

         The financial statements of Standish Equity Portfolio, Standish Small Capitalization Equity Portfolio, Standish Small Capitalization Equity Portfolio II, Standish Fixed Income Portfolio and Standish Global Fixed Income Portfolio, each a series of Standish, Ayer & Wood Master Portfolio (the "Registrant"), are incorporated by reference from the Annual Reports to Shareholders for the years ended December 31, 1996 which are attached to and incorporated by reference into Parts B included herewith. (The Annual Reports to Shareholders were filed electronically on February 28, 1997; file nos. 33-8214 and 811-4813; accession number 0000799295-97- 000012).

(b)      EXHIBITS

1(a).    Declaration of Trust of the Registrant.*

1(b). Establishment and Designation of Series for Standish Small Capitalization Equity Portfolio II.**

2.       By-Laws of the Registrant.*

5(a). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Fixed Income Portfolio, and Standish, Ayer & Wood, Inc. ("Standish").*

5(b). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Equity Portfolio, and Standish.*

5(c).    Form of Investment  Advisory  Agreement  between the  Registrant,  with
         respect  to  Standish  Small  Capitalization   Equity  Portfolio,   and
         Standish.*

5(d). Form of Investment Advisory Agreement between the Registrant, with respect to Global Fixed Income Portfolio, and Standish International Management Company, L.P. ("SIMCO").*

5(e). Investment Advisory Agreement between the Registrant with respect to Standish Small Capitalization Equity Portfolio II and Standish.**

8(a). Master Custody Agreement between the Registrant and Investors Bank & Trust Company.*

8(b). Amendment dated October 5, 1996 to Master Custody Agreement with respect to Standish Small Capitalization Equity Portfolio II.**

9(a). Administration Agreement between the Registrant and IBT Trust Company (Cayman) Ltd.*

9(b). Amendment dated October 5, 1996 to the Administration Agreement with respect to Standish Small Capitalization Equity Portfolio II.**

17(a)    Financial Data Schedule of Standish Fixed Income Portfolio.+

17(b)    Financial Data Schedule of Standish Equity Portfolio.+

17(c)    Financial Data Schedule of Standish Global Fixed Income Portfolio.+

17(d)    Financial Data Schedule of Standish Small Capitalization Equity
         Portfolio.+

17(e) Financial Data Schedule of Standish Small Capitalization Equity Portfolio II.+

19(a).   Power of Attorney (Richard S. Wood).+

19(b). Power of Attorney (Samuel C. Fleming, Benjamin M. Friedman, John H. Hewitt, Edward H. Ladd, Caleb Loring III, Richard S. Wood and D. Barr Clayson).+

19(c).   Power of Attorney (Anne P. Herrmann).+

19(d).   Power of Attorney (James E. Hollis III).+

------------------------
+  Filed herewith
* Filed as an exhibit to Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 25, 1996 and incorporated by reference herein.
** Filed as an exhibit to Amendment No. 1 to the Registrant's Registration
   Statement on Form N-1A (File No. 811-07603) on October 10, 1996 and incorporated by reference herein.

ITEM 25.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL
                  WITH REGISTRANT.

         Not applicable.

ITEM 26.          NUMBER OF HOLDERS OF SECURITIES.


                      TITLE OF CLASS                   NUMBER OF RECORD HOLDERS
              Series of Beneficial Interests             (as of April 1, 1997)
Standish Fixed Income Portfolio                                    2
Standish Equity Portfolio                                          2
Standish Small Capitalization Equity Portfolio                     2
Standish Small Capitalization Equity Portfolio II                  2
Standish Global Fixed Income Portfolio                             2

ITEM 27.          INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

         Under the Registrant's Declaration of Trust, any past or present Trustee or officer of the Registrant is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or is otherwise involved by reason of his being or having been a Trustee or officer of the Registrant. The Declaration of Trust of the Registrant does not authorize indemnification where it is determined, in the manner specified in the Declaration, that such Trustee or officer has not acted in good faith in the reasonable belief that his actions were in the best interest of the Registrant. Moreover, the Declaration does not authorize indemnification where such Trustee or officer is liable to the Registrant or its investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such Trustee, officer or controlling person against the Registrant in connection with the securities being registered, and the Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28.          BUSINESS AND OTHER CONNECTIONS OF INVESTMENT
                  ADVISER.

Standish, Ayer & Wood, Inc. and Standish International Management Company, L.P.:

         The business and other connections of the officers and Directors of Standish, the investment adviser to all series of the Registrant, other than Standish Global Fixed Income Portfolio are listed on the Form ADV of Standish as currently on file with the Commission (File No. 801-584). The business and other connections of the officers and partners of SIMCO, the investment adviser to Standish Global Fixed Income Portfolio are listed on the Form ADV of SIMCO as currently on file with the Commission (File No. 801-639338). The following sections of each such Form ADV are incorporated herein by reference:

                  (a)      Items 1 and 2 of Part 2;

                  (b)      Section IV, Business Background, of each Schedule D.

ITEM 29.          PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 30.          LOCATION OF ACCOUNTS AND RECORDS.

         The Registrant maintains the records required by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 to 31a-3 inclusive thereunder at its registered office, located in care of IBT Trust Company (Cayman) Ltd., The Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands, British West Indies. Certain records, including records relating to the Registrant's shareholders and the physical possession of its securities, may be maintained pursuant to Rule 31a-3 at the main offices of the Registrant's custodian.

ITEM 31.          MANAGEMENT SERVICES.

         Not applicable.

ITEM 32.          UNDERTAKINGS.

         Not applicable.

                                                    SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in Tucker's Town, Bermuda on the 1st day of March, 1997.

                                                    STANDISH, AYER & WOOD MASTER
                                                    PORTFOLIO



                                        By:  /s/ Richard S. Wood______________
                                                 Name:  Richard S. Wood
                                                 Title:   President

                                  EXHIBIT INDEX



EXHIBIT NO.                                 DESCRIPTION

17(a)  Financial Data Schedule of Standish Fixed Income Portfolio.

17(b)  Financial Data Schedule of Standish Equity Portfolio.

17(c)  Financial Data Schedule of Standish Global Fixed Income Portfolio.

17(d)  Financial Data Schedule of Standish Small Capitalization Equity
       Portfolio.

17(e) Financial Data Schedule of Standish Small Capitalization Equity Portfolio II.

19(a). Power of Attorney (Richard S. Wood).

19(b). Power of Attorney (Samuel C. Fleming, Benjamin M. Friedman, John H.
       Hewitt, Edward H. Ladd, Caleb Loring III, Richard S. Wood and D. Barr Clayson).

19(c). Power of Attorney (Anne P. Herrmann).

19(d). Power of Attorney (James E. Hollis III).